================================================================================
                                                                  EXHIBIT 10.63



                               PURCHASE AGREEMENT

                                      among

                              ACMI Holdings, Inc.,

                  American Coin Merchandising, Inc., as Issuer

                                       and

                           The Purchasers named herein


                          Dated as of February 11, 2002



                                  Relating to:



                   $25.0 million Aggregate Principal Amount of
                     17% Senior Subordinated Notes due 2009

                                       and

       Warrants for 119,064 Shares of Common Stock of ACMI Holdings, Inc.



================================================================================

                        TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
RECITALS....................................................................................1

                                          SECTION 1

                               DEFINITIONS AND ACCOUNTING TERMS

1.01.      Definitions......................................................................2
1.02.      Computation of Time Periods.....................................................19
1.03.      Accounting Terms................................................................19

                                          SECTION 2

                       AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

2.01.      Authorization of Issue..........................................................20
2.02.      Sale; Purchaser Fee; Warrants...................................................20
2.03.      Closing.........................................................................20

                                          SECTION 3

                                    CONDITIONS TO CLOSING

3.01.      Representations and Warranties..................................................21
3.02.      Performance; No Default Under Other Agreements..................................21
3.03.      Compliance Certificates.........................................................21
           (a)    Officers' Certificate....................................................21
           (b)    Secretary's Certificate..................................................21
3.04.      Opinions of Counsel.............................................................21
3.05.      Changes in Corporate Structure..................................................22
3.06.      Financial Information; Capital Structure........................................22
3.07.      Proceedings and Documents.......................................................22
3.08.      Purchase Permitted by Applicable Law, etc. .....................................22
3.09.      Transaction Documents in Force and Effect; Information..........................22
           (a)    Transaction Documents....................................................22
           (b)    Accuracy of Information..................................................22
3.10.      No Violation; No Legal Constraints; Consents, Authorizations and Filings,
              etc. ........................................................................23
3.11.      Consummation of the Transactions................................................23
3.12.      Minimum EBITDA..................................................................24
3.13.      Warrants........................................................................24
3.14.      Fees............................................................................24
3.15.      Commitment Letter Covenants.....................................................24
3.16.      Due Diligence...................................................................24
3.17.      Private Placement Numbers.......................................................24

                                                                                           Page
                                                                                           ----
3.18.      Simultaneous Purchase...........................................................24
3.19.      Representations and Warranties..................................................24
3.20.      Performance.....................................................................25

                                           SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE CLOSING TIME ISSUERS

4.01.      Due Incorporation; Power and Authority..........................................25
4.02.      Capitalization..................................................................25
4.03.      Subsidiaries....................................................................26
4.04.      Due Authorization, Execution and Delivery.......................................26
           (a)    Agreement................................................................26
           (b)    Notes and Guarantees.....................................................26
           (c)    Warrants.................................................................27
           (d)    Stockholders Agreement...................................................27
           (e)    Other Transaction Documents..............................................27
4.05.      Non-Contravention; Authorizations and Approvals.................................27
4.06.      Company Financial Statements; Company Reports...................................28
           (a)    Company Financial Statements.............................................28
           (b)    Company Reports..........................................................28
4.07.      Absence of Undisclosed Liabilities or Events....................................29
4.08.      No Actions or Proceedings.......................................................29
4.09.      Title to Properties.............................................................30
4.10.      Intellectual Property Rights....................................................30
4.11.      Taxes...........................................................................30
4.12.      Employee Benefit Plans..........................................................31
4.13.      Private Offering; No Integration or General Solicitation........................32
4.14.      Status Under Certain Statutes...................................................32
4.15.      Insurance.......................................................................33
4.16.      Use of Proceeds; Margin Regulations.............................................33
4.17.      Existing Indebtedness; Future Liens.............................................33
4.18.      Compliance with Laws; Permits; Environmental Matters............................33
4.19.      Solvency........................................................................34
4.20.      Affiliate Transactions..........................................................34
4.21.      Material Contracts..............................................................34
4.22.      Brokerage Fees..................................................................34
4.23.      Absence of Labor Dispute........................................................34
4.24.      Additional Representations......................................................34

                                           SECTION 5

                               REPRESENTATIONS OF THE PURCHASERS

5.01.      Authorization; No Contravention.................................................35
5.02.      Binding Effect..................................................................35

                                                                                         Page
                                                                                         ----
5.03.      No Legal Bar....................................................................35
5.04.      Governmental Authorization; Third Party Consent.................................35
5.05.      Purchase for Investment.........................................................35
5.06       ERISA Matters...................................................................36

                                          SECTION 6

                              COVENANTS TO PROVIDE INFORMATION

6.01.      Future Reports to Purchaser.....................................................37
           (a)    Monthly Statements.......................................................37
           (b)    Quarterly Statements.....................................................38
           (c)    Annual Statements........................................................38
           (d)    Forecasts................................................................40
           (e)    Telephonic Conference....................................................40
           (f)    Chief Financial Officer Certificates.....................................40
           (g)    Auditors' Reports........................................................40
           (h)    Other Information........................................................40
           (i)    Notice of Default or Event of Default....................................40
           (j)    Additional Information to Holders of Other Indebtedness..................41
           (k)    Original Issue Discount Information......................................41
           (l)    Management Report........................................................41
           (m)    Litigation and Other Material Events.....................................41
           (n)    Additional Matters.......................................................41

                                          SECTION 7

                                 OTHER AFFIRMATIVE COVENANTS

7.01.      Payment of Principal, Premium and Interest......................................42
7.02.      Preservation of Corporate Existence and Franchises..............................42
7.03.      Maintenance of Properties.......................................................42
7.04.      Taxes...........................................................................42
           (a)    Payment of Taxes.........................................................42
           (b)    Tax Returns..............................................................43
           (c)    Contest Provisions.......................................................43
7.05.      Books, Records and Access.......................................................43
7.06.      Compliance with Law.............................................................44
7.07.      Insurance.......................................................................44
7.08.      Offer to Repurchase upon Change of Control......................................44
7.09.      Offer to Purchase by Application of Excess Proceeds.............................46
7.10.      Board Observer Rights and Frequency of Board Meetings...........................47
7.11.      Further Assurances..............................................................48
7.12.      Trust Subordinated Debt Documents...............................................48
7.13.      ERISA Covenant..................................................................48

                                                                                           Page
                                                                                           ----
                                           SECTION 8

                                      NEGATIVE COVENANTS

8.01.      Usury Laws......................................................................50
8.02.      Restricted Payments.............................................................50
8.03.      Dividend and Other Payment Restrictions Affecting Subsidiaries..................51
8.04.      Incurrence of Indebtedness......................................................52
8.05.      Asset Sales.....................................................................53
8.06.      Transactions with Affiliates....................................................55
8.07.      Limitation on Incurrence of Senior Subordinated Indebtedness....................55
8.08.      Limitation on Liens.............................................................56
8.09.      Payments for Consents...........................................................57
8.10.      Merger, Consolidation or Sale of Assets.........................................57
8.11.      Successor Company Substituted...................................................58
8.12.      Additional Guarantees...........................................................58
8.13.      Conduct of Business.............................................................58
8.14.      Public Disclosures..............................................................58
8.15.      Investments.....................................................................59
8.16.      Amendments or Waivers of Certain Documents......................................60
8.17.      Amendments to Charter Documents.................................................61
8.18.      Operating Leases................................................................61
8.19.      Fiscal Year.....................................................................61
8.20.      Financial Covenants.............................................................61
           8.20.1.   Fixed Charge Coverage Ratio...........................................61
           8.20.2.   Interest Coverage Ratio...............................................61
           8.20.3    Total Debt to EBITDA Ratio............................................62
           8.20.4.   Capital Expenditures..................................................63

                                           SECTION 9

                                          INTEGRATION

9.01.      No Integration..................................................................63

                                          SECTION 10

                                           THE NOTES

10.01.     Form and Execution..............................................................63
10.02.     Terms of the Notes..............................................................64
           (a)    Stated Maturity..........................................................64
           (b)    Interest.................................................................64
10.03.     Denominations...................................................................64
10.04.     Form of Legend for the Notes....................................................64
10.05.     Payments and Computations.......................................................65

                                                                                           Page
                                                                                           ----
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10.06.     Registration; Registration of Transfer and Exchange.............................65
           (a)    Security Register........................................................65
           (b)    Registration of Transfer.................................................65
           (c)    Exchange.................................................................65
           (d)    Effect of Registration of Transfer or Exchange...........................65
           (e)    Requirements; Charges....................................................65
           (f)    Certain Limitations......................................................66
10.07.     Transfer Restrictions...........................................................66
10.08.     Mutilated, Destroyed, Lost and Stolen Notes.....................................66
10.09.     Persons Deemed Owners...........................................................67
10.10.     Cancellation....................................................................67

                                          SECTION 11

                                      EVENTS OF DEFAULT

11.01.     Events of Default...............................................................67
11.02.     Remedies........................................................................69
11.03.     Waiver of Past Defaults.........................................................70

                                          SECTION 12

                                          REDEMPTION

12.01.     Right of Redemption.............................................................71
12.02.     Partial Redemptions.............................................................71
12.03.     Notice of Redemption............................................................71
12.04.     Notes Payable on Redemption Date................................................72
12.05.     Notes Redeemed in Part..........................................................72

                                          SECTION 13

                                          GUARANTEES

13.01.     Guarantees......................................................................72
13.02.     Execution and Delivery of Guarantees............................................73
13.03.     Guarantors May Consolidate, Etc. on Certain Terms...............................73
13.04.     Releases of Guarantees..........................................................74
13.05.     Limitation on Guarantor Liability...............................................74

                                          SECTION 14

                                EXPENSES, INDEMNIFICATION AND
                                CONTRIBUTION, AND TERMINATION

14.01.     Expenses........................................................................75

                                                                                           Page
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
14.02.     Indemnification.................................................................75
           (a)    Indemnification by the Issuers...........................................75
           (b)    Indemnification by the Purchasers........................................76
           (c)    Notifications and Other Indemnification Procedures.......................76
14.03.     Contribution....................................................................77
14.04.     Survival........................................................................78

                                          SECTION 15

                                        MISCELLANEOUS

15.01.     Notices.........................................................................78
15.02.     Benefit of Agreement; Assignments and Participations............................78
15.03.     No Waiver; Remedies Cumulative..................................................79
15.04.     Amendments, Waivers and Consents................................................79
15.05.     Counterparts....................................................................79
15.06.     Reproduction....................................................................79
15.07.     Headings........................................................................80
15.08.     Governing Law; Submission to Jurisdiction; Venue................................80
15.09.     Severability....................................................................80
15.10.     Entirety........................................................................81
15.11.     Survival of Representations and Warranties......................................81
15.12.     Calculation of Outstanding Notes................................................81
15.13.     Incorporation...................................................................81
15.14.     Confidentiality.................................................................81

EXHIBITS

Exhibit A         -  Form of Note
Exhibit B         -  Form of Guarantee
Exhibit C         -  Form of Warrant
Exhibit D         -  Form of Subordination Agreement
Exhibit E         -  Form of Stockholders Agreement
Exhibit 3.03(a)   -  Officers' Certificate
Exhibit 3.03(b)   -  Secretary's Certificate
Exhibit 3.04(i)   -  Form of Opinion of Morrison Cohen Singer & Weinstein, LLP
Exhibit 3.04(ii)  -  Form of Opinion of Cahill Gordon & Reindel

SCHEDULES

Schedule 4.02(a)    -  Holdings Common Stock
Schedule 4.02(b)    -  Company Common Stock
Schedule 4.03       -  Subsidiaries
Schedule 4.06(a)-1  -  Company Financial Statements
Schedule 4.06(a)-2  -  Projections
Schedule 4.06(a)-3  -  Pro Forma Balance Sheet
Schedule 4.07(a)    -  Absence of Undisclosed Liabilities
Schedule 4.07(b)    -  Change in Business
Schedule 4.08       -  No Actions or Proceedings
Schedule 4.09       -  Title to Properties
Schedule 4.10       -  Intellectual Property Rights
Schedule 4.11       -  Taxes
Schedule 4.17       -  Existing Indebtedness
Schedule 4.18       -  Compliance with Laws; Permits; Environmental Matters
Schedule 4.21       -  Material Contracts
Schedule 4.22       -  Brokerage Fees
Schedule 4.23       -  Absence of Labor Dispute
Schedule 5.06       -  Purchaser ERISA Matters
Schedule 8.04       -  Existing Indebtedness
Schedule 8.06       -  Existing Affiliate Transactions
Schedule 8.08       -  Existing Liens
Schedule 8.15       -  Existing Investments
Schedule A          -  Information Relating to Purchasers

                               PURCHASE AGREEMENT


                  PURCHASE AGREEMENT, dated as of February 11, 2002, by and among ACMI Holdings, Inc., a Delaware corporation ("Holdings"), American Coin Merchandising, Inc., a Delaware corporation (the "Company") and each of the Purchasers named in Schedule A hereto (each, a "Purchaser" and, collectively, the "Purchasers").

                                    RECITALS

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company has agreed to sell to the Purchasers and each Purchaser severally has agreed to purchase from the Company, in the aggregate, $25.0 million principal amount of the Company's Senior Subordinated Notes due 2009 in the form of Exhibit A hereto (the "Notes").

                  WHEREAS, the obligations of the Company under this Agreement and the Notes will be guaranteed by the Guarantors, such guarantees to be in the form of Exhibit B hereto (the "Guarantees").

                  WHEREAS, upon the terms and subject to the conditions set forth in this Agreement Holdings has agreed to issue to the Purchasers warrants (the "Warrants") initially exercisable for an aggregate of up to 119,064 shares of common stock, par value $.01 per share, of Holdings (the "Holdings Common Stock"), which Warrants will be in the form of Exhibit C hereto.

                  WHEREAS, the holders of Warrants from time to time will be entitled to the benefits of the Stockholders Agreement, dated the date hereof (the "Stockholders Agreement"), by and among Holdings, the Purchasers and the other stockholders of Holdings party thereto in the form of Exhibit E hereto.

                  WHEREAS, holders of the Notes from time to time will be subject to the provisions of the Subordination Agreement in the form of Exhibit D hereto to the extent and in the manner provided for therein.

                  WHEREAS, the Sponsors through Holdings intend to acquire all of the Capital Stock of the Company by way of a merger (the "Merger") of the Acquisition Sub, a wholly owned subsidiary of Holdings, with and into the Company, with the Company as the surviving corporation, in accordance with the Agreement and Plan of Merger dated as of September 9, 2001 by and among the Company, Holdings and the Acquisition Sub (the "Agreement and Plan of Merger") and, in furtherance of the Merger, the Company has filed a proxy statement with the Commission pursuant to the Exchange Act requesting that shareholders of the Company vote on the Merger.

                  WHEREAS, in connection with the Merger, (i) the Company will at the Closing Time (as defined below) enter into a $65.0 million senior secured credit facility (the "Credit Facility"), (ii) Wellspring Capital Management L.L.C., Antares Capital Corporation, and the Audax Investor Group will make, pursuant to subscription agreements, dated as of the date hereof (the "Subscription Agreements"), equity investments in Holdings of $27,000,003.50, $499,995.50, and $499,995.50, respectively (the "Equity Financing"), (iii) the Company and Holdings will at the Closing Time issue the Notes and the Warrants, respectively, as contemplated by this Agreement, and (iv) the Company will repay (the "Refinancing") $43,470,261.88 (including accrued interest and prepayment penalties) of its net indebtedness.

                  WHEREAS, each of the Company and Holdings has duly authorized the creation and issuance of the Notes, the Guarantees and the Warrants, as applicable, and the execution and delivery of this Agreement and the other Transaction Documents to which it is a party.

                  WHEREAS, all things necessary to make this Agreement, the Notes, the Holdings Guarantee, the Warrants and the Stockholders Agreement (each when executed and delivered) valid and binding obligations of each applicable Issuer in accordance with their respective terms have been done.

                  NOW, THEREFORE, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS


                  1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

                  "Accredited Investor" means any Person that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

                  "Accrual Period" is defined in Section 7.14(a).

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

                  "Acquisition Sub" means Crane Mergerco Inc., a Delaware corporation.

                  "Affiliate" of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no Purchaser or Noteholder shall be deemed an Affiliate of Holdings, the Company or of any Subsidiary.

                  "Agreement" is defined in Section 15.04.

                  "Agreement and Plan of Merger" is defined in the sixth recital to this Agreement.

                  "AHYDO Amount" is defined in Section 7.14(a).

                  "AHYDO Warrants" means warrants in substantially the same form as that of the Warrants provided that the AHYDO Warrants shall not be entitled to the benefit of the anti-dilution provisions set forth in Sections 4(b) and 4(c) of the Warrants.

                  "Annual Repurchase Amount" is defined in Section 8.02(b).

                  "Applicable Law" means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to Holdings, the Company, any of its Subsidiaries or any of their property or operations.

                  "Applicable Premium" means as of any date indicated below, a premium to principal amount based on the percentage of the principal amount of Notes to be redeemed as follows:

                           Period:                          Applicable Premium:
                  Issue Date - February 22, 2003                    9%
                  February 23, 2003 - February 22, 2004             7%
                  February 23, 2004 - February 22, 2005             5%
                  February 23, 2005 - February 22, 2006             3%
                  February 23, 2006 - February 22, 2007             1%
                  February 23, 2007 and thereafter                  0%

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including (i) any sale and lease-back transaction and (ii) as the result of any loss, destruction or damage thereof or any actual or threatened condemnation, confiscation, requisition, seizure or taking thereof), other than to the Company or any of its Wholly-Owned Restricted Subsidiaries that is a Guarantor, whether in a single transaction or series of related transactions, of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary; or (b) any other property or assets of the Company or of any Restricted Subsidiary; provided that Asset Sales do not include (i) Asset Sales in any Fiscal Year, the Net Cash Proceeds of which do not in the aggregate exceed $500,000; (ii) the sale or other transfer of inventory in the ordinary course of business; (iii) so long as no Event of Default has occurred and is continuing, sales of obsolete or worn out property in the ordinary course of business; (iv) dispositions of Cash Equivalent Investments in the ordinary course of business; (v) the settlement of property, casualty and condemnation claims relating to assets of the Company or a Restricted Subsidiary; (vi) licenses and sublicenses of Intellectual Property granted in the ordinary course of business; (vii) sales and leasebacks covering property with an aggregate Fair Market Value during the term of this Agreement not exceeding $500,000; (viii) subleases of properties which do not, in the aggregate, result in sublease payments in excess of $250,000 per year; (viii) issuances of Capital Stock that do not result in a Change of Control and that are not otherwise prohibited by this Agreement; and (ix) transfers of assets in connection with a transaction undertaken pursuant to and which complies with the provisions of Sections 8.10, 8.15(xvi) or 13.03.

                  "Attributable Percentage" means the percentage of the equity ownership of a Restricted Subsidiary or joint venture Investment that is directly owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company.

                  "Audax" means Audax Mezzanine Fund, L.P.

                  "Audax Investor Group" means each of Audax, Audax Co-Invest, L.P. and Audax Trust Co-Invest, L.P.

                  "Audax Management" means Audax Management Company (NY), LLC, a Delaware limited liability company.

                  "Audax VCOC" means any affiliated entity of Audax that acquires all or any portion of the Securities or Warrant Shares and is intended to qualify as a venture capital operating company under the Plan Asset Regulation.

                  "Audax VCOC Group" means Audax and each Audax VCOC.

                  "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Net Cash Proceeds from such Asset Sale that have not been applied in accordance with clause (a)(iii)(A) or (a)(iii)(B), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause
(a)(iii)(C), of Section 8.05.

                  "Bankruptcy Law" means Title 11 of the United States Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization or other law for the relief of debtors.

                  "Basic Documents" means, collectively, this Agreement, the Notes, the Guarantees, the Warrants, the Subordination Agreement, the Stockholders Agreement and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Business Day" means any day on which commercial banks are open for commercial banking business in Chicago, Illinois and New York, New York.

                  "Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation
arising from the taking by eminent domain or condemnation of the assets being replaced or (b) expenditures made in connection with Acquisitions permitted under Section 8.15(a) (xvi).

                  "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing, in each case, issued by such Person.

                  "Cash Equivalent Investments" means, at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper or corporate demand notes, in each case rated at least A-l by S&P or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker's acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500.0 million (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) above which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder and (e) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (d) of this definition.

                  A "Change of Control" of the Company will be deemed to have occurred at such time as (a) the Sponsors and their Affiliates shall collectively cease to, directly or indirectly, own and control at least (i) 50.1% of the outstanding equity interests of Holdings or (ii) that percentage of the outstanding voting equity interests of Holdings necessary at all times to elect a majority of the Board of Directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect at the Closing Time) other than the Sponsors or any of their Affiliates shall have acquired a greater beneficial ownership in Holdings' voting equity interests than that held collectively by the Sponsors and their Affiliates, (c) a majority of Holdings' Board of Directors (or similar governing body) shall cease to consist of the directors (or similar parties) of Holdings at the Closing Time (after giving effect to the Transactions) and other directors (or similar parties) whose nomination for election to Holdings' Board of Directors (or similar governing bodies) is recommended by at least a majority of the foregoing described directors (or similar parties), (d) Holdings shall cease to directly own and control 100% of each class of the outstanding equity interests of the Company, (e) the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each Restricted Subsidiary, other than directors' qualifying shares or (f) any "Change of Control" shall occur under the Credit Agreement.

                  "Change of Control Offer" is defined in Section 7.08(b).

                  "Change of Control Payment Date" is defined in Section
7.08(c).

                  "Change of Control Purchase Price" is defined in Section 7.08(b).

                  "Chinese Subsidiary" means a Wholly-Owned Restricted Subsidiary of the Company formed after the Closing Time under the laws of the People's Republic of China as a buying office, warehouse and distribution center for skill crane merchandise and directly related businesses.

                  "Closing Time" is defined in Section 2.03.

                  "Closing Time Issuers" means the Company and Holdings.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

                  "Commitment Letter" is defined in Section 3.16.

                  "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person; or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                  "Company" shall have the meaning assigned in the preamble to this Agreement and its successors and permitted assigns.

                  "Company Financial Statements" is defined in Section 4.06(a).

                  "Company Party" is defined in Section 4.04(e).

                  "Company Reports" is defined in Section 4.06(b).

                  "Computation Period" means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter; provided, that with respect to the Fixed Charge Coverage Ratio covenant contained in Section 8.20.1 and the Interest Coverage Ratio covenant contained in Section 8.20.2, the Computation Period ending March 31, 2002 shall consist of the Fiscal Quarter ending on such date, the Computation Period ending June 30, 2002 shall consist of the two Fiscal Quarters ending on such date and the Computation Period ending September 30, 2002 shall consist of the three Fiscal Quarters ending on such date.

                  "Consolidated Net Income" means, with respect to the Company and the Restricted Subsidiaries for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period, excluding any gains from Dispositions, any extraordinary gains (or losses) and any gains (or losses) from discontinued operations.

                  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

                  "Consultant Expenses" means actual out-of-pocket costs and expenses incurred by the Company to its consultant in respect of the formation of a possible Chinese Subsidiary and related issues, up to an aggregate maximum amount of $150,000.

                  "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, monetary obligation or other monetary liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, monetary obligation or other monetary liability supported thereby.

                  "Contract" is defined in Section 4.05.

                  "Controlling Person" is defined in Section 14.02(a).

                  "Covered Plan" is defined in Section 5.06.

                  "Credit Agreement" means the Credit Agreement dated as of the date hereof relating to the Credit Facility as in effect at the Closing Time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under Section 8.04) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Credit Facility" is defined in the seventh recital to this Agreement.

                  "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

                  "default interest" is defined in Exhibit A.

                  "Disclosure Schedule" means all numbered Schedules to this Agreement.

                  "Disqualified Capital Stock" means any Capital Stock of a Person or a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Subsidiary, which provisions have substantially the same effect as the provisions described under
Section 7.08, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                  "Disposition" means, as to any asset or right of the Company or any Restricted Subsidiary, (a) any sale, lease, assignment or other transfer for value thereof (other than to the Company or any Restricted Subsidiary), (b) any loss, destruction or damage thereof or (c) any actual or threatened condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding (i) assets subject to a Disposition which are replaced within 180 days with assets performing the same or a similar function, (ii) Dispositions in any Fiscal Year, the Net Cash Proceeds of which do not in the aggregate exceed $500,000, (iii) sales and leasebacks permitted pursuant to clause (vii) of the definition of Asset Sale and (iv) the sale or other transfer of inventory in the ordinary course of business.

                  "EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted for such period in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, other non-cash charges, management, consulting and similar fees to the extent permitted pursuant to Section 8.02(b)(iii)(1) and, with respect only to periods that include portions of the 2002 Fiscal Year, (i) Consultant Expenses incurred during portions of the 2002 Fiscal Year included in such period, (ii) termination costs of up to $250,000 incurred within 30 days of the Closing Time in connection with the termination of the consulting arrangement with John Sullivan, and (iii) without duplication, transaction fees and expenses relating to this Agreement and the Transactions occurring at the Closing Time, to the extent expensed on or after the Closing Time, which amount of EBITDA shall be adjusted, without duplication with the calculation of Pro Forma EBITDA, by identifiable and verifiable actual or pro forma one-time nonrecurring items, such as excess owner compensation, severance and one-time transaction-related expenses related to any Acquisition or joint venture Investments permitted to be made under Section 8.15 hereof, in each case to the extent approved by the Required Holders, which approval shall not be unreasonably withheld; provided that, notwithstanding anything to the contrary contained herein, for each of the calendar months listed below, EBITDA shall be deemed to be the amount set forth below opposite such month:


                          Calendar Month                      EBITDA
                          --------------                      ------
                          January 2001                     $1,605,287
                          February 2001                    $1,872,959
                          March 2001                       $2,486,544

                          Calendar Month                      EBITDA
                          --------------                      ------
                          April 2001                       $1,792,028
                          May 2001                         $2,055,997
                          June 2001                        $2,020,211
                          July 2001                        $2,229,461
                          August 2001                      $2,112,894
                          September 2001                   $1,551,037
                          October 2001                     $2,114,080
                          November 2001                    $2,201,730
                          December 2001                    $2,855,607


                  "Enforceability Exceptions" means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers).

                  "Environmental Claims" means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generating, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

                  "Equity Financing" is defined in the seventh recital to this Agreement.

                  "Equity Investee" is defined in Section 4.03.

                  "ERISA" is defined in Section 4.12(a).

                  "ERISA Affiliate" is defined in Section 4.12(b).

                  "Event of Default" is defined in Section 11.01.

                  "Excess Proceeds Offer" is defined in Section 7.09(a).

                  "Excess Proceeds Offer Payment Date" is defined in Section 7.09(b).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of such Board of Directors.

                  "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

                  "Fiscal Year" means the fiscal year of the Company and its Restricted Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

                  "Fixed Charge Coverage Ratio" means, for any Computation Period, the ratio of (a) the total for such period of (i) EBITDA minus (ii) machine placement fees paid in cash to customers during such Computation Period minus (iii) all Capital Expenditures during such Computation Period minus (iv) cash taxes paid during such Computation Period minus (v) recurring management, consulting and similar fees paid during such Computation Period to (b) the sum for such Computation Period of (i) Interest Expense paid in cash during the Computation Period plus (ii) required payments of Indebtedness (other than revolving credit borrowings under any Credit Agreement) during the Computation Period.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means (a) the government of the United States or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

                  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

                  "Guarantees" is defined in the second recital to this Agreement.

                  "Guarantors" means Holdings and each of the Company's Subsidiaries listed as guarantors to this Agreement and any other Restricted Subsidiary which is a guarantor of the Notes, including any Person that executes or is required after the Closing Time to execute a Guarantee pursuant to Section 8.12, until a successor replaces such party pursuant to the applicable provisions of this Agreement and, thereafter, shall mean such successor.

                  "Hazardous Substances" means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

                  "Hedging Obligations" means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

                  "Holder" means any Noteholder or any Warrantholder.

                  "Holdings" means ACMI Holdings, Inc., f/k/a Crane Mergeco Holdings, Inc., a Delaware corporation.

                  "Holdings Common Stock" is defined in the third recital to this Agreement.

                  "Holdings Guarantee" means the Guarantee by Holdings of the obligations of the Company with respect to the Notes.

                  "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness of such Person (i) for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, or (ii) evidenced by a bond, debenture, note or similar instrument, (b) the amount of all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business),
(d) the lesser of (i) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person or (ii) the value of such property securing such indebtedness, if such Person is not liable in respect of such indebtedness, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Hedging Obligations of such Person, (g) all Contingent Obligations of such Person, (h) all Indebtedness of any partnership of which such Person is a general partner and (i) the amount of all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.

                  "Indemnified Person" is defined in Section 14.02(c).

                  "INHAM" is defined in Section 5.06(e).

                  "Initial AHYDO Warrants" is defined in Section 7.14(b).

                  "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (g) all computer software (including data and related documentation), (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.

                  "interest" in respect of any Note shall include the interest payable thereon including any additional interest amounts payable in the case of overdue payments.

                  "Interest Coverage Ratio" means, for any Computation Period, the ratio of (a) EBITDA for such Computation Period, to (b) Interest Expense paid in cash during such Computation Period.

                  "Interest Expense" means for any period the consolidated interest expense of the Company and the Restricted Subsidiaries for such period (including all imputed interest on Capital Leases and including all interest paid by the Company in respect of the Trust Subordinated Debt).

                  "Interest Payment Date" is defined in Exhibit A.

                  "Investments" means (a) the purchase of any debt or equity security of any Person, (b) the making of any loan or advance to any Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.

                  "Issuer Indemnified Person" is defined in Section 14.02(b).

                  "Issuers" means, collectively, the Company and each Guarantor.

                  "Knowledge" or any derivative thereof means to the actual knowledge of the Chief Executive Officer and the Chief Financial Officer or the two highest ranked executive officers of any Issuer, as applicable, after reasonable inquiry of the individuals whom such Persons would ordinarily consult with when, investigating the type of matter to which the representation or warranty relates in the ordinary course of performing their duties and obligations.

                  "Lien" means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

                  "Madison" means Madison Capital Funding LLC, as agent for lenders under the Credit Facility.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, management, operations, affairs, condition (financial or otherwise), assets, property or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of Holdings or the Company or any Subsidiary to perform any of its material obligations under any of the Basic Documents, or (c) the validity or enforceability of any Basic Document.

                  "Material Contracts" means (i) a contract or agreement that has been filed (or is required to be filed) by the Company as an exhibit to a Report on Form 10-K under the Exchange Act, (ii) is a location contract that generates, or is reasonably expected to generate, aggregate revenues for the Company and its Subsidiaries in excess of $1,000,000 on an annualized basis,
(iii) is a contract other than a location contract that requires by its terms payments by the Company (excluding payments already paid) in excess of $100,000 or (iv) any agreements, contracts or arrangements between Holdings on the one hand, and any third parties, on the other, that are material to the business, management, operations, affairs, condition (financial or otherwise), properties, assets or results of operations of Holdings.

                  "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

                  "Merger" is defined in the sixth recital to this Agreement.

                  "Minimum Denomination" means (i) except as provided in clauses
(ii) and (iii) below, $1.0 million; provided that if any Purchaser is purchasing under this Agreement less than $1.0 million principal amount of Notes, the "Minimum Denomination" of such Purchaser's Note (and any successor Note) shall be the original principal amount of such Note, (ii) subject to clause (iii) below, with respect to any PIK Note issued to any Noteholder, the principal amount of such PIK Note and (iii) with respect to any Note redeemed in part pursuant to any of Section 7.08, 7.09, 7.14 or Paragraph 3 of the Notes, the principal amount of the Note represented by the unredeemed portion of such Note.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Restricted Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale and (iv) with respect to any Asset Sale described in clause (ii) of the first parenthetical in the definition of Asset Sale, all money actually applied within 180 days to repair, replace or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments and (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commission).

                  "Noteholder" means a Person in whose name a Note is registered on the Security Register.

                  "Notes" is defined in the first recital to this Agreement and, unless the context shall otherwise require at the Closing Time, shall also include any PIK Notes issued as in-kind interest on outstanding Notes in accordance with the terms of this Agreement and the Notes.

                  "Offer Amount" is defined in Section 7.09(b).

                  "Officer" means, with respect to any Person, the President, Chief Executive Officer or the Chief Financial Officer of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include a statement that the Officers making or giving such Officers' Certificate have read such covenant or condition and any definitions or other provisions contained in this Agreement relating thereto.

                  "Operating Lease" means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Restricted Subsidiary, as lessee, other than any Capital Lease.

                  "Pension Plan" is defined in Section 4.12(b).

                  "Permits" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

                  "Permitted Business" is defined in Section 8.13.

                  "Permitted Indebtedness" is defined in Section 8.04.

                  "Permitted Liens" is defined in Section 8.08.

                  "Person" means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "PIK Note" is defined in Exhibit A.

                  "PIK Redemption Amount" is defined in Section 7.14(a).

                  "Plan" is defined in Section 4.12(a).

                  "Plan Asset Regulation" is defined in Section 7.10(e).

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Pro Forma EBITDA" means, with respect to any Restricted Subsidiary, business or division acquired in an Acquisition or joint venture Investment permitted to be made under Section 8.15 hereof, the Attributable Percentage of EBITDA for such Restricted Subsidiary, business, division or joint venture for the portion of the most recent twelve (12) month period that fell prior to the consummation of such Acquisition or Investment and for which financial statements are made available to the Noteholders at the time of determination thereof, adjusted by identifiable and verifiable actual or pro forma one-time nonrecurring items such as excess owner compensation severance and one-time transaction-related expenses of the acquired business, in each case calculated by the Company and approved by the Required Holders, which approval shall not be unreasonably withheld.

                  "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PUHCA" is defined in Section 4.14.

                  "Purchase Price" is defined in Section 2.02(a).

                  "Purchaser Indemnified Person" is defined in Section 14.02(a).

                  "Purchasers" is defined in the preamble to this Agreement.

                  "Qualified IPO" means an initial public offering of Common Stock of Holdings pursuant to an effective registration statement the net proceeds (after deducting underwriting discounts and commissions and offering expenses payable by Holdings) of which are contributed to the common equity capital of the Company and which yields gross proceeds which equal at least $25.0 million.

                  "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Agreement.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.

                  "Refinancing" is defined in the seventh recital to this Agreement.

                  "Regular Record Date" is defined in Section 10.05.

                  "Required Holders" means Noteholders holding more than 50% of the aggregate principal amount of outstanding Notes.

                  "Restricted Payment" is defined in Section 8.02(a).

                  "Restricted Subsidiary" means each Subsidiary of the Company other than those classified by the Company as Unrestricted Subsidiaries.

                  "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "Securities" means any of the Notes and the Warrants.

                  "Securities Act" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  "Security" means any of the Notes, or the Warrants.

                  "Security Register" has the meaning given to such term in
Section 10.06(a).

                  "Senarc" means Senarc, Inc., a Texas corporation.

                  "Senarc Debt" means the Company's Indebtedness to Senarc in the original principal amount of $614,625, evidenced by the Senarc Debt Documents.

                  "Senarc Debt Documents" means, collectively, the certain Subordinated Promissory Note dated March 30, 2001 executed by the Company in favor of Senarc, and all other agreements, instruments and documents evidencing, securing or otherwise relating to the Senarc Debt.

                  "Senior Debt" has the meaning provided to such term in the Subordination Agreement.

                  "Senior Indebtedness" means all Indebtedness of the Company and the Restricted Subsidiaries other than (i) Indebtedness which is pari passu in right of payment to the Notes or the Guarantees, as applicable, (ii) Subordinated Indebtedness and (iii) intercompany Indebtedness permitted under
Section 8.04(iii) and Section 8.04(iv).

                  "Services and Fee Agreement" means the Services and Fee Agreement of even date herewith among the Company and the Sponsors.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of such Person's assets is greater than the amount of its liabilities (including contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of such Person's assets is not less than the amount that will be required to pay the probable liability on such Person's debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities, contingent obligations, unliquidated liabilities and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Sponsors" means, collectively, Wellspring Capital Partners II, L.P., a Delaware limited partnership, and Knightsbridge Holdings, LLC, a Delaware limited partnership, d/b/a Krysiak Navab & Company.

                  "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

                  "Stockholders Agreement" is defined in the fourth recital to this Agreement.

                  "Subordinated Indebtedness" means (a) the Trust Subordinated Debt and (b) any other Indebtedness of the Company that is subordinated in right of payment to the Notes or the Guarantees, as applicable.

                  "Subordination Agreement" means the Subordination and Intercreditor Agreement dated the date hereof, by and among the Purchasers, the Company, Holdings and Madison.

                  "Subscription Agreements" is defined in the seventh recital to this Agreement.

                  "Subsequent AHYDO Warrants" is defined in Section 7.14(b).

                  "Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company. For clarification, the Trust shall not be considered a Subsidiary of the Company for purposes of this Agreement.

                  "Successor Company" is defined in Section 8.10.

                  "Tax Returns" means all reports and returns required to be filed with respect to the Taxes of the Company and its Subsidiaries (or for purposes of Section 7.04, its Restricted Subsidiaries), including, without limitation, consolidated federal income tax returns of the Company and its Subsidiaries (or for purposes of Section 7.04, its Restricted Subsidiaries).

                  "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company and its Subsidiaries (or for purposes of Section 7.04, its Restricted Subsidiaries), together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "Total Debt" means all Indebtedness of the Company and the Restricted Subsidiaries, determined on a consolidated basis, excluding (a) Indebtedness of the Company to Restricted Subsidiaries and Indebtedness of Restricted Subsidiaries to the Company or to other Restricted Subsidiaries and
(b) the Trust Subordinated Debt.

                  "Total Debt to EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) the total of
(i) EBITDA for the Computation Period ending on such day and (ii) Pro Forma EBITDA for the portion of such Computation Period that is prior to the consummation of any applicable Acquisitions.

                  "Transaction Documents" means, collectively, (a) the Basic Documents, (b) the Credit Agreement and all documents, instruments and agreements made or delivered in connection therewith, (c) the Agreement and Plan of Merger and all documents, instruments and agreements made or delivered in connection therewith, (d) the Trust Subordinated Debt Documents, the Trust Preferred Documents, (e) the Services and Fee Agreement and (f) the Subscription Agreements.

                  "Transactions" means the transactions provided for in, or contemplated by, the Transaction Documents.

                  "Trust" means American Coin Merchandising Trust I, a statutory business trust created under the laws of the state of Delaware.

                  "Trust Agreement" means the certain Amended and Restated Trust Agreement dated as of September 22, 1998 among the Company, Wilmington Trust Company, as Property Trustee and Delaware Trustee and the Administrative Trustees named therein.

                  "Trust Preferred Documents" means, collectively, the Trust Agreement, the Trust Preferred Securities issued pursuant thereto, the Trust Preferred Guarantee and all other agreements, instruments and documents evidencing or otherwise relating thereto.

                  "Trust Preferred Guarantee" means the Guarantee Agreement among the Company, as Guarantor, and Wilmington Trust Company, as Trustee, in connection with the Trust Preferred Securities.

                  "Trust Preferred Securities" means the Ascending Rate Cumulative Trust Preferred Securities issued by Trust pursuant to the Trust Agreement and the other Trust Preferred Documents.

                  "Trust Subordinated Debentures" means the Junior Subordinated Deferrable Interest Debentures issued by the Company to the Trust in connection with the Trust Subordinated Debt.

                  "Trust Subordinated Debt" means the Company's Indebtedness to Trust in the aggregate outstanding principal amount of $17.0 million, evidenced by the Trust Subordinated Debt Documents.

                  "Trust Subordinated Debt Documents" means, collectively, the certain Junior Subordinated Indenture dated as of September 28, 1998 between the Company and Wilmington Trust Company, as Trustee, the Trust Subordinated Debentures issued pursuant thereto, and all other agreements, instruments and documents evidencing or otherwise relating to the Trust Subordinated Debt.

                  "Unrestricted Subsidiary" means each Subsidiary of the Company as to which the Company has notified the Noteholders in writing, on or prior to the date of formation or Acquisition by the Company or another Subsidiary of such Subsidiary, that the Company has elected to designate such Subsidiary as an Unrestricted Subsidiary for purposes of this Agreement, and as to which the Company has not subsequently notified the Noteholders in writing to change such designation to that of a Restricted Subsidiary. Without the consent of the Required Holders, (a) no Restricted Subsidiary may be at any time be redesignated as an Unrestricted Subsidiary and (b) the Chinese Subsidiary may not be designated as an Unrestricted Subsidiary. As of the Closing Time, the Company shall have no Unrestricted Subsidiaries other than ACMI Canada, Inc.

                  "Warrant Shares" means the shares of Holdings Common Stock issuable upon exercise of a Warrant.

                  "Warrantshareholder" means a Person in whose name a Warrant Share is registered.

                  "Warrantholder" means a Person in whose name a Warrant is registered.

                  "Warrants" is defined in the third recital to this Agreement.

                  "Wholly-Owned Restricted Subsidiary" means, as to the Company, another Person all of the equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company and/or another Wholly-Owned Restricted Subsidiary of the Company.

                  1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

                                    SECTION 2

                 AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES


                  2.01. Authorization of Issue. (i) The Company has authorized the issue and sale of $25.0 million aggregate principal amount of the Notes, each Note to be in the form of Exhibit A hereto, (ii) Holdings has authorized the issuance and transfer of Warrants to purchase an aggregate of 119,064 shares of Common Stock of Holdings, each Warrant to be in the form of Exhibit C hereto, and (iii) each Guarantor has authorized the issue of its Guarantee of the Notes, each such Guarantee to be in the form of Exhibit B hereto.

                  2.02. Sale; Purchaser Fee; Warrants.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser severally and not jointly agrees to purchase from the Company, the aggregate principal amount of Notes set forth in Schedule A opposite the name of such Purchaser at 100% of the principal amount thereof (the "Purchase Price").

                  (b) The Company shall pay to each Purchaser a purchase fee equal to one and one-half percent (1.5%) of the aggregate Purchase Price paid to the Company by such Purchaser for all Notes purchased by such Purchaser as set forth on Schedule A hereto. Payment of such purchase fee shall occur at the time of issuance and sale of the Notes to such Purchaser. The Company hereby authorizes such Purchaser to withhold from the aggregate Purchase Price to be paid by such Purchaser an amount equal to such purchase fee. Once paid, such purchase fee shall not be refundable.

                  (c) At the Closing Time, Holdings shall deliver to each Purchaser the Warrants exercisable for the number of shares of Common Stock of Holdings set forth opposite the name of such Purchaser on Schedule A hereto. The Closing Time Issuers and the Purchasers agree that no additional consideration shall be payable upon delivery of any Warrants to the Purchasers.

                  (d) For purposes of the Code and the related Treasury regulations, the Company and the Purchasers agree that the Purchase Price per $1,000 principal amount of Note shall be allocated to (i) such principal amount of Note to the extent of $974.36 and (ii) each portion of a Warrant exercisable for 4.76256 shares of Holdings Common Stock to the extent of $25.64. The Company and the Purchasers agree that there is a reasonable basis for this allocation.

                  2.03. Closing. The purchase and sale of Securities pursuant to this Agreement shall occur at the offices of Morrison Cohen Singer & Weinstein, LLP at 750 Lexington Avenue, New York, New York 10022 at 9:00 a.m., New York City time, on February 11, 2002, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time"). At the Closing Time, the Company will deliver to each Purchaser certificates for the Securities to be purchased by such Purchaser at the Closing Time, dated the Closing Time and registered in the name of such Purchaser or its nominee, against payment by such Purchaser to the Company or to its order by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Time.

                                    SECTION 3

                              CONDITIONS TO CLOSING


                  (a) Each Purchaser's several obligation to purchase and pay for the Notes to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3(a):

                  3.01. Representations and Warranties. Each of the representations and warranties of the Closing Time Issuers in this Agreement shall be true and correct when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  3.02. Performance; No Default Under Other Agreements. The Closing Time Issuers and each of their respective Subsidiaries, to the extent parties hereto or thereto, shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by any of them prior to or at the Closing Time, and after giving effect to the issue and sale of the Securities and the other Transactions (and the application of the proceeds thereof as contemplated by Section 4.16 hereof and the other Transaction Documents) required to be performed or complied with by any of them prior to or at the Closing Time no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents.

                  3.03. Compliance Certificates.

                  (a) Officers' Certificate. Each of the Closing Time Issuers shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Time, in the form of Exhibit 3.03(a) hereto, certifying that the conditions specified in Sections 3.01, 3.02, 3.05, 3.06 and 3.09 through 3.15, inclusive, have been fulfilled.

                  (b) Secretary's Certificate. Each of the Closing Time Issuers shall have delivered to the Purchasers a certificate in the form of Exhibit 3.03(b) hereto certifying as to such Issuer's certificate of incorporation, bylaws and resolutions attached thereto, the incumbency and signatures of certain officers of such Issuer, and other corporate proceedings of such Issuer relating to the authorization, execution and delivery of the Securities, as applicable to such Issuer, this Agreement and the other Basic Documents to which such Issuer is a party.

                  3.04. Opinions of Counsel. Such Purchaser shall have received the favorable opinions in form and substance satisfactory to it, dated the Closing Time, from (i) Morrison Cohen Singer & Weinstein, LLP, counsel for the Issuers, substantially in the form set forth in Exhibit 3.04(i) and as to such other matters as such Purchaser may reasonably request, and (ii) Cahill Gordon & Reindel, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 3.04(ii).

                  3.05. Changes in Corporate Structure. None of the Issuers or any of their respective Subsidiaries shall have changed its respective jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time following September 30, 2001 and there shall have occurred no event which constitutes a Change of Control of the Company and the Company shall not have entered into any agreement or understanding which, if consummated, would constitute a Change of Control of the Company, in each case other than as contemplated by the Transaction Documents.

                  3.06. Financial Information; Capital Structure. Each Purchaser shall have received a pro forma consolidated balance sheet for the Company and its Subsidiaries as of the Closing Time after giving effect to the Transactions as contemplated pursuant to Section 4.06(a), including the issuance of the Securities and the use of the proceeds thereof, which has been certified by the Chief Financial Officer of the Company and which is in form and substance satisfactory to such Purchaser. The pro forma consolidated capital structure of the Company, after giving effect to the Transactions (including all adjustments permitted by Regulation S-X under the Securities Act), shall be consistent in all material respects with the projections provided to such Purchaser prior to the Closing Time and the capital structure contemplated herein.

                  3.07. Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  3.08. Purchase Permitted by Applicable Law, etc. At the Closing Time, each Purchaser's purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.

                  3.09. Transaction Documents in Force and Effect; Information.

                  (a) Transaction Documents. The Purchasers shall have received true and correct copies of all Basic Documents and all material Transaction Documents in existence as of the Closing Time and known to the Company and (i) such documents (A) shall have been duly executed and delivered by the parties thereto, (B) shall be in form and substance reasonably satisfactory to each Purchaser and (C) shall be valid and legally binding obligations of the parties thereto enforceable against each of them in accordance with their respective terms, subject to the Enforceability Exceptions, and (ii) there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

                  (b) Accuracy of Information. All information furnished by the Issuers and their respective representatives to the Purchasers on or prior to the Closing Time with respect to the business, management, operations, affairs, condition (financial or otherwise), assets, property or results of operations of the Issuers and their respective Subsidiaries shall, to the Knowledge of the Company, be accurate and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (it being recognized by the Purchasers that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

                  3.10. No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc.

                  (a) The consummation by the Issuers and their respective Subsidiaries of the Transactions shall not contravene, violate or conflict with any Applicable Law, except for violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 4.21, all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each of the Issuers and their respective Subsidiaries of the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect, except for such consents, authorizations and filings the failure to obtain or make which, individually or in the aggregate, does not and would not have a Material Adverse Effect.

                  (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which,
(i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against the Company or any of its Subsidiaries or any Purchaser as a result of the Transactions, including the issuance of the Securities, or (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser or (iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Documents or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Securities or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Transaction Documents.

                  3.11. Consummation of the Transactions.

                  (a) Prior to or at the Closing Time, the Credit Facility shall provide for (i) revolving credit borrowings of $10.0 million of which $2.702 million will be provided to the Company at the Closing Time and (ii) term loan borrowings of $55.0 million, of which $55.0 million shall be provided to the Company at the Closing Time.

                  (b) At the Closing Time, the Company shall have received not less than $28.0 million in cash from the Equity Financing.

                  (c) At the Closing Time, the Refinancing shall be consummated, satisfactory evidence of which shall be delivered to each Purchaser.

                  (d) The Transactions shall be consummated concurrently with the issuance and sale by the Company of the Notes hereunder, in each case in accordance with the terms of the applicable Transaction Documents (without any amendment thereto or waiver thereunder unless consented to by each Purchaser) and in accordance with Applicable Law. In connection with the Merger, no more than 7.5% of the holders of the Holdings Common Stock shall have voted against consummation of the Merger and elected appraisal rights.

                  3.12. Minimum EBITDA. Each Purchaser shall be satisfied that consolidated EBITDA (as adjusted on a pro forma basis for (I) November 2001 headcount reductions in the amount of $40,714 (calculated as if the reduction occurred on January 1, 2001), (II) one-time going private transaction related expenses in the amount of $589,691, (III) Safeway performance guarantees expensed during fiscal year 2001 in the amount of $169,118 and (IV) demurrage of $235,861) for the latest twelve month period preceding the Closing Time shall equal at least $24.0 million and the Company shall provide support for such calculation of a nature that is satisfactory to each Purchaser.

                  3.13. Warrants. At or prior to the Closing Time, the Warrants, in the form contemplated by this Agreement, shall have been issued and delivered by the Company to the Purchasers.

                  3.14. Fees. The Company shall have paid all fees, costs and expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation due and payable to each Purchaser at the Closing Time to the extent due.

                  3.15. Commitment Letter Covenants. Neither the Issuers nor the Sponsors shall have materially breached any of the covenants and agreements of the Company and the Sponsors contained in the Commitment Letter (the "Commitment Letter") dated as of November 12, 2001, by and among Audax and the Sponsors, in any respect.

                  3.16. Due Diligence. At the Closing Time, the Purchasers shall have completed their legal, tax and environmental due diligence review of the Company and its Subsidiaries and other matters relevant to the Transactions and such due diligence review shall have been completed to the satisfaction of the Purchasers in their sole discretion.

                  3.17. Private Placement Numbers. At or prior to the Closing Time, the Company shall have requested and received from S&P a private placement number for each of the Notes, the Warrants and the Holdings Common Stock.

                  3.18. Simultaneous Purchase.

                  (a) Each of the Purchasers will simultaneously purchase the Securities to be purchased by such Purchaser.

                  (b) The Company's obligation to issue and deliver the Notes to be purchased by the Purchasers, and Holdings' obligation to execute and deliver the Warrants and the Holdings Guarantee at the Closing Time is subject to the satisfaction or waiver by each such Issuer prior to or at the Closing Time of each of the conditions specified below in this Section 3(b).

                  3.19. Representations and Warranties. Each of the representations and warranties of the Purchasers in this Agreement shall be true and correct when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  3.20. Performance. The Purchasers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by any of them prior to or at the Closing Time.


                                    SECTION 4

           REPRESENTATIONS AND WARRANTIES OF THE CLOSING TIME ISSUERS


                  Each of the Closing Time Issuers, acting jointly and severally, represents and warrants to each Purchaser as of the date hereof and as of the Closing Time that:

                  4.01. Due Incorporation; Power and Authority. Each of Holdings and the Company and each of its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, other than any failures to so qualify or to be in good standing which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (c) has all requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has all requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

                  4.02. Capitalization. As of the date of this Agreement after giving effect to the Transactions occurring as of the Closing Time, the authorized Capital Stock of Holdings under its Certificate of Incorporation consists solely of 4,500,000 shares of Holdings Common Stock, of which 3,294,117 shares are issued and outstanding. As of the date of this Agreement after giving effect to the Transactions occurring as of the Closing Time, Schedule 4.02 (a) sets forth all the issued and outstanding Capital Stock of Holdings, and no shares of Holdings Common Stock were subject to issuance pursuant to any Holding's 401(k) savings plans. All the issued and outstanding shares of Holdings Common Stock (including all shares of Holdings Common Stock to be issued upon exercise of the Warrants and other outstanding warrants) have been duly authorized and are (or in the case of Holdings Common Stock issued upon exercise of the Warrants and other outstanding warrants, will be) validly issued, fully paid and nonassessable and are (or in the case of Holdings Common Stock issued upon exercise of the Warrants and other outstanding warrants, will
be) free of preemptive rights. Holdings has duly reserved a sufficient number of shares of Holdings Common Stock for issuance upon exercise of the Warrants and other outstanding warrants at the initial exercise rate thereof. As of the date of this Agreement after giving effect to the Transactions occurring as of the Closing Time, the authorized Capital Stock of the Company under its Certificate of Incorporation consists solely of 1,000 shares of Company Common Stock, all of which shares are issued and outstanding, and owned of record by Holdings. As of the date of this Agreement after giving effect to the Transactions occurring as of the Closing Time, Schedule 4.02(b) sets forth all issued and outstanding Capital Stock of the Company and no shares of Company Common Stock are subject to issuance pursuant to the Company's 401(k) savings plans. All the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free of preemptive rights. Except as set forth on Schedule 4.02, in the Transaction Documents or pursuant to the exercise of outstanding options: (i) there are no securities of Holdings or any of its Subsidiaries that are convertible into or exchangeable for shares of any Capital Stock of Holdings or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Holdings or any of its Subsidiaries to issue, transfer or sell any shares of Capital Stock of, or other interests in, Holdings or any of its Subsidiaries; (ii) there are no outstanding obligations of Holdings or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock of Holdings or any of its Subsidiaries and neither Holdings nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards; (iii) there are no voting trusts or other agreements or understandings to which Holdings or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Capital Stock of Holdings or any of its Subsidiaries; and (iv) as of the date hereof after giving effect to the Transactions, neither Holdings nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities (other than the Holdings Common Stock) that entitle the holders thereof to vote with the stockholders of Holdings or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

                  4.03. Subsidiaries. Schedule 4.03 correctly states as of the Closing Time (a) the name of each of the Company's Subsidiaries and any other Person whose Capital Stock is owned, directly or indirectly, by the Company (each, an "Equity Investee"), (b) the name of each holder of each class of outstanding Capital Stock or other securities of the Company or any of its Subsidiaries or any Equity Investee and the nature and number of such securities held by such holder, and (c) the number of authorized, issued and treasury shares of each Subsidiary of the Company and each Equity Investee. The Company does not own or control, directly or indirectly, any Capital Stock or other interest or investment (whether equity or debt) in any Person other than the Capital Stock of its Subsidiaries and Equity Investees listed on Schedule 4.03. Each issued and outstanding share of Capital Stock of each Subsidiary and Equity Investee of the Company (a) has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights and (b) except for any Capital Stock of any Equity Investee not owned directly or indirectly by the Company as shown on Schedule 4.03, is owned by the Company, directly or through Subsidiaries, free and clear of any Lien other than the Liens established under the Credit Agreement.

                  4.04. Due Authorization, Execution and Delivery.

                  (a) Agreement. This Agreement has been duly authorized, executed and delivered by each Closing Time Issuer and constitutes a valid and legally binding obligation of each Closing Time Issuer, enforceable against such Issuer in accordance with its terms, subject to the Enforceability Exceptions.

                  (b) Notes and Guarantees. The Notes to be purchased by each Purchaser from the Company are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions. The Holdings Guarantee is in the form contemplated by this Agreement, has been duly authorized for execution and delivery pursuant to this Agreement by Holdings and, when delivered by Holdings at the Closing Time as provided for herein, will have been duly executed and delivered and will constitute a valid and legally binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the Enforceability Exceptions.

                  (c) Warrants. The Warrants to be delivered to each Purchaser by Holdings are in the form contemplated by this Agreement, have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered by Holdings at the Closing Time, will have been duly executed, issued and delivered by Holdings, and will constitute valid and legally binding obligations of Holdings, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

                  (d) Stockholders Agreement. The Stockholders Agreement has been duly authorized, executed and delivered by Holdings and constitutes a valid and legally binding obligation of Holdings, enforceable against Holdings in accordance with its terms, subject to the Enforceability Exceptions.

                  (e) Other Transaction Documents. Each Transaction Document (other than those referred to in paragraphs (a) through (d) of this Section 4.04) to which any Issuer or any of its respective Subsidiaries is a party (each such party, a "Company Party") (i) has been duly authorized, executed and delivered by each Company Party and (ii) constitutes a valid and legally binding obligation of each Company Party, enforceable against such Company Party in accordance with its terms, subject to the Enforceability Exceptions.

                  4.05. Non-Contravention; Authorizations and Approvals. Neither Holdings, the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or comparable constituent or governing documents) or (ii) except as set forth on Schedule 4.21 in default (or, with the giving of notice, lapse of time or both, would be in default) under any note, bond, mortgage, indenture, deed of trust, loan or credit agreement, license, franchise, Permit, lease, contract or other agreement, instrument, commitment or obligation to which Holdings, the Company or any of its Subsidiaries is a party or by which Holdings, the Company or any of its Subsidiaries or any of their respective properties or assets is bound (including, without limitation, the Credit Agreement), or under which Holdings, the Company or any of its Subsidiaries or any of their respective properties or assets is entitled to a benefit (each, a "Contract"), except for any such defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. None of (a) the execution and delivery by Holdings, the Company or any of its Subsidiaries of any of the Transaction Documents to which it is a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Securities hereunder will: (i) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws (or comparable constituent or governing documents) of Holdings, the Company or any of its Subsidiaries; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of Holdings, the Company or any of its Subsidiaries under, or result in their being declared void, voidable, subject to withdrawal or without further binding effect, any of the terms, conditions or provisions of any Contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect;
(iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made or the failure to obtain or make which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; or (iv) violate any Applicable Laws applicable to Holdings, the Company, any of its Subsidiaries or any of their respective properties or assets, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                  4.06. Company Financial Statements; Company Reports.

                  (a) Company Financial Statements. The Company has delivered, or made available to each Purchaser (collectively, the "Company Financial Statements") (i) complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2000 and 1999 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, certified by the Company's independent certified public accountants, and (ii) a complete and correct copy of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2001 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the nine months then ended. Each of the consolidated balance sheets contained in the Company Financial Statements fairly presents, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows included in the Company Financial Statements fairly presents, in all material respects, the consolidated results of operations and income, retained earnings and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments), in each case in accordance with GAAP applied on a consistent basis during the periods involved, except as noted therein. True and correct copies of the Company financial statements are attached hereto as Schedule 4.06(a)-1.

                  As at the Closing Time, the consolidated financial projections (including an operating budget and a cash flow budget) of the Company for the 9 year period commencing January 1, 2002 delivered to Purchasers on or prior to the Closing Time (i) were prepared by the Company in good faith and (ii) were prepared in accordance with assumptions which the Company believes to be reasonable, and the accompanying consolidated pro forma balance sheet of the Company as at the Closing Time, adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date, in consistent in all material respects with such projections. A complete and correct copy of each of such financial projections, and pro forma balance sheet are attached hereto on Schedule 4.06(a)-2 and -3 respectively.

                  (b) Company Reports. The Company has delivered, or made available, to each Purchaser each registration statement, report or information statement prepared by the Company since December 31, 1999, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and
(ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2001, each in the form (including exhibits, annexes and any amendments thereto) filed with the Commission (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company Reports"). As of their respective dates (or, if amended, as of the date of such amendment), as of the date hereof and as of the Closing Time, the Company Reports did not, and any Company Reports filed with the Commission subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity or cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations and income, retained earnings and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

                  4.07. Absence of Undisclosed Liabilities or Events.

                  (a) Except as set forth in Schedule 4.07(a) or the pro forma balance sheet referred to in Section 4.06(a), neither the Company nor any of its Restricted Subsidiaries has any liabilities, whether accrued, contingent or otherwise, except for (i) liabilities in the respective amounts reflected or reserved against in the consolidated balance sheet as of September 30, 2001 included in the Company Financial Statements or disclosed in the Company Reports, (ii) borrowings under the Company's existing revolving credit facility in the ordinary course of business or disclosed in the Company Reports (iii) liabilities arising under or contemplated by the Transaction Documents, or (iv) liabilities and obligations incurred in the ordinary course of business since September 30, 2001 which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.07(b), (i) since September 30, 2001 there has been no change in the business, management, operations, affairs, condition (financial or otherwise), assets, property or results of operations of the Company or its Subsidiaries except for changes that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect and (ii) there are no facts Known to the Company (other than general economic conditions not specific to the industry of the Company) that have had or would reasonably be expected to have a Material Adverse Effect that have not been set forth herein or in the Disclosure Schedule.

                  (c) Holdings is a holding company formed for the purpose of effectuating the applicable Transactions and has conducted no activities not incidental thereto and has no material assets or liabilities not incidental thereto.

                  4.08. No Actions or Proceedings. Except as set forth in
Schedule 4.08, there are no legal or governmental actions, suits or proceedings pending or, to the best of each Issuer's Knowledge, threatened against or affecting the Company, any of its Restricted Subsidiaries, any of their respective directors or officers (in their capacities as such) or any of their respective properties or assets which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or to prohibit, delay or materially restrict the consummation of any of the Transactions or the other transactions contemplated by this Agreement and the other Transaction Documents. To the Knowledge of each Issuer, no Governmental Authority has notified the Company or any of its Subsidiaries of an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries, except for those investigations or reviews which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

                  4.09. Title to Properties. Except as set forth in Schedule 4.09, each of the Company and its Subsidiaries has (a) good and marketable title to and fee simple ownership of, or a valid and subsisting leasehold interest in, all of its real property, and (b) good title to, or a valid and subsisting leasehold interest in, all of its equipment and other personal property, in each case of clauses (a) and (b) above free and clear of all Liens, except Permitted Liens. Each of the Company and its Subsidiaries have paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) against any property or assets of the Company or any of its Subsidiaries.

                  4.10. Intellectual Property Rights. Except as set forth in
Schedule 4.10, each of the Company and its Subsidiaries owns or possesses all Intellectual Property reasonably necessary to conduct its businesses as now conducted, except where the expiration or loss of any of such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of each Issuer, (a) there is no infringement of, or conflict with, such Intellectual Property by any third party and (b) the conduct of their businesses as currently conducted do not infringe or conflict with any Intellectual Property of any third party, in each case of clauses (a) and (b) above other than any such infringements or conflicts which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.

                  4.11. Taxes. Except as set forth in Schedule 4.11:

                  (a) all Tax Returns that are required to be filed at or before the Closing Time by or with respect the Company or any of its Subsidiaries, have been or will be timely filed at or before the Closing Time or if not then filed shall have been the subject of a validly obtained extension of time to file, and all such Tax Returns are or will be true and complete in all material respects;

                  (b) all Taxes shown to be due on the Tax Returns referred to in clause (a) have been or will be timely paid in full except for those Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and for any such failures which would not reasonably be expected to have a Material Adverse Effect;

                  (c) adequate provision has been made for the payment of Taxes which have accrued through the date hereof but which are not yet due and payable for which the Company or any of its Subsidiaries may be liable for payment after the Closing Time;

                  (d) Except as set forth on Schedule 4.11, no examination or audit of any Tax Return is ongoing. No legal proceeding relating to such Tax Returns is pending or, to the Knowledge of the Company, is being threatened by any relevant taxing authority against the Company or any Subsidiary in respect of any material Tax. There are no material unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company or any Restricted Subsidiary with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar documents which are being contested in good faith and with respect to which adequate reserves for payment have been established in accordance with GAAP);

                  (e) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries;

                  (f) none of the Company or any of its Subsidiaries will be required, as a result of (i) a change in accounting method to include any adjustment under Section 481 (c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period ending at or after the Closing Time, or (ii) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period ending at or after the Closing Time;

                  (g) there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any material Tax except for liens for current Taxes not yet due and payable;

                  (h) neither the Company nor any of its Subsidiaries has ever previously been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return except the group of which the Company is the common parent;

                  (i) neither the Company nor any of its Subsidiaries or any predecessors to any of such entities has made any consent under Section 341 of the Code with respect to the Company or any such Subsidiary; and

                  (j) all interest on debt issued by the Company pursuant to this Agreement (including original issue discount if any) will be deductible in full, as such interest accrues, by the Company for federal income tax purposes.

                  4.12. Employee Benefit Plans.

                  (a) There has been no failure by any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes (each a "Plan") to comply with the applicable requirements of ERISA and the Code other than any such failures that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no material pending or, to the Knowledge of any Issuer threatened, litigation relating to the Plans. Neither the Company nor any of Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA other than those that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                  (b) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001 (a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan," within the meaning of
Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan") or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (c) Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401 (a)(29) of the Code.

                  (d) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                  (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan, except as required by applicable law. The Company or the Subsidiaries, as applicable, may amend or terminate any such Plan at any time without incurring any liability thereunder.

                  4.13. Private Offering; No Integration or General
Solicitation.

                  (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5, it is not necessary, in connection with the offer, sale and delivery of the Securities (or, if issued at the Closing Time, the Warrant Shares issuable upon exercise of the Warrants) to the Purchasers in the manner contemplated by this Agreement and the Warrants, as applicable, to register the Securities or the Warrant Shares under the Securities Act.

                  (b) No Issuer has, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Securities and require the Securities or the Warrant Shares (assuming the Warrant Shares were issued at the Closing Time) to be registered under the Securities Act. No Issuer, its Affiliates or any person acting on its or any of their behalf (other than the Purchasers, as to whom the Issuers make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

                  4.14. Status Under Certain Statutes. None of Holdings, the Company or any of its Subsidiaries is or, after receipt of payment for the Securities and the consummation of the other transactions contemplated by the Transaction Documents, will be (a) subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), the Federal Power Act or the Interstate Commerce Act, each as amended, (b) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (c) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company," within the meaning of PUHCA.

                  4.15. Insurance. Each of the Company and its Subsidiaries are insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism.

                  4.16. Use of Proceeds; Margin Regulations. The Company shall apply the proceeds from the sale of the Securities solely to fund the Transactions and to pay related closing costs and expenses. No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company has no present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

                  4.17. Existing Indebtedness; Future Liens. Schedule 4.17 sets forth a complete and correct list of all Indebtedness of each Issuer and its Subsidiaries that will be outstanding at the Closing Time immediately after the consummation of the Transactions except for Indebtedness arising under this Agreement, the Notes and the Guarantees, and any such Indebtedness not so scheduled which, in the aggregate, does not exceed $50,000. No Issuer or any Subsidiary of an Issuer is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any such Indebtedness and no event or condition exists with respect to any such Indebtedness that would permit (or that with notice, lapse of time or both, would permit) any Person to cause such Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment except with respect to any such defaults which would not individually, or in the aggregate, have a Material Adverse Effect. No Issuer or any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien that would be prohibited by this Agreement if incurred after the issuance of Notes.

                  4.18. Compliance with Laws; Permits; Environmental Matters. Except as provided in Schedule 4.18, (a) each of the Company and its Subsidiaries has complied, and is in compliance in all material respects with, all Applicable Laws and has all Permits material to, and necessary in, the conduct of its business as currently conducted and all such Permits are in full force and effect, (b) no violations have been recorded in respect of any such Permits, and no proceeding is pending or, to the Knowledge of the Issuers, threatened to revoke or limit any Permit, except for violations and proceedings which, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect, (c) the on-going operations of the Company and each Subsidiary comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with Applicable Law) reasonably be expected to result in a Material Adverse Effect,
(d) the Company and each Subsidiary have obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations, and the Company and each Subsidiary are in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to the Company or any Subsidiary and could not reasonably be expected to result in a Material Adverse Effect, (e) to the best of the Company's Knowledge, none of the Company, any Subsidiary or any of their respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect, (f) there are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Time, of the Company or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect, (g) neither the Company nor any Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances.

                  4.19. Solvency. The Company and its Subsidiaries are, and after giving effect to the Transactions will be, Solvent.

                  4.20. Affiliate Transactions. Except as set forth in the Company's Reports filed with the Commission, since the date of the Company's last proxy statement filed with the Commission, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the Commission.

                  4.21. Material Contracts. Except as described on Schedule 4.21, as of the Closing Time (a) each Material Contract is in full force and effect and no defaults enforceable against the Company or any of its Subsidiaries currently exist thereunder, and (b) neither the Company nor any of its Subsidiaries has received any written notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case of clauses (a) and (b) for defaults, violations or breaches that have not had and would not reasonably be expected to have a Material Adverse Effect.

                  4.22. Brokerage Fees. Except as disclosed in Schedule 4.22, neither the Company nor any of its Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder's fees in connection with the transactions contemplated hereby or by any other Transaction Documents.

                  4.23. Absence of Labor Dispute. Except as disclosed on
Schedule 4.23, as of the Closing Time, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Issuers, is imminent, and no Issuer is aware of any existing or imminent labor disturbance by the employees, principal suppliers, manufacturers, customers or contractors of the Company or any of its Subsidiaries, which, in any case, would reasonably be expected to have a Material Adverse Effect.

                  4.24. Additional Representations.

                  (a) Each Closing Time Issuer represents and warrants to each Purchaser that, based on the representations of Purchasers in Section 5.06, it is not a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to any Purchaser (or any employee benefit plan the assets of which are held by a Purchaser).

                  (b) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and the stock of the Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

                                    SECTION 5

                        REPRESENTATIONS OF THE PURCHASERS


                  Each Purchaser severally and not jointly represents and warrants to the Closing Time Issuers as of the date hereof and as of the Closing Time as follows:

                  5.01. Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of such Purchaser's organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of such Purchaser's material contractual obligations, including, but not limited to, any provision of any security issued by such Purchaser or of any material agreement, undertaking, contract, indenture, mortgage, deed or trust or other instrument or arrangement (whether in writing or otherwise) to which such Purchaser is a party or by which it or any of its property is bound, or any order or decree directly relating to such Purchaser.

                  5.02. Binding Effect. This Agreement has been duly executed and delivered by it and this Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

                  5.03. No Legal Bar. The execution, delivery and performance of this Agreement by it will not violate any provision of Applicable Law.

                  5.04. Governmental Authorization; Third Party Consent. The execution, delivery and performance by such Purchaser of this Agreement does not require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made.

                  5.05. Purchase for Investment.

                  (a) Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

                  (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and are being issued by the Closing Time Issuers in transactions exempt from the registration requirements of the Securities Act and (ii) the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

                  (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.

                  (e) Such Purchaser is an Accredited Investor.

                  5.06. ERISA Matters. It is not acquiring the Securities for or on behalf of any pension or welfare plan (as defined in Section 3 of ERISA) or plan (as defined in Section 4975 of the Code) (collectively, a "Covered Plan"), except:

                  (a) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by such Purchaser in which no Covered Plan (together with any other Covered Plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

                  (b) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by such Purchaser in which no Covered Plan (together with any other Covered Plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

                  (c) to the extent such purchase is made on behalf of a Covered Plan by (i) an investment adviser registered under the Investment Advisers Act of 1940, as amended, that has, as of the last day of its most recent fiscal year, total client assets under its management and control in excess of $50,000,000 and had shareholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940, as amended, that has the power to manage, acquire or dispose of assets of a Covered Plan, with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year, (iii) an insurance company which is qualified under the laws of more than one State to manage, acquire or dispose of any assets of a Covered Plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of $1,000,000 and which is subject to supervision and examination by a State authority having supervision over insurance companies, or (iv) a savings and loan association, the accounts of which are insured by the Federal Deposit Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a Covered Plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of $1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a "qualified professional asset manager," as such term is used in Prohibited Transaction Class Exception 84-14 issued by the Department of Labor, with respect to such Covered Plan, and the assets of such Covered Plan managed by such investment advisor, bank, insurance company or savings and loan, when combined with the assets of other Covered Plans established or maintained by the same employer (or affiliate thereof, as defined in such exemption) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan, and the conditions of Part I of such exemption are otherwise satisfied;

                  (d) to the extent such purchase is made by or on behalf of an insurance company with assets in its insurance company general account, if no Covered Plan (together with any other Covered Plans maintained by the same employer or employee organization) has an interest in the general account, the amount of reserves and liabilities for which exceed 10% of the total reserves and liabilities of the general account plus surplus, determined as set forth in Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor, and the conditions of such exemption are otherwise satisfied;

                  (e) to the extent such purchase is made on behalf of a Covered Plan by an "in-house asset manager" (the "INHAM") as defined in Part IV of Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor, Plans maintained by affiliates of the INHAM and/or the INHAM have aggregate assets in excess of $250 million, and the conditions of Part I of such exemption are otherwise satisfied;

                  (f) to the extent such Covered Plan is a governmental plan (as defined in Section 3 of ERISA) or a plan described in Section 4(b)(4) of ERISA which, in either case, is not subject to the provisions of Title I of ERISA or
Section 4975 of the Code; or

                  (g) as set forth in Schedule 5.06.


                                    SECTION 6

                        COVENANTS TO PROVIDE INFORMATION


                  Each Closing Time Issuer covenants and agrees with each Purchaser that for so long as any Securities are outstanding:

                  6.01. Future Reports to Holders.

                  (a) Monthly Statements. As soon as available but in any event within thirty (30) days after the end of each month, the Company shall deliver to each Noteholder duplicate copies of:

                           (i) consolidated and consolidating balance sheets of
                  the Company and its Restricted Subsidiaries as at the end of such month, and

                           (ii) consolidated and consolidating statements of
                  earnings and cash flows of the Company and its Restricted Subsidiaries for such month and for the portion of the fiscal year ending with such month,

         in each case setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to Section 6.01(d), all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to the absence of footnotes and to changes resulting from normal year-end adjustments, and accompanied by a certificate of the Chief Financial Officer of the Company to the foregoing effect.

                  (b) Quarterly Statements. As soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter, the Company shall deliver to each Holder and each Warrantshareholder duplicate copies of:

                           (i) consolidated and consolidating balance sheets of
                  the Company and its Restricted Subsidiaries as at the end of such Fiscal Quarter, and

                           (ii) consolidated and consolidating statements of
                  earnings and cash flows of the Company and its Restricted Subsidiaries, for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter,

         in each case setting forth in comparative form the figures for the corresponding periods in the prior Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to Section 6.01(d), all in reasonable detail, prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to the absence of footnotes and to changes resulting from normal year-end adjustments, and accompanied by a (x) certificate of the Chief Financial Officer of the Company to the foregoing effect and (y) a narrative report describing in reasonable detail the operations and financial condition of the Company and its Restricted Subsidiaries prepared for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter; provided, however, that if the Company is then subject to the reporting requirements under
         Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to each Holder and Warrantshareholder of a Quarterly Report on Form 10-Q or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(b). The consolidating balance sheet and statements of earnings and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in the Company's previously filed Form 10-Q.

                  (c) Annual Statements. As soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of Holdings and the Company, Holdings and the Company shall deliver to each Holder and Warrantshareholder duplicate copies of:

                           (i) consolidated and consolidating balance sheets of
                  each of Holdings and the Company and their respective Restricted Subsidiaries as at the end of such Fiscal Year, and

                           (ii) consolidated and consolidating statements of
                  earnings and cash flows of each of Holdings and the Company and their respective Restricted Subsidiaries for such Fiscal Year,

         in each case setting forth in comparative form the figures for the prior Fiscal Year and the corresponding figures from the consolidated plan and financial forecast for the current Fiscal Year delivered pursuant to Section 6.01(d), all in reasonable detail, prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by:

                           (A) an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion (i) shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, and
                  (ii) shall not contain a "going concern" or like qualification, or any exception or other qualification arising out of the scope of the audit,

                           (B) unless the internal policies of the accountants
                  prohibit the delivery thereof (as evidenced in writing to the Company), a debt compliance letter of such accountants in a form reasonably acceptable to such accountants stating that they have reviewed this Agreement and, if applicable, stating further that based upon their work performed in connection with their examination of such financial statements, nothing came to their attention that caused them to believe that the Company or any of its Restricted Subsidiaries was not in compliance with any provision of Section 8.02, 8.04, 8.18 or
                  8.20 insofar as such provision relates to accounting matters and, if the accountants shall have become aware of any such non-compliance, the letter will describe such non-compliance in reasonable detail,

                           (C) a certificate of the Chief Financial Officer of
                  Holdings or the Company, as applicable, stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and

                           (D) a narrative report describing in reasonable
                  detail the operations and financial condition of Holdings or the Company, as applicable, and their respective Restricted Subsidiaries prepared for such year;

         provided, however, that if Holdings or the Company, as applicable, is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by Holdings or the Company, as applicable, to such Holder and Warrantshareholder of an Annual Report on Form 10-K or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(c) and
         Section 6.01(g). The consolidating balance sheet and statements of earnings and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in Company's previously filed Form 10-K.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the monthly, quarterly and annual financial information required by Sections 6.01(a), (b) and (c) and any forecast provided under Section 6.01(d) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  (d) Forecasts. As soon as practicable but in any event no later than 40 days following the first day of each Fiscal Year, Holdings and the Company shall deliver to each Noteholder a forecast for each of the next succeeding twelve months of the consolidated balance sheet and the consolidated statements of earnings and cash flows of Holdings and the Company and each of their respective Restricted Subsidiaries and the consolidating balance sheet and the consolidating statements of earnings and cash flows of each of Holdings and the Company and each of their respective Restricted Subsidiaries, together with an outline of the major assumptions upon which the forecast is based.

                  (e) Telephonic Conference. Upon request by the Required Holders made within 10 Business Days after the delivery of the financial statements referred to in paragraphs (a), (b), (c) and (d) above, the Chief Financial Officer of the Company shall participate in a telephonic conference with the Noteholders to occur during normal business hours within five Business Days of receipt by the Company of such request.

                  (f) Chief Financial Officer Certificates. Concurrently with the delivery of the financial statements referred to in subsections (b) and (c) of this Section 6.01, the Company shall deliver to each Noteholder an Officers' Certificate (of which one of the signatories shall be the Chief Financial Officer of the Company) (i) stating that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such Officers' Certificate, and (ii) containing a computation of each of the financial ratios and restrictions in Section 8.20 of this Agreement.

                  (g) Auditors' Reports. Promptly upon receipt thereof, the Company shall deliver to (i) each Holder and Warrantshareholder entitled to receive financial statements pursuant to Section 6.01(c) copies of all final audit reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, and
         (ii) each Noteholder any final comment letter submitted by such accountants to management in connection with their annual audit.

                  (h) Other Information. Promptly upon their becoming available, the Company shall deliver to each Noteholder copies of all financial statements, reports, notices and proxy statements sent to its securityholders or made available generally by the Company or any of its Restricted Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Restricted Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and, promptly upon request, such additional financial and other information as such Noteholder may from time to time reasonably request.

                  (i) Notice of Default or Event of Default. Promptly, but in any event within three Business Days, after any Officer of the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default, the Company shall deliver to each Noteholder a written notice thereof specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.

                  (j) Additional Information to Holders of Other Indebtedness. Simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its Restricted Subsidiaries, the Company shall deliver to each Noteholder (i) copies of all other financial statements, reports or projections with respect to the Company or its Restricted Subsidiaries which are broader in scope or on a more frequent basis than the Company is required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assessments relating to environmental matters that reveal circumstances, events or other matters that would reasonably be expected to have a Material Adverse Effect.

                  (k) Original Issue Discount Information. The Company shall deliver to each Noteholder all original issue discount information relating to the Notes as may be required by Applicable Law.

                  (l) Management Report. Promptly upon receipt thereof, the Company shall deliver to each Noteholder, copies of all detailed financial and management reports submitted to any Issuer by independent auditors in connection with each annual or interim audit made by such auditors of the books of such Issuer.

                  (m) Litigation and Other Material Events. Promptly after the commencement thereof, the Company shall deliver to each Noteholder notice of all actions, suits, investigations, litigation, arbitrations and proceedings Known to the Issuers against or affecting the Company or any of its Restricted Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any Governmental Authority or court of any kind not previously disclosed by the Company or any of its Restricted Subsidiaries that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (so long as such Purchaser holds any Warrants or Warrant Shares).

                  (n) Additional Matters. (i) The Audax Investor Group agrees that any delivery obligation of the Company owed any member of to the Audax Investor Group pursuant to this Section 6 shall be satisfied upon the delivery of the required documents and information to Audax Management.

                  (ii) Notwithstanding any provision in this Agreement to the contrary, (x) none of Holdings, the Company or any Subsidiary shall in any event be required to provide to any Person any information protected by law as a privileged communication resulting from a protected relationship (including, by way of example, the attorney client relationship), so long as such information remains privileged and the disclosure of such privileged information would, in the good faith judgment of Holdings or the Company (based on the advice of counsel), constitute a waiver of such privileged status and (y) other than with respect to any original Purchaser (so long as such Purchaser holds any Warrants or Warrant Shares), the Company shall not have any obligations to provide information under this Section 6 to any Warrantholder or Warrantshareholder that holds Warrants and/or Warrant Shares equivalent to less than 500 shares of Holdings Common Stock (subject to appropriate adjustment for combinations, subdivisions, stock dividends and like events with respect to the Holdings Common Stock).

                                    SECTION 7

                           OTHER AFFIRMATIVE COVENANTS


                  Each Closing Time Issuer further covenants and agrees with each Purchaser and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations (other than contingent indemnification obligations, to the extent no claim has been asserted) hereunder in respect thereof, shall have been paid in full:

                  7.01. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any, on) and all interest on the Notes in accordance with the terms of the Notes and this Agreement.

                  The Company shall pay interest on overdue principal (including post-petition interest on a proceeding under any Bankruptcy Law), and interest on overdue interest, to the extent lawful, at the rate specified in the Notes.

                  7.02. Preservation of Corporate Existence and Franchises. Subject to Sections 8.10 and 13.03 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of Restricted Subsidiaries if (i) the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and (ii) the loss thereof could not reasonably be expected to have a Material Adverse Effect.

                  7.03. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (normal wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if (i) such discontinuance is desirable in the conduct of the Company's business or the business of any Restricted Subsidiary and (ii) such discontinuance would not reasonably be expected to have a Material Adverse Effect.

                  7.04. Taxes.

                  (a) Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; provided that appropriate reserves therefor are established in the Company's consolidated financial statements in accordance with GAAP.

                  (b) Tax Returns. The Company and its Restricted Subsidiaries shall timely file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years ending after the Closing Time and shall pay any Taxes due in respect of such Tax Returns; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; provided that appropriate reserves therefor are established in the Company's consolidated financial statements in accordance with GAAP.

                  (c) Contest Provisions. The Company shall promptly notify the Purchasers and Noteholders in writing upon receipt by the Company or any of its Restricted Subsidiaries or any of their Affiliates of notice of any pending or threatened Tax audits or assessments which may materially affect the Tax liabilities of the Company.

                  7.05. Books, Records and Access. Holdings, the Company and each of its Restricted Subsidiaries shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves). To the extent reasonably required in connection with any resale of the Notes and upon reasonable notice, Holdings and the Company shall, and the Company shall cause its Restricted Subsidiaries to, subject to compliance with Applicable Laws and confidentiality obligations to third parties, give each Purchaser and any Noteholder that (i) holds not less than 10% in aggregate principal amount of the then outstanding Notes and (ii) is not a competitor of the Company or any of its Restricted Subsidiaries and their authorized representatives provided such representatives agree to be bound by the provisions of Section 15.14 hereof) reasonable access during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of Holdings, the Company and its Restricted Subsidiaries, permit each Purchaser and such Noteholder to make such copies and inspections thereof as such Purchaser or Noteholder may reasonably request and furnish such Purchaser and Noteholder with such financial and operating data and other information with respect to the business and properties of Holdings, the Company and its Restricted Subsidiaries as such Purchaser or Noteholder may from time to time reasonably request. Any such visits will be at the expense of such Purchaser or Noteholder. Each such Purchaser and Noteholder agrees to use its best efforts to ensure that all such inspections, visits and examinations be conducted in a manner that minimizes interference with the business of Holdings, the Company or any such Restricted Subsidiary. All such information obtained during any such inspection, visit or examination shall be treated as confidential information subject to Section 15.14 hereof and Holdings or the Company, as applicable, may require the recipient of such information to acknowledge in writing the applicability of Section 15.14 to such information. Notwithstanding any provision in this Agreement to the contrary, none of Holdings, the Company nor any Subsidiary shall be obligated to provide to any Person any information protected by law as a privileged communication resulting from a protected relationship (including, by way of example, the attorney-client relationship), so long as such information remains privileged and the disclosure of such privileged information would, in the good faith judgment of Holdings or the Company (based on the advise of counsel), constitute a waiver of such privileged status.

                  7.06. Compliance with Law. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all Applicable Laws and shall obtain and maintain, and shall cause each of its Restricted Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  7.07. Insurance. The Company shall, and shall cause its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

                  7.08. Offer to Repurchase upon Change of Control.

                  (a) Within 30 days following any Change of Control, the Company covenants to

                  (i) repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness under the Credit Agreement to the extent the terms thereof prohibit the purchase by the Company of the Notes upon a Change of Control in compliance with the terms of this covenant or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness under the Credit Agreement and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

                  (ii) obtain the requisite consents, if any, under the Credit Agreement to permit the repurchase of the Notes as described below.

The Company must first comply with the covenant described in this Section 7.08(a) before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described in clause (c) under Section 11.01.

                  (b) Upon the occurrence of a Change of Control and upon compliance by the Company with Section 7.08(a) above, the Company shall make an offer (a "Change of Control Offer") to each Noteholder to repurchase all or any part of each Noteholder's Notes at an offer price in cash equal to the sum of 100% of the principal amount of the Notes being repurchased plus the Applicable Premium plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (the "Change of Control Purchase Price"). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

                  (c) Within 30 days following any Change of Control, the Company shall send, by first-class mail, a notice to each Noteholder stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 7.08 and that all Notes tendered will be accepted for payment;

                  (ii) the purchase price and the purchase date, which shall be at least 30 but not more than 60 days from the date on which the Company mails notice of the Change of Control, other than as may be required by law (the "Change of Control Payment Date");

                  (iii) that any Notes not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that Noteholders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than 5:00 p.m. New York City time on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Notes purchased; and

                  (vii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (d) On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) mail or wire to each Noteholder so tendered the Change of Control Purchase Price for such Notes plus all accrued and unpaid interest to the Change of Control Payment Date, and (iii) execute and mail to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount at least equal to the Minimum Denomination. The Company shall inform the Noteholders in writing of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (e) If the Company or any of its Restricted Subsidiaries has outstanding any Preferred Stock or Subordinated Indebtedness, and the Company or such Subsidiary is required to make a change of control offer or to make a distribution with respect to such Preferred Stock or Subordinated Indebtedness in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such Preferred Stock, or Subordinated Indebtedness until such time as the Company has paid the Change of Control Purchase Price to the Noteholders that have accepted the

Company's Change of Control Offer and must otherwise have consummated the Change of Control Offer. The Company shall not issue Preferred Stock, or Subordinated Indebtedness with change of control provisions requiring the payment of such Preferred Stock or Subordinated Indebtedness prior to the payment of the Notes in the event of a Change in Control.

                  7.09. Offer to Purchase by Application of Excess Proceeds.

                  (a) In the event that, pursuant to Section 8.05 hereof, the Company shall be required to commence an offer to all Noteholders to purchase Notes (an "Excess Proceeds Offer"), it shall follow the procedures specified in this Section 7.09. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

                  (b) Within 30 days following each date on which the Company's obligation to make an Excess Proceeds Offer is triggered, the Company shall send, by first-class mail, a notice to each Noteholder stating:

                  (i) that the Excess Proceeds Offer is being made pursuant to this Section 7.09 and Section 8.05;

                  (ii) that the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 8.05 (the "Offer Amount"), the purchase price per Note and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Company mails notice of the Excess Proceeds Offer, other than as may be required by law (the "Excess Proceeds Offer Payment Date");

                  (iii) that any Notes not tendered will continue to accrue interest;

                  (iv) that, unless the Company defaults in payment of the Offer Amount on the Excess Proceeds Offer Payment Date, all Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Offer Payment Date;

                  (v) that Noteholders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day preceding the Excess Proceeds Offer Payment Date;

                  (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than 5:00 p.m. New York City time on the second Business Day preceding the Excess Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Notes purchased;

                  (vii) that, if the aggregate principal amount of Notes surrendered by Noteholders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and

                  (viii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  On or before the Excess Proceeds Offer Payment Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, all Notes or portions thereof properly tendered pursuant to the Excess Proceeds Offer up to the principal amount of Notes equal to the Offer Amount, or, if less than the Offer Amount has been tendered, all Notes tendered, (ii) mail or wire to each Noteholder so tendered the purchase price for such Notes, plus all accrued and unpaid interest to the Excess Proceeds Offer Payment Date, (iii) execute and mail to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, and (iv) deliver to the Noteholders an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 7.09. The Company shall inform the Noteholders in writing of the results of the Excess Proceeds Offer on or as soon as practicable after the Excess Proceeds Offer Payment Date.

                  7.10. Board Observer Rights and Frequency of Board Meetings.

                  (a) So long as any one or more members of the Audax Investor Group or any of their Affiliates shall be Noteholders and collectively shall hold at least $2.5 million in aggregate principal amount of the Notes, each member of the Audax VCOC Group shall have the right exercisable by written notice filed with the Secretary of each of Holdings and the Company, as applicable, to appoint one observer to the Board of Directors of each of Holdings and the Company (each such right to appoint one observer shall be personal to each member of the Audax VCOC Group and may not be assigned to any other Person) who shall be entitled to: (i) receive notice of all meetings (both regular and special) of the Board of Directors of each of Holdings and the Company and each committee thereof (such notices to be delivered or mailed as specified in Section 15.01 and in accordance with Holdings' or the Company's, as applicable, by-laws and applicable law), (ii) attend (or in the case of telephone meetings, monitor) all such meetings, (iii) receive all information, reports and solicitations of written consents in lieu of a meeting of Holdings' or the Company's, as applicable, Board of Directors which are furnished to members of the Board of Directors of Holdings or the Company, as applicable, or any committee thereof at the same time such information, reports and solicitations are furnished to such members and (iv) participate in all discussions conducted at such meetings. Such observer shall not constitute a member of the Board of Directors of Holdings or the Company (or any committee thereof) and shall not be entitled to vote on any matters presented at meetings of the board or of any committee thereof or to consent to any matter as to which Holdings or the Company shall have requested the consent of the Board of Directors or of any committee thereof. Notwithstanding each member of the Audax VCOC Group's right to appoint one observer to the Board of Directors of each of Holdings and the Company, each member of the Audax VCOC Group, to the extent permitted under the Plan Asset Regulation, shall cooperate in appointing one observer to serve as the observer for all members of the Audax VCOC Group.

                  (b) There will be at least four meetings of the Board of Directors of each of Holdings and the Company during each fiscal year, at least one of which will be held in each quarterly period during each of Holdings' and the Company's fiscal year.

                  (c) Each such observer shall be required to abide by (and, if requested by the Company, shall agree in writing to abide by) the confidentiality provision contained in Section 15.14 hereof as a condition precedent to the rights of Audax under this Section 7.10. Notwithstanding any provision in this Agreement to the contrary, none of Audax, any Audax VCOC or such observer shall be privy to any information of Holdings, the Company or any of its Subsidiaries protected by law as a privileged communication resulting from a protected relationship (including, by way of example, the attorney-client relationship), so long as such information remains privileged and the disclosure to the observer of such information would in the good faith judgment of the Company or Holdings (based on the advice of counsel), constitute a waiver of such privileged status.

                  (d) The Company shall reimburse each such observer for all of his reasonable costs and expenses incurred in attending (or in the case of telephone meetings, monitoring) each meeting of any Board of Directors.

                  (e) In addition, for so long as Audax or any Audax VCOC shall have the right to appoint an observer to the Board of Directors of the Company, Audax or such Audax VCOC, as applicable, shall have (i) the right to have its representatives consult with Holdings' and the Company's executive officers and/or directors periodically at a regular meeting between such representatives and Holdings' and the Company's executive officers and/or directors, upon a schedule suitable to Holdings or the Company as applicable, regarding business strategies, operating priorities and other important corporate issues including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation, (ii) the right to review any material equity and capitalization of Holdings and the Company, and (iii) such other information rights and rights of consultation as may reasonably be determined by Audax to be necessary to qualify its investments in Holdings and the Company as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation").

                  7.11. Further Assurances. Holdings and the Company shall, upon the request of any Holder or Warrantshareholder, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.

                  7.12. Trust Subordinated Debt Documents. If an Event of Default exists at the time that any interest payment is due under the Trust Subordinated Debentures or would be caused by the making of such interest payment, the Company shall exercise its rights under the Trust Subordinated Debentures, to the maximum extent available, to defer payment of such interest.

                  7.13. ERISA Covenant. If at any time any Issuer shall become such a "party in interest" (within the meaning of Section 3(14) of ERISA) or "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to any Noteholder (or any employee benefit plan the assets of which are held by a Noteholder), it shall promptly notify such Noteholder thereof.

                  7.14. Mandatory Partial Redemption. (a) On February 22, 2007 and each Interest Payment Date thereafter, excluding the Interest Payment Date that falls on the final Maturity of this

Note, the Company shall redeem a principal amount of the outstanding Notes on such date on a pro rata basis at a redemption price of 100% of the principal amount of the Notes so redeemed (the amount paid in order to redeem such Notes on any such date, the "PIK Redemption Amount" for such date), such that the sum of the PIK Redemption Amount plus cash interest to be paid on such date with respect to all outstanding Notes equals the AHYDO Amount. The "AHYDO Amount" for any such Interest Payment Date will equal the excess of (i) the aggregate amount includible in gross income with respect to the Notes (i.e., the amount of interest, including original issue discount accrued with respect to the Notes) from the date of issuance of the Notes through and including each accrual period of the Notes ending after the fifth anniversary of the issuance of the Notes (each, an "Accrual Period"), determined as set forth in Section 163(i)(2)(A) of the Code, over (ii) the sum of (A) the product of the issue price of the Notes and their annual yield to maturity determined as set forth in Section 163(i)(2)(B)(ii) of the Code plus (B) the aggregate amount of cash interest payments and PIK Redemption Amounts paid on the Notes before the close of each such Accrual Period (excluding the PIK Redemption Amount and current interest payable on such Interest Payment Date), determined as set forth in Section 163(i)(2)(B)(i) of the Code. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Noteholder of Notes to be redeemed.

                  (b) If the Company shall be prohibited for any reason, including by operation of the terms of the Subordination Agreement, from consummating the redemption of the outstanding principal amount of Notes contemplated to be redeemed under clause (a) above in respect of (i) the February 22, 2007 Interest Payment Date, and such prohibition shall have continued for a period of 30 days following such Interest Payment Date, Holdings shall, no later than the fifth Business Day following such 30-day period, issue to the Noteholders (pro rata on the basis of the then outstanding principal amount of Notes held by such Noteholders) AHYDO Warrants (the "Initial AHYDO Warrants") initially exercisable for an aggregate of 119,064 shares of Holdings Common Stock (subject to appropriate adjustment for stock dividends, subdivisions, combinations or like events occurring after the Closing Time with respect to Holdings Common Stock), and (ii) any Interest Payment Date following February 22, 2007, and such prohibition shall have continued for a period of 30 days following such subsequent Interest Payment Date, Holdings shall, no later than the fifth Business Day following such 30-day period, issue to the Noteholders (pro rata on the basis of the then outstanding principal amount of Notes held by such Noteholders) AHYDO Warrants (the "Subsequent AHYDO Warrants") initially exercisable for an aggregate of 39,688 shares of Holdings Common Stock (subject to appropriate adjustment for stock dividends, subdivisions, combinations or like events occurring after the Closing Time with respect to Holdings Common Stock); provided, however, that Holdings shall not be obligated to (i) issue Subsequent AHYDO Warrants on more than one occasion or (ii) issue any Subsequent AHYDO Warrants if the Initial AHYDO Warrants shall have been issued pursuant to the terms of clause (i) above. Notwithstanding any provision in this Agreement to the contrary, no breach of this Agreement or Default or Event of Default shall be deemed to have occurred by virtue of the Company's failure to consummate any redemption contemplated by this Section 7.14; provided that Holdings shall have issued the AHYDO Warrants as required by this Section 7.14.

                                    SECTION 8

                               NEGATIVE COVENANTS


                  Each Closing Time Issuer hereby covenants and agrees with each Purchaser and each Noteholder that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations (other than contingent indemnification obligations, to the extent no claims have been asserted) hereunder in respect thereof, shall have been paid in full:

                  8.01. Usury Laws. Each Closing Time Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law that would render any rights of the Noteholders to receive interest in respect of the Notes unenforceable wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes, the Guarantees or this Agreement, and each Closing Time Issuer hereby expressly waives on its behalf, and on behalf of the Guarantors, all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  8.02. Restricted Payments.

                  (a) None of Holdings, the Company or any Restricted Subsidiary of the Company shall, (i) make any dividend or distribution to any of its equity holders in respect of their equity interests, (ii) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof,
(iii) pay any management, consulting or similar fees to any of its equity holders or any of its Affiliates, (iv) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Indebtedness or the Senarc Debt, including without limitation any redemption or prepayment of the Trust Subordinated Debentures or the Trust Preferred Securities (whether pursuant to the Trust Preferred Guarantee or otherwise) or (v) set aside funds for any of the foregoing (clauses
(i) through (v) of this Section 8.02 collectively referred to as a "Restricted Payment").

                  (b) Notwithstanding the foregoing, (i) any Wholly-Owned Restricted Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Restricted Subsidiary that is a Guarantor; (ii) so long as no Event of Default exists or would result therefrom, the Company may make distributions to Holdings to permit Holdings to (A) pay federal and state income taxes then due and owing by Holdings (or its equity holders), so long as the amount of such distributions shall not be greater, nor the receipt by the Company of Tax benefits less, than they would have been had the Company not filed consolidated income tax returns with such Person and (B) make the payments described in Section 8.06(i) and (ii); (iii) so long as no Event of Default or Default exists or would result therefrom, the Company may (1) pay fees to the Sponsors pursuant to the Services and Fee Agreement in an aggregate amount not exceeding $500,000 in any Fiscal Year (exclusive of transaction costs paid pursuant to the Services and Fee Agreement at the Closing Time in respect of the Transactions), plus reasonable out-of-pocket expenses as provided in the Services and Fee Agreement and (2) make regularly scheduled payments of interest only (and not principal or premium) in respect of Subordinated Indebtedness, or any other payment that may be permitted under any applicable subordination agreement or subordination provision that the Required Holders shall have consented to; (iv) the Company may make regular scheduled payments of interest and principal in respect of the Senarc Debt, or any other payment that may be permitted under the Senarc Debt Documents; (v) any Closing Time Issuer or any Restricted Subsidiary may make non-cash payments in the form of Common Stock (or Preferred Stock on which dividends are payable solely in kind or in Common Stock) on such Person's securities; (vi) each of the Closing Time Issuers or any Restricted Subsidiary may consummate the Transactions and may pay fees and expenses incurred in connection with the Transactions; (vii) so long as no Event of Default exists or would result therefrom, the Company may make distributions to Holdings to permit Holdings to purchase Holdings Common Stock or Holdings Common Stock options from present or former officers or employees of Holdings, the Company or any Restricted Subsidiary upon the death, disability of termination of employment of such officer or employee, provided that the aggregate amount of payments by Holdings in connection with such purchases subsequent to the date hereof (net of any proceeds received by Holdings subsequent to the date hereof in connection with resales of any Common Stock or Common Stock options so purchased) shall not exceed the Annual Repurchase Amount for such Fiscal Year (the "Annual Repurchase Amount" shall be $250,000 per year; provided that any unused portion of the Annual Repurchase Amount for any Fiscal Year may be carried forward to subsequent years, so long as the aggregate amount of payments in any single Fiscal Year does not exceed $500,000); and (viii) so long as no Event of Default exists or would result therefrom, and so long as permitted under the subordination provisions applicable thereto, the Company may make payments under the Trust Preferred Guarantee of the obligations of the Trust under the Trust Preferred Securities.

                  8.03. Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

                  (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

                  (b) subject to any subordination provisions for the benefit of the Noteholders, repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

                  (c) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

                  (d) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of

                  (1) encumbrances or restrictions existing at the Closing Time to the extent and in the manner such encumbrances and restrictions are in effect at the Closing Time;

                  (2) this Agreement, the Notes and the Guarantees;

                  (3) Applicable Law;

                  (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

                  (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

                  (6) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

                  (7) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; or

                  (8) contained in the Credit Agreement but not more restrictive in any material respect than as are in effect on the date hereof.

                  8.04. Incurrence of Indebtedness.

                  The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness represented by the Senior Debt, less (without duplication) the amount of any Asset Sale Proceeds used to repay Indebtedness thereunder in accordance with Section 8.05;

                  (ii) Indebtedness not otherwise permitted hereunder secured by Liens permitted by Section 8.08(a)(iv), and extensions, renewals and refinancings thereof; provided that the aggregate principal amount of all such Indebtedness at any time outstanding shall not exceed $500,000;

                  (iii) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary that is a Guarantor or Indebtedness of any Wholly-Owned Restricted Subsidiary that is a Guarantor to the Company or another Wholly-Owned Restricted Subsidiary that is a Guarantor;

                  (iv) Indebtedness of the Chinese Subsidiary to the Company not in excess of $500,000 at any time outstanding, less the amount of all Investments made in the Chinese Subsidiary pursuant to Section 8.15(a)(ii);

                  (v) Hedging Obligations incurred by the Company or any Restricted Subsidiary for bona fide hedging purposes and not for speculation;

                  (vi) Indebtedness (including Contingent Obligations) described on Schedule 8.04 as of the Closing Time, and any extension, renewal, refunding or refinancing thereof so long as the principal amount thereof is not increased;

                  (vii) the Trust Subordinated Debt in an aggregate outstanding principal amount not at any time exceeding $17.0 million, together with all accrued and unpaid interest thereon;

                  (viii) the Indebtedness under this Agreement, the Notes and the Guarantees;

                  (ix) the Senarc Debt in an aggregate outstanding principal amount not at any time exceeding $460,340.96, together with accrued and unpaid interest thereon;

                  (x) Contingent Obligations arising (1) with respect to customary indemnification obligations in favor of sellers in connection with Acquisitions permitted under this Agreement and purchasers in connection with dispositions permitted under this Agreement, (2) in the ordinary course of business by the Company or any of its Restricted Subsidiaries guaranteeing obligations of the Company or any of its Restricted Subsidiaries that are Guarantors, (3) in favor of customers in the ordinary course of business as a result of product warranties and (4) in connection with unfunded pension fund and other employee benefit plan obligations, to the extent the same are not yet required to be funded;

                  (xi) Indebtedness incurred in connection with Acquisitions permitted pursuant to Section 8.15(xvi); provided that the requirements of clause (5) of such Section are satisfied; and

                  (xii) other Indebtedness, in addition to the Indebtedness listed above, in an aggregate outstanding principal amount not at any time exceeding $500,000, less the aggregate outstanding principal amount of the Senarc Debt at such time (but in no event less than zero).

(such clauses (i) through (xii), collectively referred to as "Permitted Indebtedness") provided that the Company and its Restricted Subsidiaries shall not incur any Permitted Indebtedness that is Subordinated Indebtedness that has a maturity or mandatory sinking fund payment prior to the Maturity of the Notes.

                  8.05. Asset Sales.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, consummate any Asset Sale unless

                  (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

                  (ii) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash; provided that the following will also be deemed to be cash for purposes of this clause (ii):

                           (A) any liabilities (as shown on the Company's or
                  such Restricted Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (B) any securities, notes or other obligations
                  received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion); and

                  (iii) the Net Cash Proceeds received by the Company or such Restricted Subsidiary are applied:

                           (A) first, to the extent the Company or any such
                  Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under the Credit Agreement within 180 days following the receipt of the Net Cash Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

                           (B) second, to the extent of the balance of Net Cash
                  Proceeds after application as described in subclause (A) above, to the extent the Company elects, to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with Section 8.13; provided that

                                    (1) such Investment occurs or the Company or
                           any such Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), within 180 days following receipt of such Net Cash Proceeds; and

                                    (2) Net Cash Proceeds so contractually
                           committed are so applied within 270 days following the receipt of such Net Cash Proceeds; and

                           (C) third, if on such 180th day in the case of
                  clauses (iii)(A) and (iii)(B)(1) (if applicable) or on such 270th day in the case of clause (iii)(B)(2) (if applicable) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $1.0 million, the Company shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to the sum of 100% of the principal amount thereof plus Applicable Premium plus accrued and unpaid interest, if any, to the purchase date in accordance with the terms of Section 7.09.

                  (b) If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and the amount of Available Asset Sale Proceeds shall be reset to zero (0).

                  (c) In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 8.10 or Section 13.03, the successor Person will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 8.05, and must comply with the provisions of this
Section 8.05 with respect to such deemed sale as if it were an Asset Sale.

                  8.06. Transactions with Affiliates. None of Holdings, the Company or any Restricted Subsidiary of the Company shall enter into, or cause, suffer or permit to exist any transaction, arrangement or contract not otherwise permitted under this Agreement with any of its other Affiliates other than any agreement between or among the Company and/or one or more Wholly-Owned Restricted Subsidiaries that are Guarantors, which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, except:

                  (i) reasonable directors' fees and expenses paid to and indemnity provided on behalf of directors and officers of Holdings, the Company or any of the Company's Restricted Subsidiaries, as determined in good faith by the applicable Board of Directors;

                  (ii) reasonable compensation paid to officers of Holdings, the Company or any of the Company's Restricted Subsidiaries, as determined in good faith by the applicable Board of Directors;

                  (iii) the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby and/or permitted pursuant to Section 8.02, including but not limited to the incurrence and payment on the Closing Time of all fees and expenses (including fees and expenses payable to or on behalf of the Sponsors or Holdings pursuant to the Services and Fee Agreement) in connection therewith;

                  (iv) the fees and out-of-pocket expenses described in Sections 8.02(b)(iii) and (b)(vi);

                  (v) so long as no Default or Event of Default shall have occurred and be continuing, payments to the Sponsors of customary transaction fees in connection with Acquisitions, to the extent such fees are approved by the Required Holders in their sole discretion;

                  (vi) payments made by the Company pursuant to the terms of the Services and Fee Agreement (including, without limitation, indemnification obligations);

                  (vii) the agreements listed on Schedule 8.06 to the extent and in the manner such agreements are in effect as of the Closing Time; and

                  (viii) Indebtedness permitted under Sections 8.04(iii), (iv),
         (vii) and (xi) and Investments permitted under Sections 8.15(a)(i),
         (ii), (iii), (iv), (xii), (xiii), (xvi) and (xvii).

                  8.07. Limitation on Incurrence of Senior Subordinated Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary that is a Guarantor to incur, directly or indirectly, contingently or otherwise, any Indebtedness that is both

                  (a) subordinate in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be; and

                  (b) senior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  8.08. Limitation on Liens.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

                  (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                  (ii) Liens arising in the ordinary course of business (such as (1) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and Liens of landlords imposed pursuant to the underlying leases, and (2) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with statutory liens in the ordinary course (such as for payment of inventory or wages) for claims not overdue or being contested in good faith, surety, stay, customs and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any borrowed money or the deferred purchase price of property (other than inventory acquired in the ordinary course of business) or services and, in each case, for which it maintains adequate reserves;

                  (iii) Liens (1) described on Schedule 8.08 as of the Closing Time or (2) securing refinancing Indebtedness permitted pursuant to
         Section 8.04(vi) to the extent the Indebtedness being refinanced is secured by the same or similar assets;

                  (iv) subject to the limitation set forth in Section 8.04(ii),
         (1) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (2) Liens existing on property at the time of the acquisition thereof by the Company or any Restricted Subsidiary (and not created in contemplation of such acquisition) and
         (3) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

                  (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (vi) easements, rights of way, zoning, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

                  (vii) Liens securing the Senior Debt;

                  (viii) the replacement, extension or renewal of any Lien permitted by clause (iii)(1) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Indebtedness secured thereby (without increase in the amount thereof);

                  (ix) any interest or title of a lessor or sublessor under any lease entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                  (x) Liens arising from precautionary Uniform Commercial Code financing statements filed under any lease not otherwise prohibited by this Agreement;

                  (xi) Liens incurred in connection with Indebtedness permitted pursuant to Section 8.04(iii) or (iv);

                  (xii) Liens on the inventory, and certain equipment and contracts, acquired by the Company in connection with its acquisition of Senarc, that secure the Senarc Debt; and

                  (xiii) Liens not otherwise permitted by this Section 8.08 so long as (1) the Indebtedness secured by such Liens is permitted under
         Section 8.04, (2) the aggregate outstanding principal amount of the Indebtedness secured by such Liens does not exceed $250,000, less the aggregate outstanding principal amount of the Senarc Debt at such time (but in no event less than zero) and (3) the aggregate Fair Market Value (as of the date each such Lien is incurred) of the assets subject thereto does not exceed $250,000, less the aggregate Fair Market Value of the assets securing the Senarc Debt at the time such Senarc Debt was incurred (but in no event less than zero);

each clause (i) through (xiii) collectively referred to as "Permitted Liens" and individually a "Permitted Lien."

                  8.09. Payments for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is offered to be paid or agreed to be paid to all Noteholders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment; provided, however, a Noteholder's participation in a subsequent financing for which such consent, waiver or amendment is sought will not constitute, for purposes of this Section 8.09, consideration for such consent, waiver or amendment.

                  8.10. Merger or Consolidation. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to any other Person unless (a) (i) the Company is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the entity or Person described in this clause (ii), the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Successor Company assumes all the obligations of the Company under the Notes and this Agreement pursuant an amendment or supplement to this Agreement and each other instrument, document or agreement entered into by the Company in connection therewith, in each case in a form reasonably satisfactory to the Required Holders; (c) immediately after such transaction no Default or Event of Default exists; and (d) the Company or the Successor Company will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction.

                  Notwithstanding the foregoing, without complying with clauses
(c) and (d) above, the Company may consummate the Merger and any Restricted Subsidiary of the Company may merge with and into the Company or any Wholly-Owned Restricted Subsidiary that is a Guarantor.

                  8.11. Successor Company Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions in accordance with Section 8.10, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Notes with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Agreement and the Notes.

                  8.12. Additional Guarantees. If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary (other than a Foreign Restricted Subsidiary) or the Company redesignates any Unrestricted Subsidiary as a Restricted Subsidiary (other than a Foreign Restricted Subsidiary) after the date of this Agreement, then such newly acquired, created or redesignated Restricted Subsidiary shall execute and deliver to the Noteholders a Guarantee of the Notes in the form of Exhibit B hereto pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes.

                  8.13. Conduct of Business.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business other than the businesses engaged in on the Closing Time and businesses reasonably related thereto (each such business, a "Permitted Business").

                  8.14. Public Disclosures. None of Holdings, the Company or any Subsidiary of the Company shall disclose the name or identity of any Purchaser or any Noteholder as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, unless such disclosure is required by Applicable Law or by order of a court of competent jurisdiction, in which case, to the extent practicable, prior to making such disclosure the Company shall give written notice to such Purchaser or Noteholder, as the case may be, describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser or Noteholder, as the case may be, to review and comment upon the form and substance of such disclosure.

                  8.15. Investments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

                  (i) Investments by the Company or any Restricted Subsidiary in
         (A) the Company, (B) any Wholly-Owned Restricted Subsidiary that is a Guarantor or (C) any other Person that, after giving effect to such Investment, becomes a Wholly-Owned Restricted Subsidiary and a Guarantor or is merged with or into the Company or a Wholly-Owned Restricted Subsidiary that is a Guarantor;

                  (ii) Investments by the Company in the capital of the Chinese Subsidiary, in an aggregate amount not in excess of $500,000, less all Indebtedness of the Chinese Subsidiary to the Company outstanding pursuant to Section 8.04(iv);

                  (iii) Investments in one or more Unrestricted Subsidiaries in an aggregate amount not in excess of $250,000 for each Unrestricted Subsidiary and $1.0 million in the aggregate for all Unrestricted Subsidiaries;

                  (iv) Investments constituting Indebtedness permitted by
         Section 8.04(iii) and (iv);

                  (v) Contingent Obligations constituting Indebtedness permitted by Section 8.04 or Liens permitted by Section 8.08;

                  (vi) Cash Equivalent Investments;

                  (vii) bank deposits in the ordinary course of business;

                  (viii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (ix) Investments listed on Schedule 8.15 as of the Closing
         Time;

                  (x) any purchase or other acquisition by the Company or any Wholly-Owned Restricted Subsidiary of the assets, equity interests or debt of any Restricted Subsidiary;

                  (xi) extensions of trade credit in the ordinary course of business;

                  (xii) loans and advances to employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and any Restricted Subsidiary of the Company not to exceed $250,000 at any one time outstanding, plus Investments of up to $600,000 in the aggregate in the form of loans made by the Company to the Company's senior management in order to permit such Persons to purchase equity securities of Holdings;

                  (xiii) Investments constituting any portion of the Transactions;

                  (xiv) Hedging Obligations permitted under this Agreement or required under the Credit Agreement;

                  (xv) [Reserved];

                  (xvi) any Acquisition by the Company or any domestic Wholly-Owned Restricted Subsidiary that is a Guarantor where (1) the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by the Company and the Restricted Subsidiaries at the Closing Time, (2) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition and all of the equity interests of such Person are being acquired, (3) immediately before and after giving effect to such Acquisition and the Indebtedness incurred in connection therewith, no Default or Event of Default shall exist, (4) the Company is in pro forma compliance with Section 8.20 calculated on a pro forma basis for the most recent four fiscal quarter period then ended, but including the effect of the proposed Acquisition and the Indebtedness incurred in connection therewith, as reflected in an Officers' Certificate delivered to the Noteholders at least three Business Days prior to the consummation of such Acquisition, (5) the Total Debt to EBITDA Ratio, calculated on a pro forma basis for the most recent 12 month period then ended, but including the effect of the proposed Acquisition and the Indebtedness incurred in connection therewith, as reflected in an Officers' Certificate delivered to the Noteholders at three Business Days prior to the consummation of such Acquisition, would be at least 25 basis points lower than the Total Debt to EBITDA Ratio for the most recent 12 month period then ended, but excluding the effect of the proposed Acquisition and the Indebtedness incurred in connection therewith, (6) reasonably prior to such Acquisition, the Noteholders shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition, and (7) not less than ten Business Days prior to such Acquisition, the Noteholders shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and the Company's calculation of Pro Forma EBITDA relating thereto; and

                  (xvii) in addition to Investments otherwise expressly permitted by clauses (i) through (xvi) above, Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed $250,000 during the term of this Agreement.

                  8.16. Amendments or Waivers of Certain Documents . The Company shall not, and shall not cause or permit any of its Subsidiaries to, (a) amend or otherwise modify, or waive any rights, or suffer to occur any amendment or other modification or waiver, under (i) any Transaction Document, (ii) any provisions of any agreement, instrument or document evidencing or securing any Subordinated Indebtedness, including, without limitation, the Trust Subordinated Debt Documents and the Trust Preferred Guarantee, (iii) the Senarc Debt Documents or (iv) any provisions of the Trust Preferred Documents, in each case, other than amendments, modifications and waivers not materially adverse to the interests of the Noteholder as determined by the Required Holders in their reasonable judgment.

                  8.17. Amendments to Charter Documents. The Company shall not, nor shall it cause or permit any of its Subsidiaries to, amend its certificate of incorporation or bylaws in any respect which could be materially adverse to the interests of the Noteholders.

                  8.18. Operating Leases. The Company shall not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Company and the Restricted Subsidiaries (on a consolidated basis) to exceed $4,000,000 in any Fiscal Year.

                  8.19. Fiscal Year. The Company shall not change its Fiscal
Year.

                  8.20. Financial Covenants.

                  8.20.1. Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                              Computation                      Fixed Charge
                             Period Ending                    Coverage Ratio
                             -------------                    --------------
         March 31, 2002                                         1.00 : 1.0
         June 30, 2002                                          1.00 : 1.0
         September 30, 2002                                     1.00 : 1.0
         December 31, 2002                                      1.00 : 1.0
         March 31, 2003                                         1.00 : 1.0
         June 30, 2003                                          1.00 : 1.0
         September 30, 2003                                     1.00 : 1.0
         December 31, 2003                                      1.00 : 1.0
         March 31, 2004 and each June 30, September 30,
         December 31 and March 31 thereafter                    1.05 : 1.0


                  8.20.2. Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                              Computation                       Interest
                             Period Ending                    Coverage Ratio
                             -------------                    --------------
         March 31, 2002                                         2.25 : 1.0
         June 30, 2002                                          2.25 : 1.0
         September 30, 2002                                     2.25 : 1.0
         December 31, 2002                                      2.25 : 1.0
         March 31, 2003                                         2.25 : 1.0
         June 30, 2003                                          2.40 : 1.0

                              Computation                       Interest
                             Period Ending                    Coverage Ratio
                             -------------                    --------------
         September 30, 2003                                     2.40 : 1.0
         December 31, 2003                                      2.55 : 1.0
         March 31, 2004                                         2.55 : 1.0
         June 30, 2004                                          2.75 : 1.0
         September 30, 2004                                     2.75 : 1.0
         December 31, 2004                                      3.00 : 1.0
         March 31, 2005                                         3.00 : 1.0
         June 30, 2005                                          3.00 : 1.0
         September 30, 2005                                     3.20 : 1.0
         December 31, 2005                                      3.20 : 1.0
         March 31, 2006 and each June 30, September 30,
         December 31 and March 31 thereafter                    3.40 : 1.0

                  8.20.3 Total Debt to EBITDA Ratio. The Company shall not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation
Period:

                              Computation                     Total Debt to
                             Period Ending                     EBITDA Ratio
                             -------------                    --------------
         March 31, 2002                                         4.35 : 1.0
         June 30, 2002                                          4.35 : 1.0
         September 30, 2002                                     4.15 : 1.0
         December 31, 2002                                      3.85 : 1.0
         March 31, 2003                                         4.00 : 1.0
         June 30, 2003                                          4.00 : 1.0
         September 30, 2003                                     4.00 : 1.0
         December 31, 2003                                      3.75 : 1.0
         March 31, 2004                                         3.75 : 1.0
         June 30, 2004                                          3.45 : 1.0
         September 30, 2004                                     3.45 : 1.0
         December 31, 2004                                      3.15 : 1.0
         March 31, 2005                                         3.15 : 1.0
         June 30, 2005                                          3.15 : 1.0
         September 30, 2005 and each December 31, March 31,
         June 30 and September 30 thereafter
                                                                2.90 : 1.0

                  8.20.4. Capital Expenditures. The Company shall not permit the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries in any Fiscal Year to exceed the applicable amount set forth below for such Fiscal Year:


                                                                Capital
                              Fiscal Year                     Expenditures
                              -----------                     ------------
                                  2002                         $ 7,500,000
                                  2003                         $ 9,000,000
                                  2004                         $ 9,000,000
                                  2005                         $10,000,000
                                  2006                         $10,000,000
                                  2007 and each Fiscal
                                  Year thereafter              $10,000,000


If the Company does not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year, the Company may carry forward, to the immediately succeeding Fiscal Year only, 50% of such unutilized amount (with Capital Expenditures made by the Company in such succeeding Fiscal Year applied last to such unutilized amount).


                                    SECTION 9

                                   INTEGRATION

                  9.01. No Integration. Each Issuer shall not and (to the extent within its control) it shall cause its Affiliates not to make any offer or sale of securities of any class of such Issuer if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof with respect to the issuance and sale of the Securities.


                                   SECTION 10

                                    THE NOTES

                  10.01. Form and Execution. The Notes shall be in the form of Exhibit A hereto. The Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  10.02. Terms of the Notes. The terms of the Notes shall be as set forth in Exhibit A. Without limiting the foregoing:

                  (a) Stated Maturity. The Stated Maturity of the principal of Notes shall be as provided in Exhibit A.

                  (b) Interest. The Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A.

                  10.03. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations equal to or greater than the Minimum Denomination.

                  10.04. Form of Legend for the Notes. Every Note issued and delivered hereunder shall bear legends in substantially the following form:

                  THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 11, 2002 (THE "PURCHASE AGREEMENT"), AMONG AMERICAN COIN MERCHANDISING, INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $974.36; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $25.64; (3) THE ISSUE DATE IS FEBRUARY 11, 2002, AND (4) THE YIELD TO MATURITY IS 17.45%, (COMPOUNDED QUARTERLY).

provided, however, that the first preceding legend shall not be required to appear on any Note if (x) the transfer of the surrendered note is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act) or (y) the Company shall have received an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that such transfer was effected without registration under the Securities Act and that the transferee would be entitled to transfer such
Note in a public sale without registration under the Securities Act.

                  10.05. Payments and Computations. All payments of interest on the Notes shall be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "Regular Record Date") and all payments of principal on the Notes shall be paid to the persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Principal and premium on any Note shall be payable only against surrender therefor, while payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of such Note or Notes.

                  10.06. Registration; Registration of Transfer and Exchange.

                  (a) Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the Notes. The name and address of the holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder. There shall be no more than one Noteholder for each Note, including all beneficial interests therein.

                  (b) Registration of Transfer. Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

                  (c) Exchange. At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Noteholder making the exchange is entitled to receive.

                  (d) Effect of Registration of Transfer or Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits and obligations under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

                  (e) Requirements; Charges. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Noteholder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to
Section 8.10 not involving any transfer.

                  (f) Certain Limitations. If the Notes are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of 15 business days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 12.01 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  10.07. Transfer Restrictions.

                  (a) Subject to the provisions of this Section 10.07, any Note may be transferred or assigned, in whole or in part (subject to the requirement that the denomination of any Note equal the Minimum Denomination) by the holder of such Note at any time, and from time to time provided such transfer is in compliance with applicable securities laws. Each transferee or assignee of any Note acknowledges that the Note has not been registered under the Securities Act and may be transferred or assigned only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. With respect to any transfer or assignment of a Note, or any portion thereof, that shall occur, such holder shall, if required by the Company, request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer such Note (or portion thereof), subject to any other provisions and limitations of contained in this Agreement or such Note.

                  (b) Without the consent of the Company, no member of the Audax Investor Group may consummate a sale of Notes prior to the first anniversary of the date of this Agreement (other than to one or more Affiliates) such that on or before such date the Audax Investor Group and its Affiliates will collectively hold less than $13.0 million in aggregate principal amount of Notes; provided, however any member of the Audax Investor Group and such Affiliates may pledge any or all of the Notes to any commercial bank or other institutional lender, subject to compliance with this Section 10.07 and applicable securities law.

                  (c) Notwithstanding anything herein to the contrary, (i) each transferee or assignee shall cooperate with the Company to ensure such transfer or assignment complies with Applicable Law, including submitting any information reasonably required to be provided to the Washington State Gambling Commission, and (ii) no PIK Note may be transferred to any Person other than a Noteholder or a transferee or assignee of any Note (or portion thereof) in respect of which such PIK Note was issued.

                  10.08. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by then to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note pursuant to this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  10.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

                  10.10. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.


                                   SECTION 11

                                EVENTS OF DEFAULT


                  11.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of five Business Days (whether or not such payment is otherwise then permitted by the provisions of the Subordination Agreement); provided, however, that failure to deliver any PIK Note pursuant to Section 2 of the Notes shall not constitute an Event of Default provided that interest accrues on the Notes as set forth in Section 2 and such

         PIK Note is otherwise delivered within 30 days of the written request by the Noteholder to issue such PIK Note;

                  (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at its Maturity (whether or not such payment is otherwise then permitted by the provisions of the Subordination Agreement);

                  (c) Holdings, the Company or any Restricted Subsidiary fails to comply with any of the provisions of Section 7.02(a), 7.08, 7.09, 8.02, 8.04, 8.05 and 8.10, hereof;

                  (d) Holdings, the Company or any Restricted Subsidiary fails to observe or perform any other covenant, or other agreement in this Agreement, the Notes or the Guarantees and such failure continues for a period that is the earlier of (i) 30 days after the Company becomes aware of such failure to observe or perform any covenant and (ii) 30 days after the Company has received a notice of such failure from any Noteholder, which notice must specify the failure, demand that it be remedied and state that the notice is a "Notice of Default";

                  (e) any representation, warranty, certification or statement made by or on behalf of any Issuer or by any officer of any Issuer in respect of any Basic Document or in any statement or certificate at any time given by or on behalf of any Issuer or by any officer of any Issuer in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made;

                  (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Holdings or the Company or any of its Restricted Subsidiaries (or payment of which is guaranteed by Holdings or the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) constitutes a failure to pay principal when due and payable at final maturity after the expiration of any applicable grace period provided in such Indebtedness on the date of such default or (ii) shall have resulted in such Indebtedness being accelerated or otherwise becoming or being declared due and payable prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, in excess of $250,000 or more;

                  (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Holdings or the Company or any of its Restricted Subsidiaries and such judgment or judgments remain unpaid and undischarged for a period (during which execution shall not be effectively stayed) of 30 days; provided that the amount of such undischarged judgments exceeds $250,000 individually for any one judgment or $500,000 in the aggregate for all such judgments;

                  (h) Holdings or the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case or proceeding,

                           (ii) consents to the entry of a decree or order for
                  relief against it in an involuntary case or proceeding or to the commencement of any case or proceeding against it,

                           (iii) consents to the filing of a petition or to the
                  appointment of or taking possession by a Custodian of it or for all or any substantial part of its property,

                           (iv) makes or consents to the making of a general
                  assignment for the benefit of its creditors, or

                           (v) generally is not paying, or admits in writing
                  that it is not able to pay, its debts as they become due;

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against Holdings or the Company or
                  any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding;

                           (ii) appoints a Custodian of Holdings or the Company
                  or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or for all or any substantial part of the property of Holdings or the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the foregoing; or

                           (iii) orders the winding up or liquidation of
                  Holdings or the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or adjudges any of them a bankrupt or insolvent;

         and any such order or decree remains unstayed and in effect for 60 consecutive days;

                  (j) the Guarantee of Holdings or any Guarantee of a Restricted Subsidiary ceases to be in full force and effect or the Guarantee of Holdings or any Guarantee of a Restricted Subsidiary is declared to be null and void and unenforceable or the Guarantee of Holdings or any Guarantee of a Restricted Subsidiary is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Agreement); or

                  (k) an "Early Dissolution Event" (as defined in the Trust Agreement) shall occur with respect to the Trust.

                  11.02. Remedies. If an Event of Default (other than an Event of Default specified in Section 11.01(h) or 11.01(i)) occurs and is continuing, then and in every such case the Noteholders of 51% or more in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. For the avoidance of doubt, if any Payment Default or acceleration that constitutes an Event of Default under Section 11.01(f) shall have occurred and prior to any acceleration under this Section 11.02 such payment default shall have been cured or waived or such acceleration shall have been rescinded, then from and after such cure, waiver or rescission, such Event of Default shall no longer be deemed to be continuing. If an Event of Default specified in Section 11.01(h) or 11.01(i) occurs and is continuing, the principal amount of and any accrued interest on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Noteholder, become immediately due and payable. Notwithstanding the foregoing, if any Event of Default specified in Section 11.01 (a) or 11.01 (b) occurs and is continuing any Noteholder may declare such Noteholder's Notes due and payable immediately.

                  If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to optionally redeem the Notes pursuant to Paragraph 3 of the Notes, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by Applicable Law, anything in this Agreement or in the Notes to the contrary notwithstanding.

                  At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Required Holders, by written notice to the Company, may rescind and annul such declaration and its consequences if:

                  (a) the Company has paid a sum sufficient to pay:

                           (i) all overdue interest on all Notes;

                           (ii) the principal of (and premium, if any, on) any
                  Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder) and any interest thereon at the rate borne by the Notes; and

                           (iii) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the rate provided therefor in the Notes;

                  and

                  (b) all Events of Default, other than the nonpayment of the principal amount of Notes and interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 11.03.

                  11.03. Waiver of Past Defaults. The Required Holders may on behalf of the holders of all the Notes waive any past default hereunder and its consequences, except a default:

                  (a) in the payment of the principal (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or

                  (b) in respect of a covenant or provision hereof which under
         Section 15.04 cannot be modified or amended without the consent of the holder of each outstanding Note affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                                   SECTION 12

                                   REDEMPTION


                  12.01. Right of Redemption. The Notes may be redeemed at the election of the Company at such times, in such amounts and at the Redemption Prices (together with any applicable accrued interest to the Redemption Date) specified in the form of Note attached as Exhibit A hereto.

                  12.02. Partial Redemptions. In case the Company elects to redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Noteholder. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  12.03. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Noteholder to be redeemed, at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (a) the Redemption Date,

                  (b) the Redemption Price,

                  (c) if less than all the outstanding Notes are to be redeemed, the portion of each Note to be redeemed,

                  (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

                  (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.

                  12.04. Notes Payable on Redemption Date. If notice of redemption shall have been given as provided above, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Noteholders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

                  12.05. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Noteholder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                   SECTION 13

                                   GUARANTEES


                  13.01. Guarantees. Each of the Guarantors hereby, jointly and severally, unconditionally guarantees, to each Noteholder, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due, subject to any applicable grace period, of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to
Section 13.04, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

                  If any Noteholder is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by the Company or the Guarantor to such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in
Section 11 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any declaration of acceleration of such obligations as provided in Section 11, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

                  13.02. Execution and Delivery of Guarantees. To evidence its Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a Guarantee in the form of Exhibit B hereto shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents pursuant to which such Subsidiary shall become a Guarantor under this Section 13 and shall guarantee the obligations of the Company under this Agreement and the Notes.

                  13.03. Guarantors May Consolidate, Etc. on Certain Terms. No Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor) unless:

                  (a) subject to the provisions of Section 13.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) unconditionally assumes all the obligations of such Subsidiary Guarantor under its Guarantee;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (c) such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction.

Notwithstanding the foregoing, no Subsidiary Guarantor shall be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by Section 8.10 hereof.

                  In case of any such consolidation or merger and upon the assumption by the successor corporation of the Guarantee, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Guarantees had been issued at the date of the execution hereof.

                  Nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                  13.04. Releases of Guarantees. In the event of (i) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (ii) a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation, distribution or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the proceeds of such sale or other disposition shall be applied in accordance with the provisions of Section 8.05 hereof. Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Agreement as provided in this Section 13.

                  13.05. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of the Notes, each Noteholder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Section 13 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

                                   SECTION 14

                          EXPENSES, INDEMNIFICATION AND
                          CONTRIBUTION, AND TERMINATION


                  14.01. Expenses. Whether or not the transactions contemplated hereby are consummated, the Issuers will pay all costs and expenses (including reasonable and documented attorneys', accountants', advisors', appraisers' and consultants' fees and disbursements) incurred by the Purchasers or any Holder in connection with the transactions contemplated by the Basic Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Basic Documents or the Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the Purchasers' reasonable out-of-pocket expenses (including, without limitation, all reasonable due diligence, travel, courier, reproduction, printing and delivery expenses) in connection with the preparation, review, negotiation, execution and delivery of the Commitment Letter and the Basic Documents and the consummation of the transactions contemplated by the Basic Documents, (b) the Purchasers' reasonable out-of-pocket expenses in connection with the Purchasers' examinations and appraisals of the Issuers' properties, books and records, (c) the costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the other Basic Documents or the Securities or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Basic Documents or the Securities, or by reason of being a holder of any Securities, and (d) the costs and expenses, including reasonable and documented consultants' and advisors' fees, incurred in connection with any work-out or restructuring of the transactions contemplated hereby, by the other Basic Documents or by the Securities. The Company will pay, and will save each Purchaser and each other Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders engaged by or on behalf of any Closing Time Issuer or any of its Subsidiaries in relation to the Transactions.

                  14.02. Indemnification.

                  (a) Indemnification by the Issuers. Each Closing Time Issuer, jointly and severally, agrees to indemnify and hold harmless (i) each Purchaser,
(ii) each Person, if any, who controls (within the meaning of Section 14 of the Securities Act or Section 20 of the Exchange Act) the Person referred to in clause (i) (any of the Persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and (iii) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Purchaser Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) in whole or in part upon any inaccuracy in any of the representations and warranties of such Issuers contained herein, (ii) in whole or in part upon any failure of any Issuer to perform its obligations hereunder or under Applicable Law, or (iii) upon the transactions contemplated by the Basic Documents or the Purchasers' financing thereof, and will reimburse each such Purchaser Indemnified Person for any legal and other expenses reasonably incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred upon presentation of appropriate invoices containing reasonable detail; provided, however, that if a

Purchaser Indemnified Person is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the losses, claims, damages or liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Purchaser Indemnified Person or (ii) the breach by such Purchaser Indemnified Person of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Person contained in this Agreement. Notwithstanding any provision in this paragraph (a) to the contrary, no such Issuer shall be liable under this Section 14.02(a) to a Purchaser Indemnified
Person: (i) for any amount paid by the Purchaser Indemnified Person in settlement of claims by the Purchaser Indemnified Person without the Company's consent (which consent shall not be unreasonably withheld), (ii) to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the willful misconduct or gross negligence of such Purchaser Indemnified Person or (iii) to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the breach by such Purchaser Indemnified Person of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Person contained in this Agreement. The indemnity agreement set forth in this Section 14.02(a) shall be in addition to any liabilities that such Issuers may have under common law or otherwise.

                  (b) Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) each Closing Time Issuer and (ii) each Controlling Person of such Issuer and (iii) the respective officers, directors, employees, representatives and agents of each such Issuer or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), an "Issuer Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Issuer Indemnified Person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) in whole or in part upon any inaccuracy in any of the representations and warranties of such Purchaser contained herein, or (ii) in whole or in part upon the failure of such Purchaser to perform its obligations hereunder; and will reimburse the Issuer Indemnified Persons for any legal and other expenses reasonably incurred by the Issuer Indemnified Persons in connection with investigating or defending any such actions or claims as such expenses are incurred upon presentation of appropriate invoices containing reasonable detail; provided, however, that if an Issuer Indemnified Person is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the losses, claims, damages or liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Issuer Indemnified Person or (ii) the breach by any Issuer Indemnified Person of any representation, warranty, covenant or other agreement of any Issuer Indemnified Person contained in this Agreement. Notwithstanding any provision in this paragraph (b) to the contrary, no Purchaser shall be liable under this Section 14.02(b) to an Issuer Indemnified Person: (i) for any amount paid by the Issuer Indemnified Person in settlement of claims by the Issuer Indemnified Person without such Purchaser's consent (which consent shall not be unreasonably withheld), (ii) to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the willful misconduct or gross negligence of such Issuer Indemnified Person or (iii) to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted primarily from the breach by any Issuer Indemnified Person of any representation, warranty, covenant or other agreement of any Issuer Indemnified Person contained in this Agreement. The indemnity agreement set forth in this
Section 14.02(b) shall be in addition to any liabilities that each Purchaser may have under common law or otherwise.

                  (c) Notifications and Other Indemnification Procedures. Promptly after receipt by a Purchaser Indemnified Person or an Issuer Indemnified Person (each, an "Indemnified Person") of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under
Section 14.02(a) or 14.02(b), as applicable, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person otherwise than under Section 14.02(a) or 14.02(b), as applicable, or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person in its reasonable judgment, and, after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Person; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

                  14.03. Contribution. If the indemnification provided for in
Section 14.02 is unavailable to or insufficient to hold harmless an Indemnified Person under paragraph (a), (b) or (c) of Section 14.02 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) to the fullest extent permissible under applicable law.

                  The obligations of the Closing Time Issuers and the Purchasers under this Section 14.03 shall be in addition to any liability which such Closing Time Issuer and the Purchasers may have under common law or otherwise.

                  14.04. Survival. The obligations of the Closing Time Issuers and the Purchasers under this Section 14 will survive the payment or transfer of any Security, the enforcement, amendment or waiver of any provision of this Agreement.


                                   SECTION 15

                                  MISCELLANEOUS


                  15.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                  (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention: Roger Meltzer, Esq., or at such other address as such Purchaser or its nominee shall have specified to the Company in writing;

                  (ii) if to any other Holder or Warrantshareholder, to such Holder or Warrantshareholder at the address of such Holder or Warrantshareholder appearing in the Security Register or such other address as such other holder shall have specified to the Company in writing; or

                  (iii) if to an Issuer, to the Company at 5660 Central Avenue, Boulder, Colorado 80301, attention: Chief Executive Officer, facsimile:
         (303) 247-0480, with a copy to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, attention: David A. Scherl, Esq., facsimile: (212) 735-8708, or at such other address as the Company shall have specified to each Holder and Warrantshareholder in writing.

                  15.02. Benefit of Agreement; Assignments and Participations. Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Security) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such holder. The rights of any Purchaser or any other Holder or Warrantshareholder under this Agreement may only be assigned by such Holder or Warrantshareholder in connection with a transfer or assignment of all, or any portion of the Securities or Warrant Shares held by such Holder or Warrantshareholder.

                  Nothing in this Agreement or in the Securities, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Securities any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  15.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Holder or Warrantshareholder in exercising any right, power or privilege hereunder or under the Securities and no course of dealing between any Issuer and any other party or Holder or Warrantshareholder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Securities are cumulative and not exclusive of any rights or remedies which the parties or Holders or Warrantshareholder would otherwise have. No notice to or demand on any Issuer in any case shall entitle any Issuer to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders or Warrantshareholder to any other or further action in any circumstances without notice or demand.

                  15.04. Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of Holdings, the Company and the Required Holders or in the case of amendments or waivers relating to the rights of Warrantholders and Warrantshareholders adversely affecting Warrantholders and Warrantshareholders, by a majority in interest in the aggregate of the Warrantholders and Warrantshareholders, as applicable (or, in each case, if prior to the Closing Time, the Purchasers); provided, however, that no such amendment or waiver may, without the prior written consent of each Noteholder affected thereby (or the Purchasers if prior to the Closing Time) (i) subject any Noteholder to any additional obligation,
(ii) reduce the principal of (or premium, if any) or rate of interest on any Note, (iii) postpone the date fixed for any payment of principal of (or premium, if any) or interest on any Note, (iv) change the percentage of the aggregate principal amount of the Notes the holders of which shall be required to consent or take any other action under this Section 15.04 or any other provision of this Agreement, (v) amend or waive the provisions of (a) Section 7.08 following the occurrence of a Change of Control or (b) Section 7.09 or 8.05 following the maturity at the Company's obligation to make an Excess Proceeds Offer and in the case of each of clauses (a) and (b), any of the definitions used in such Sections, (vi) adversely affect the ranking of the Notes or (vii) change the currency in which amounts due under the Notes are payable. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  15.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

                  15.06. Reproduction. This Agreement, the other Basic Documents and all documents relating, hereto and thereto, including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing Time (except the

Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. Each Closing Time Issuer agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15.06 shall not prohibit any Issuer, any other party hereto or any Holder or Warrantshareholder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                  15.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  15.08. Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                  (b) If any action, proceeding or litigation shall be brought by any Holder or Warrantshareholder in order to enforce any right or remedy under this Agreement or any of the Securities, the Closing Time Issuer hereby consents and will submit, and will cause each of their Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Such Issuer hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. Such Issuers further agrees that they shall not, and shall cause their Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement, the Securities or any other Basic Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

                  (c) THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

                  15.09. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                  15.10. Entirety. This Agreement together with the other Basic Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any (including without limitation the Commitment Letter which shall be deemed terminated effective the Closing Time), relating to the Basic Documents or the transactions contemplated herein or therein.

                  15.11. Survival of Representations and Warranties. All representations and warranties and covenants and indemnities made by the parties herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Securities or the Warrant Shares and the payment of principal of the Notes, the expiration, exercise or other termination of the Warrants and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder that is Affiliated with any Purchaser. All statements contained in any certificate delivered by or on behalf of any Closing Time Issuer pursuant to this Agreement shall be deemed representations and warranties of such Issuers under this Agreement.

                  15.12. Calculation of Outstanding Notes. In determining whether the holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required Holders the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  15.13. Incorporation. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

                  15.14. Confidentiality. Each Purchaser and each Holder and Warrantshareholder agrees to use commercially reasonable efforts to maintain as confidential all non-public information with respect to the Issuers which has been previously provided by, or at the direction of, any Issuer to such Purchaser, Holder or Warrantshareholder or which is now or in the future furnished pursuant to this Agreement or any other Basic Document, except that each Purchaser, Holder or Warrantshareholder, as applicable, may disclose such information (a) to its Affiliates, provided that each such Affiliate agrees to comply with this Section 15.14; (b) to Persons employed or engaged by such Purchaser in evaluating, approving, structuring or administering the Securities, provided that each such Person agrees to comply with this Section 15.14; (c) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.14 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clauses (a) through (g) hereof); (d) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by such Purchaser, Holder or Warrantshareholder to be compelled by any court decree, subpoena or legal or administrative order or process; (e) as, on the advice of such Purchaser's, Holder's or Warrantshareholder's counsel, is required by law; (f) in connection with the exercise of any right or remedy under the Basic Documents or in connection with any litigation to which such Purchaser, Holder or Warrantshareholder is a party;
(g) to any nationally recognized rating agency that requires access to information about a Purchaser's, Holder's or Warrantshareholder's investment portfolio in connection with ratings issued with respect to such Purchaser, Holder or Warrantshareholder; or (h) that ceases to be confidential through no fault of such Purchaser, Holder or

Warrantshareholder. Notwithstanding the foregoing, each Purchaser, Holder and Warrantshareholder agrees that it will not disclose any such non-public information to any Person that is in direct competition with the Company and any of its Subsidiaries. The Company consents to the publication by any Purchaser of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Purchasers reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. Holdings and the Company may require as a condition to providing non-public information to any Holder or Warrantshareholder (not a party to this Agreement) that such Holder or Warrantshareholder, as applicable, acknowledges in writing the applicability of this Section 15.14.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                        AMERICAN COIN MERCHANDISING, INC.



                                        By: /s/ Randall J. Fagundo
                                            -----------------------------------
                                            Name:  Randall J. Fagundo
                                            Title: President


                                        ACMI HOLDINGS, INC.


                                        By: /s/ William F. Dawson, Jr.
                                            -----------------------------------
                                            Name:  William F. Dawson, Jr.
                                            Title: President

                                        PURCHASERS:

                                        AUDAX MEZZANINE FUND, L.P.

                                        By:  Audax Mezzanine Business, L.P.
                                        Its: General Partner


                                        By:  Audax Mezzanine Business, L.L.C.
                                        Its: General Partner


                                        By: /s/ Kevin Magid
                                            -----------------------------------
                                            Name:  Kevin Magid
                                            Title: Authorized Signatory


                                        AUDAX CO-INVEST, L.P.

                                        By: 101 Huntington Holdings, LLC
                                        Title: General Partner


                                        By: /s/ Kevin Magid
                                            -----------------------------------
                                            Name:  Kevin Magid
                                            Title: Authorized Signatory


                                        AUDAX TRUST CO-INVEST, L.P.

                                        By: 101 Huntington Holdings, LLC
                                        Title: General Partner


                                        By: /s/ Kevin Magid
                                            -----------------------------------
                                        Name:  Kevin Magid
                                        Title: Authorized Signatory

                                        THE ROYAL BANK OF SCOTLAND PLC,
                                            NEW YORK BRANCH



                                        By: /s/ Paul J. Horton
                                            -----------------------------------
                                            Name:  Paul J. Horton
                                            Title: Director

                                        UPPER COLOMBIA CAPITAL COMPANY, LLC



                                        By: /s/ Adrian Duffy
                                            -----------------------------------
                                            Name:  Adrian Duffy
                                            Title: Managing Director

                                        STATE STREET BANK AND TRUST COMPANY,
                                         as Trustee for the DuPont Pension Trust



                                        By: /s/ Thomas C. Poppey
                                            -----------------------------------
                                            Name:  Thomas C. Poppey
                                            Title: Vice President

                                        WILTON PRIVATE EQUITY FUND, LLC


                                        By: Wilton Asset Management, L.L.C.
                                            its Manager


                                        By: /s/ John R. Wilton
                                            -----------------------------------
                                            Name:  John R. Wilton
                                            Title: Secretary

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                  THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 11, 2002 (THE "PURCHASE AGREEMENT"), AMONG AMERICAN COIN MERCHANDISING, INC. (THE "COMPANY"), THE GUARANTORS NAMED THEREIN AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS
NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $974.36; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $25.64; (3) THE ISSUE DATE IS FEBRUARY 11, 2002, AND
(4) THE YIELD TO MATURITY IS 17.45%, (COMPOUNDED QUARTERLY).

                  "THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF FEBRUARY 11, 2002 AMONG, AUDAX MEZZANINE FUND, L.P., AUDAX CO-INVEST, L.P., AUDAX TRUST CO-INVEST, L.P., ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH, UPPER COLOMBIA CAPITAL COMPANY, LLC, DUPONT PENSION TRUST, WILTON PRIVATE EQUITY FUND, LLC, AMERICAN COIN MERCHANDISING, INC. (THE "COMPANY") AND MADISON CAPITAL FUNDING LLC ("AGENT"), TO BE INDEBTEDNESS (INCLUDING INTEREST) OWNED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF FEBRUARY 11, 2002 AMONG THE COMPANY, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT."

                     17% SENIOR SUBORDINATED NOTES DUE 2009

No.                                                                 $
   ----------------                                                  -----------

                  American Coin Merchandising, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Purchase Agreement), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] Dollars on February 22, 2009 (the "Stated Maturity").

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        AMERICAN COIN MERCHANDISING, INC.

[Seal]
                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                            [Form of Reverse of Note]


                  1. GENERAL. This Note is one of a duly authorized issue of Notes of the Company designated as its 17% Senior Subordinated Notes due 2009 (herein called the "Notes"), limited in aggregate principal amount to the sum of
(a) $25.0 million and (b) any additional Notes issued as in-kind interest on outstanding Notes in accordance with Paragraph 2 below; in each case, issued and to be issued pursuant to the Purchase Agreement, dated as of February 11, 2002 (herein called the "Purchase Agreement"), among ACMI Holdings, Inc. ("Holdings"), the Company and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.

                  Principal on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Purchase Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Noteholder no longer is the registered owner of this Note.

                  2. INTEREST. The Company promises to pay interest on the principal amount of this Note from the date of issuance of this Note (or any Predecessor Note) (which, in the case of any Note which is a PIK Note (as defined below), shall be the Interest Payment Date as to which such PIK Note relates) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 22, May 22, August 22 and November 22 in each year commencing May 22, 2002 (each, an "Interest Payment Date") at the rate of 17% per annum, until the principal hereof is paid; provided, however, that on each such Interest Payment Date the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest due on this Note, which is in excess of 13% (including, without limitation, interest on overdue principal, premium or interest provided for in the following sentence), pay such amount in excess of 13% (and only such excess amount) on this Note through the issuance of additional Notes (each a "PIK Note") in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash and otherwise substantially in the form of this Note. To the extent that the payment of such interest shall be legally enforceable, any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest at the rate of 2% per annum in excess of the rate of interest then borne by the Notes ("default interest") from the date such amounts are due until they are paid, and the entire amount of such default interest (and not just the amount in excess of 13%) shall be payable in cash; provided, however, that if the Subordination Agreement shall be in effect and shall not permit the payment of default interest in cash in respect of default interest, the Company shall issue a PIK Note in the principal amount of such default interest then due; provided, further, that if the Subordination Agreement shall be terminated or shall at any time permit the full payment of default interest in cash, then each such PIK Note issued in respect of default interest shall become immediately due and payable. The Company shall pay interest on overdue principal and premium and on overdue installments of interest from time to time on demand.

                  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

                  All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

                  3. OPTIONAL REDEMPTION. (a) The Company may, at its option, redeem the Notes, in whole or in part from and including February 22, 2004 through to and including Stated Maturity at a Redemption Price as set forth below plus accrued and unpaid interest, if any, to the Redemption Date:


Period Commencing:                      Redemption Price
------------------                      ----------------
 February 22, 2004                           105.0%
 February 22, 2005                           103.0%
 February 22, 2006                           101.0%
 February 22, 2007                           100.0%

                  (b) The Company may not otherwise redeem the Notes prior to February 22, 2004. Notwithstanding the foregoing, the Company may, at its option, redeem the Notes, prior to February 22, 2004, in whole or in part, upon the occurrence of a Qualified IPO (to the extent of the Net Cash Proceeds received and available after the payment of Senior Indebtedness) or a Change of Control (i) at a Redemption Price of 109% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date to the extent such redemption occurs prior to February 22, 2003 and (ii) at a Redemption Price of 107% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date to the extent such redemption occurs on or after February 22, 2003 but prior to February 22, 2004. Any such redemption pursuant to this clause (b) shall occur within 90 days of the occurrence of such Qualified IPO or a Change of Control, as applicable.

                  4. PROCEDURES FOR REDEMPTION. If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Noteholder.

                  In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Noteholder hereof upon the cancellation hereof.

                  5. SUBORDINATION. This Note is subject to the terms of that certain Subordination and Intercreditor Agreement dated as of February 11, 2002 by and among the Purchasers, the Company, Holdings and Madison Capital Funding LLC, as agent (the "Subordination Agreement") and this Note is issued subject to the provisions of the Subordination Agreement. Each Noteholder, by accepting the same, agrees to and shall be bound by such provisions.

                  6. EVENTS OF DEFAULT. If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                  7. OFFERS TO PURCHASE NOTES. The Purchase Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Purchase Agreement.

                  8. AMENDMENTS, MODIFICATIONS AND WAIVERS. The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Purchase Agreement at any time by Holdings and the Company with the consent of the holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Noteholders of specified percentages in the aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such Noteholder and upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  9. REGISTRATION OF TRANSFER. As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations authorized under the Purchase Agreement. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  10. MISCELLANEOUS. All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Purchase Agreement.

                  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Agreement, check the box:

                                      [ ]

                  If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Agreement, state the portion of such amount: $_______________.


Dated:                  Your Signature:
                                      ---------------------------------------
                        (Sign exactly as name appears on the other side of this Note)




Signature Guarantee:
                        -----------------------------------------------------
                        (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B


                                FORM OF GUARANTEE


                  THE OBLIGATIONS OF THE GUARANTOR TO THE HOLDERS OF NOTES PURSUANT TO THIS GUARANTEE AND THE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 11, 2002, AMONG AMERICAN COIN MERCHANDISING, INC. (THE "COMPANY"), ACMI HOLDINGS, INC. ("HOLDINGS"), AND THE PURCHASERS NAMED THEREIN (THE "PURCHASE AGREEMENT") ARE EXPRESSLY SET FORTH IN SECTION 13 OF THE PURCHASE AGREEMENT, AND REFERENCE IS HEREBY MADE TO SUCH PURCHASE AGREEMENT FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF THE PURCHASE AGREEMENT, INCLUDING WITHOUT LIMITATION
SECTION 13, ARE INCORPORATED HEREIN BY REFERENCE.

                  The Guarantor hereby, jointly and severally, together with all other Guarantors unconditionally guarantees to each Noteholder, irrespective of the validity and enforceability of the Purchase Agreement, the Notes or the obligations of the Company thereunder, that: (a) the principal of and premium and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of (and any premium) and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Noteholders thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due, subject to any applicable grace period, of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor together with all other Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Purchase Agreement, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Section 13 of the Purchase Agreement, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Purchase Agreement.

                  If any Noteholder is required by any court or otherwise to return to the Company or the Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to such Noteholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Noteholders, on the other hand, (a) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 11 of the Purchase Agreement for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and
(b) in the event of any declaration of acceleration of such obligations as provided in Section 11 of the Purchase Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. The Guarantor shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Noteholders under the Guarantees.

                  The obligations of the Guarantor under this Guarantee are subject to the terms of that certain Subordination and Intercreditor Agreement dated as of February 11, 2002 by and among the Purchasers, the Company, Holdings and Madison Capital Funding LLC, as agent.

                  The Guarantor, and by its acceptance of Notes, each Noteholder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Noteholders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under this Guarantee and Section 13 of the Purchase Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Section 13 of the Purchase Agreement, result in the obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

                  This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Purchase Agreement until full and final payment of all of the Company's obligations under the Notes and the Purchase Agreement and shall inure to the benefit of the Noteholders and their permitted successors and assigns and, in the event of any permitted transfer or assignment of rights by any Noteholder, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such permitted transferee or assignee, all subject to the terms and conditions hereof and of Section 13 of the Purchase Agreement. Notwithstanding the foregoing, if the Guarantor satisfies the provisions of Section 13.04 of the Purchase Agreement, such Guarantor shall be released of its obligations hereunder.

                  THIS GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF THE STATE OF NEW YORK THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Capitalized terms used herein have the same meanings given in the Purchase Agreement unless otherwise indicated.

IN WITNESS WHEREOF, [GUARANTOR] has caused this Guarantee to be executed by its duly authorized officers as of February , 2002.

                                   [GUARANTOR]


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT C


                                 FORM OF WARRANT

                                                                 Certificate No.


                                     WARRANT

                  THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                  THE SALE, TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 11, 2002, AMONG ACMI HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES, AS SUCH AGREEMENT MAY BE AMENDED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF ACMI HOLDINGS, INC.

                                WARRANT
                 TO PURCHASE SHARES OF COMMON STOCK OF
                          ACMI HOLDINGS, INC.

                  THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, _________________ or its registered assigns (the "holder"), is entitled, subject to the adjustment provisions and the conditions and limitations hereinafter set forth, to purchase from ACMI Holdings, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, ________ shares, as adjusted pursuant to Section 4 hereof, of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at an exercise price of $0.01 per share, as adjusted pursuant to Section 4 hereof, (the "Exercise Price"). This Warrant shall not be terminable by the Company prior to the Expiration Date (as defined in Section 9 hereof). The shares of Common Stock issuable upon exercise of this Warrant (and any other or additional shares, securities or property that may hereafter be issuable upon exercise of this Warrant) are sometimes referred to herein as the "Warrant Shares," and the maximum number of shares so issuable under this Warrant is sometimes referred to as the "Aggregate Number" (as such number may be increased or decreased, as more fully set forth herein).

                  This Warrant shall be void and all rights represented hereby shall cease on the Expiration Date.

                  This Warrant is part of an authorized issue of warrants (the "Authorized Warrants") initially exercisable for an aggregate of 119,064 shares of Common Stock issued on the date hereof pursuant to the terms of the Purchase Agreement.

                  Certain terms used in this Warrant are defined in Section 9 hereof.

                  This Warrant is subject to the following provisions, terms and conditions:


1. EXERCISE; ISSUE OF CERTIFICATES; PAYMENT FOR SHARES. (a) The right to purchase Common Stock represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to fractional shares of Common Stock), to purchase the Aggregate Number of shares (initially equal to _______ shares) of Common Stock at all times prior to the Expiration Date hereof.

                  (b) This Warrant shall be exercisable, upon five (5) days notice, by surrendering this Warrant (with the Exercise Form annexed hereto as Schedule 1 properly completed and executed) to the Company at its principal office specified in Section 14, or its then current address, and upon payment to the Company of the Exercise Price for the Warrant Shares being purchased.

                  (c) Payment of the aggregate Exercise Price with respect to an exercise in whole or in part of this Warrant may be made, in the sole discretion of the holder, in the form of any of the following:(a) by cash or a check or bank draft in New York Clearing House funds, (b) by the surren-der to the Company of a portion of this Warrant (without the payment of the Exercise Price in cash) which is exercisable for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares issuable in connection with such exercise assuming payment in cash of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio or (c) by any combination of (a) and (b) above. The shares so purchased shall be and shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the Business Day on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Notwithstanding any provision in this Warrant to the contrary, including the provisions of Section 4 hereof, the Exercise Price per share paid by the holder upon any exercise of this Warrant shall equal the greater of (x) the Exercise Price per share as determined under this Warrant and (y) the par value per share of the Common Stock at the time of exercise.

                  (d) Certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) days, after this Warrant shall have been so exercised, and unless this Warrant has expired or been fully exercised, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES; LISTING. The Company covenants and agrees that: (a) all Warrant Shares will, upon issuance, be original-issue shares (and not treasury stock) fully paid and nonassessable and free from all taxes, claims, liens, charges and other encumbrances with respect to the issue thereof; (b) without limiting the generality of the foregoing, it will not amend the Certificate of Incorporation to increase the par value per share of Common Stock above the Exercise Price; (c) during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of this Warrant a sufficient number of original-issue shares of its Common Stock to provide for the exercise of this Warrant in full; and (d) upon the exercise of this Warrant, it will, at its expense, promptly notify each securities exchange on which any Common Stock is at the time listed of such issuance, and use its best efforts to maintain a listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant to the extent such shares can be listed.

3. STOCKHOLDERS AGREEMENT. The holder of this Warrant shall be entitled to all of the benefits, and subject to all of the obligations, of the Stockholders Agreement, in connection with this Warrant and the Warrant Shares to be issued in connection with the exercise of this Warrant.

4. ADJUSTMENTS TO AGGREGATE NUMBER. The Exercise Price and the Aggregate Number of shares of Common Stock issuable upon the exercise of this Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.

                  (a) Adjustment for Change in Capital Stock. If the Company:

                  (1) pays a dividend or makes any other distribution on its Common Stock in shares of its Common Stock or other capital stock of the Company; or

                  (2) subdivides, combines or reclassifies its outstanding shares of Common Stock,

then, in each such case, the Exercise Rate and the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of this Warrant thereafter exercised may upon payment of the same aggregate Exercise Price payable immediately prior to such action receive the Aggregate Number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         Any such adjustment shall become effective immediately after the record date of such dividend or distribution or the effective date of such subdivision, combination or reclassification.

         If after an adjustment the holder of this Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 4.

         Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Adjustment for Certain Issuances of Common Stock.

                           (i) If the Company issues or sells to any Person shares of its Common Stock or distributes any rights, options or warrants entitling any Person to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share (determined, in the case of rights, options, warrants or convertible or exchangeable securities ("Derivative Securities"), by dividing (x) the total consideration determined in accordance with Section 4(d) hereof, by (y) the total number of shares of Common Stock covered by such Derivative Securities) less than the Current Market Value on the date of such issuance, sale or distribution (the "Time of Determination"), the Exercise Rate shall be adjusted in accordance with the formula:

                                 E' = E x O + N
                                          -----
                                          O + N x P
                                              -----
                                                M

and the Exercise Price shall be adjusted in accordance with the following formula:

                                  EP' = EP x E
                                             --
                                             E'

where:

                  E'  =   the adjusted Exercise Rate.

                  E   =   the Exercise Rate immediately prior to the Time of
                          Determination for any such issuance, sale or distribution.

                  EP' =   the Adjusted Exercise Price.

                  EP  =   the Exercise Price immediately prior to the Time of
                          Determination for any such issuance, sale or distribution.

                  O   =   the number of Fully Diluted Shares (as defined below)
                          outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

                  N   =   the number of additional shares of Common Stock
                          issued, sold or issuable upon exercise of such rights, options or warrants or conversion or exchange of such convertible or exchangeable securities.

                  P   =   the per share price received and receivable by the
                          Company in the case of any issuance or sale of Common
                          Stock or Derivative Securities inclusive of the exercise price per share of Common Stock payable upon exercise, conversion or exchange of such Derivative
                          Securities.

                  M   =   the Current Market Value per share of Common Stock on
                          the Time of Determination for any such issuance, sale or distribution.

                  For purposes of this Section 4 the term "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable, convertible or exchangeable (other than the Warrants).

                  The adjustments shall be made successively whenever any such Common Stock or Derivative Securities are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares upon exercise of any such Derivative Securities which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made;
(ii) the issuance of the Authorized Warrants and the issuance of any shares upon the exercise of the Authorized Warrants; (iii) the issuance of any other Derivative Securities that are outstanding on the date hereof and the issuance of any shares upon the exercise of such Derivative Securities; (iv) any event contemplated by Section 4(a) or 4(c) hereof; (v) the issuance of options to purchase an aggregate of 410,111 shares of Common Stock (as appropriately adjusted for stock dividends, subdivisions, combinations and like events affecting the Common Stock) granted pursuant to the Company's option plans and the issuance of the shares issuable upon exercise of such options; (vi) the issuance of shares of Common Stock, or Derivative Securities containing the right to subscribe for or purchase shares of Common Stock, issued as part of a unit in connection with any arm's length institutional financing of debt, and the issuance of shares upon the exercise, conversion or exchange of such Derivative Securities; (vii) shares of Common Stock, or Derivative Securities containing the right to subscribe for or purchase shares of Common Stock, issued in connection with any acquisition by the Company or one of its subsidiaries of a Person, or all or substantially all of the assets of a Person in each case except for issuances to, any Affiliate of the Company, and the issuance of shares upon exercise, conversion or exchange of such Derivative Securities to the extent such Derivative Securities or shares would otherwise be included in clause 4(b)(i); and (viii) the issuance of the AHYDO Warrants (as defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement and the issuance of any shares upon exercise of such AHYDO Warrants. If at the end of the period during which any such Derivative Securities are exercisable, convertible or exchangeable not all such Derivative Securities shall have been exercised, converted or exchanged in full, any adjustment made to the Exchange Rate and the Exercise Price which was made upon the issuance of such Derivative Securities, and any subsequent adjustments based thereon, shall be recomputed on the basis that "N" in the above formula had been the number of shares actually issued upon the exercise, conversion or exchange of such Derivative Securities and "P" in the above formula had been calculated on the basis of the actual consideration received or receivable in connection with such Derivative Securities (as determined herein).

                  (c) Adjustment for Other Distributions. If the Company fixes a record date for the distribution to all holders of Common Stock of (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries, whether in cash, property or otherwise (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Section 4(a)), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Exercise Rate shall be adjusted in accordance with the formula (it being understood that in no event shall the fraction M be less than zero):

                                   E' = E x M
                                           ---
                                           M-F
and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:

                                  EP' = EP x E
                                             --
                                             E'

where:

              E'  =     the adjusted Exercise Rate.

              E   =     the current Exercise Rate on the record date referred to
                        in this paragraph (c) above.

              EP' =     the Adjusted Exercise Price.

              EP  =     the current Exercise Price on the record date referred
                        to in this paragraph (c) below.

              M   =     the Current Market Value per share of Common Stock on
                        the record date referred to in this paragraph (c) above.

              F   =     the fair market value (as determined in good faith by
                        the Company's board of directors) on the record date referred to in this paragraph (c) above of the indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.

                  The adjustments shall be made successively whenever any such record date is fixed and shall become effective immediately after such record date. If any adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, in full, any adjustment made to the Exchange Rate and the Exercise Price which was made upon the record date fixed in respect of such rights, options or warrants, and any subsequent adjustments based thereon, shall be recomputed on the basis that "F" in the above formula had been the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on such record date. Notwithstanding anything to the contrary contained in this subsection (c) in lieu of the adjustment otherwise required by this subsection (c), the Company may elect to distribute to the holder of this Warrant, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants which would have been distributed to such holder had this Warrant been exercised immediately prior to the record date for such distribution.

                  (d) The following provisions shall be applicable to the making of adjustments of the Exercise Price and Exercise Rate herein before provided for in this Section 4:

                           (i) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed an issuance thereof for the purposes of this
         Section 4.

                           (ii) The adjustments required by the preceding paragraphs of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except as expressly provided herein. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                           (iii) In computing adjustments under this Section 4 fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (.001) of a share and shall be aggregated until they equal one whole share.

                           (iv) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any item described in Sections 4(a) through 4(c) hereof, but abandon its plan to pay or deliver such item, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                           (v) The consideration for any additional shares of Common Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Company for issuing such options, warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such options, warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any convertible or exchangeable securities shall be the consid-eration received or receivable by the Company for issuing any options, warrants or other rights to subscribe for or purchase such convertible or exchangeable securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible or exchangeable securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion, exercise or exchange of such convertible or exchangeable securities. In case of the issuance at any time of any additional shares of Common Stock or convertible or exchangeable securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or convertible or exchangeable securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (e) (i) If any event occurs as to which the other provisions of this Section 4 are not strictly applicable but the lack of any provision for the exercise of the rights of the holder of this Warrant would not fairly protect the purchase rights of such holder in accordance with the essential intent and principles of such provisions, or, if strictly applicable, would not fairly protect the conversion rights of such holder in accordance with the essential intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants in the United States (which may be the regular auditors of the Company) of recognized national standing in the United States reasonably satisfactory to the Required Holders, which shall give their opinion as to the adjustments, if any, necessary to preserve, without dilution, on a basis consistent with the essential intent and principles established in the other provisions of this Section 4, the exercise rights of such holder. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

                           (ii) In case of any capital reorganization, other
than in the cases referred to in Section 4(a), (b) or (c) hereof and other than any capital reorganization that does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the assets of the Company (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any such shares or other securities or property thereafter deliverable upon exercise of this Warrant.

                  The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation or other entity purchasing such assets shall (i) expressly assume, by a supplemental warrant or other acknowledgment executed and delivered to the holders the obligation to deliver to the holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and the due and punctual performance and observance of each and every covenant, condition, obligation and liability under this Warrant to be performed and observed by the Company in the manner prescribed herein and (ii) if such Reorganization takes place prior to consummation by the Company of all of its registration obligations under the Stockholders Agreement, enter into an agreement providing to the holders rights and benefits substantially similar to those enjoyed by the holders under the Stockholders Agreement.

                  The foregoing provisions of this Section 4(e)(ii) shall apply to successive Reorganization transactions.

                  (f) Within 10 days after the occurrence of an event resulting in an adjustment pursuant to this Section 4 during which an event occurred that resulted in an adjustment pursuant to this Section 4, the Company shall cause to be promptly mailed to the holder of this Warrant (and upon the exercise hereof, to the exercising holder) by first-class mail, postage prepaid, notice of each adjustment or adjustments to the Exercise Price and Exercise Rate effected since the date of the last such notice and a certificate of the Company's Chief Financial Officer or Chief Accounting Officer. The certificate referred to above shall set forth the Exercise Price and Exercise Rate after such adjustment(s), a brief statement of the facts requiring such adjustment(s) and the computation by which such adjustment(s) was made.

                  (g) The occurrence of a single event shall not trigger an adjustment of the Exercise Price and Exercise Rate under more than one paragraph of this Section 4.

5. TAXES ON EXERCISE. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder exercising this Warrant for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

6. LIMITATION OF LIABILITY. No provision hereof in the absence of the exercise of this Warrant by the holder and no enumeration herein of the rights or privileges of the holder shall give rise to any liability on the part of the holder for the Exercise Price of the Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by any creditor of the Company. Upon exercise of the Warrants the holder will have the right to vote the Common Stock received upon such exercise. No holder of this Warrant shall be entitled to vote or be deemed the holder of Common Stock (or any other securities as may be issuable upon the exercise of this Warrant) nor shall anything contained herein be construed to confer upon the holder of this Warrant the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders or to receive dividends, distributions or subscription rights or otherwise (except as provided herein), until this Warrant shall have been exercised in accordance with the terms and conditions of this Warrant.



7. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner that interferes with the timely exercise hereof. The Company shall deem and treat the registered holder of this Warrant as the absolute owner thereof for all purposes, including without limitation for the purpose of exercise thereof. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof (including receipt by the Company of payment of the aggregate Exercise Price), the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised and the holder of this Warrant shall be deemed for all purposes a stockholder of the Company with respect to such shares as though the certificate for such shares had been issued on the date of such exercise.

8. RESTRICTIONS ON TRANSFER.

                  A. Subject to the provisions of this Section 8 and the Stockholders Agreement, this Warrant may be transferred or assigned, in whole or in part, by the holder at any time, and from time to time. Each transferee of the Warrant or the Warrant Shares acknowledges that the Warrant or the Warrant Shares have not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act. With respect to a transfer that shall occur prior to the time that the Warrant or the Warrant Shares issuable upon the exercise thereof is registered under the Securities Act, such holder shall, if required by the Company, request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such Warrant Shares (or portion thereof), subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Section 8 which may result in the actual exercise on any later date.

                  B. RESTRICTIVE LEGENDS. (i) Each stock certificate for any Warrant Shares issued upon the exercise of this Warrant, and each stock certificate issued upon the transfer of any such Warrant Shares (except as otherwise permitted by this Section 8) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THE WARRANT PURSUANT TO WHICH THESE SHARES HAVE BEEN ISSUED, AND NO TRANSFER OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                  Each Warrant issued in substitution for this Warrant pursuant to Section 10, 11 or 12 hereof and each Warrant issued upon the transfer of this Warrant (except as otherwise permitted by this Section 8) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES AND ANY INTEREST OR PARTICIPATION THEREIN MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SHARES MAY NOT BE TRANSFERRED EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                           (ii) Each Warrant issued in substitution for this
Warrant pursuant to Section 10, 11 or 12 hereof, each Warrant issued upon transfer of this Warrant, each stock certificate for any Warrant Shares issued upon exercise of this Warrant, and each stock certificate issued upon the transfer of any such Warrant Shares (until such time as such securities are no longer subject to the provisions of the Stockholders Agreement) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SALE, TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 11, 2002, AMONG ACMI HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS SECURITIES, AS SUCH AGREEMENT MAY BE AMENDED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF ACMI HOLDINGS, INC.

                  C. Termination of Restrictions. The restrictions imposed by this Section 8 upon the transferability of this Warrant and Warrant Shares shall apply as to this Warrant and any Warrant Shares until (a) such securities shall have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such securities, or (b) such time as, in the reasonable opinion of counsel for the Company, or upon the written opinion of counsel for the holder thereof reasonably acceptable to the Company, such restrictions are not required in order to comply with the Securities Act. Whenever such restrictions shall terminate as to this Warrant or any Warrant Shares, the holder thereof shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing the restrictive legends set forth in Section 8.A.

9. DEFINITIONS. As used in this Warrant, unless the context otherwise requires, the following terms have the following respective meanings:

                  Affiliate: of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or any more of the securities (on a fully diluted basis) having ordinary voting power for the election of directions or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  Aggregate Number: as set forth in the first paragraph of this Warrant.

                  Authorized Warrants: as set forth in the third paragraph of this Warrant.

                  Business Day: means any day on which commercial banks are open for commercial banking business in New York, New York.

                  capital stock: means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, common stock and preferred stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

                  Cashless Exercise Ratio: shall equal a fraction, the numerator of which is the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value of one share of Common Stock as of the date of exercise.

                  closing bid price: for any security on each Business Day shall mean (A) if such security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such security is traded, or if no sale takes place on such day, the average of the closing bid and asking prices on such day, (B) if such security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or
         (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

                  Commission: the United States Securities and Exchange Commission and any other similar or successor agency of the United States federal government administering the Securities Act or the Exchange Act.

                  Common Stock: the shares of Common Stock, par value $.01 per share, of the Company, currently provided for in the Certificate of Incorporation of the Company, and including, for all purposes hereunder, any other capital stock of the Company into which such shares of Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or like events.

                  Company: ACMI Holdings, Inc., a Delaware corporation, and its successors and assigns.

                  Current Market Value: per share of Common Stock or of any other security at any date shall be:

                  (1) if the security is not registered under the Exchange Act, the value of the security determined in good faith by the board of directors of the Company and certified in a board resolution delivered to the holders of this Warrant; provided that if 51% in interest of the holders of all then outstanding Authorized Warrants disagree with the board of directors' valuation, the value of the security shall be determined by an Independent Financial Expert selected by the Company and reasonably acceptable to holders of 51% in interest of the then outstanding Authorized Warrants (which Independent Financial Expert shall be engaged at the expense of the Company); provided, however, that if the value determined by such Independent Financial Expert shall differ by less than 5% from the value determined by the Board of Directors then the holders of Authorized Warrants that disagreed with the Board of Director's valuation shall reimburse the Company for the reasonable cost of such Independent Financial Expert (which reimbursement shall be made ratably among such holders in proportion to Authorized Warrants held), or

                  (2) if the security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 30 Business Days before such date and ending on the date one day prior to such date or, if the security has been registered under the Exchange Act for less than 30 consecutive Business Days before such date, then the average of the daily closing bid prices (as defined below) for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid price is not determined for at least 10 Business Days in such period, the Current Market Value of the security shall be determined as if the security was not registered under the Exchange Act.

                  Derivate Securities: as set forth in Section 4(b)(i) of this Warrant.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  Exercise Price: as set forth in the first paragraph of this Warrant.

                  Exercise Rate: as set forth in Section 4 of this Warrant.

                  Expiration Date: February 22, 2009.

                  Fully Diluted Shares: as set forth in the penultimate paragraph in Section 4(b) of this Warrant.

                  holder: as set forth in the first paragraph of this Warrant.

                  Independent: any Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, or in any Affiliate of the Company or any of its subsidiaries (other than as a result of holding securities of the Company in trading accounts) and
         (iii) is not an officer, employee, promoter, trustee, partner, director or Person performing similar functions for the Company or any of its subsidiaries or any Affiliate of the Company or any of its subsidiaries.

                  Independent Financial Expert: a reputable accounting, appraisal or investment banking firm that is, in the reasonable judgment of the board of directors of the Company, qualified to perform the task for which such firm has been engaged hereunder, is nationally recognized and disinterested and Independent with respect to the Company and its Affiliates and is reasonably acceptable to the holders of 51% in interest of the Authorized Warrants (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Warrant is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months and (iv) that, in the reasonable judgment of the board of directors of the Company (certified by a board resolution) is otherwise qualified to serve as an independent financial advisor.

                  Person: means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

                  Purchase Agreement: shall mean the Purchase Agreement dated as of February 11, 2002, by and among American Coin Merchandising, Inc., the Company and the purchasers named in Schedule A thereto.

                  Reorganization: as set forth in Section 4(e)(ii) of this Warrant.

                  Required Holders: any holder or holders holding at least 51% of the outstanding Authorized Warrants (measured in terms of the number of Warrant Shares for which such Warrants are currently exercisable) and Warrant Shares.

                  Securities Act: the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.

                  Stockholders Agreement: shall mean the Stockholders Agreement dated as of February 11, 2002, by and among the Company, and the security holders named therein.

                  Time of Determination: as set forth in Section 4(b) of this Warrant.

                  Warrant Shares: as set forth in the first paragraph of this Warrant.

10. WARRANT TRANSFERABLE. This Warrant is issued as a Warrant for which there is a register maintained by the Company. Subject to the provisions of Section 8, the transfer of this Warrant and all rights hereunder, in whole or in part, is registerable at the office or agency of the Company referred to in Section 1 hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant with a properly completed Form of Assignment in the form annexed hereto as Schedule 2. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when the Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books, the Company may treat the registered holder thereof as the owner for all purposes, and the Company shall not be affected by notice to the contrary. Any transfer tax relating to a transfer of this Warrant shall be paid by the holder.

11. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. Subject to the provisions of Section 8, this Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said holder at the time of such surrender; provided, however, that (i) the minimum number of shares which any new Warrants so issued may represent the rights to purchase shall not be less than ten (10), as appropriately adjusted for stock splits, subdivisions, combinations and like events affecting the Common Stock and (ii) such new Warrants shall represent in the aggregate the right to purchase the number of shares hereunder.

12. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond (or, in the case of a holder that is an original Purchaser (as defined in the Purchase Agreement) or a substantial financial institution, an unsecured indemnity agreement) reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, subject to the provisions of Section 8, in lieu thereof, a new Warrant of like tenor to the registered holder of such Warrant, at such holder's expense.

13. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS. The rights and obligations of the Company contained in this Warrant shall survive the exercise or repurchase of this Warrant to the extent that such survival is necessary to give effect to a provision hereof.

14. NOTICES. All notices, requests and other communications required or permitted to be given or delivered to the holder of this Warrant shall be in writing, and shall be delivered, or shall be sent by certified or registered mail postage prepaid and addressed, to such holder at the address shown on this Warrant, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the office of the Company (return receipt requested) at 5660 Central Avenue, Boulder, Colorado 80301, attention: Chief Executive Officer, facsimile: (303) 247-0480, with a copy to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, attention: David A. Scherl, Esq., facsimile: (212) 735-8708, or at such other address as the Company shall have specified to each holder in writing. Any such notice, request or other communication may be sent by telegram or telex, but shall in such case be subsequently confirmed by a writing delivered or sent by certified or registered mail as provided above. All notices shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram or telex) any officer or employee of the person entitled to receive such notice at the address of such person for purposes of this Section 14, or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

15. AMENDMENTS. Neither this Warrant nor any term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

16. REMEDIES. The holder of this Warrant may seek to enforce the terms of this Warrant by seeking a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. If any default under the terms of this Warrant shall occur and be continuing, the holder of this Warrant may proceed to protect and enforce its rights under this Warrant by exercising such remedies as are available to such holders in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Warrant or in aid of the exercise of any power granted in this Warrant. No remedy conferred in this Warrant or the Purchase Agreement upon the holder of this Warrant is intended to be exclusive of any other remedy available to such holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

17. GOVERNING LAW. THIS WARRANT HAS BEEN EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS WARRANT AND THE WARRANT SHARES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. IF ANY ACTION, PROCEEDING OR LITIGATION SHALL BE BROUGHT BY THE COMPANY OR ANY HOLDER IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS WARRANT, THE COMPANY HEREBY CONSENTS AND WILL SUBMIT, AND WILL CAUSE EACH OF THEIR SUBSIDIARIES TO SUBMIT, TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT

JURISDICTION SITTING WITHIN THE AREA COMPRISING THE SOUTHERN DISTRICT OF NEW YORK ON THE DATE OF THIS WARRANT. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, PROCEEDING OR LITIGATION IN SUCH JURISDICTION. THE COMPANY FURTHER AGREES THAT IT SHALL NOT, AND SHALL CAUSE ITS SUBSIDIARIES NOT TO, BRING ANY ACTION, PROCEEDING OR LITIGATION ARISING OUT OF THIS WARRANT OR THE WARRANT SHARES OR ANY OTHER TRANSACTIONS CONTEMPLATED THEREBY IN ANY STATE OR FEDERAL COURT OTHER THAN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING WITHIN THE AREA COMPRISING THE SOUTHERN DISTRICT OF NEW YORK ON THE DATE OF THIS WARRANT.

18. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER OF THIS WARRANT HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS WARRANT OR ANY OF THE WARRANT SHARES. THE COMPANY AND THE HOLDER OF THIS WARRANT ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE HOLDER OF THIS WARRANT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS WARRANT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE COMPANY AND THE HOLDER OF THIS WARRANT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE WARRANT.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of February 11, 2002.


                                            ACMI HOLDINGS, INC.


                                            -----------------------------------
                                            Name:
                                            Title:
                                            Address:

                                                                      Schedule 1


                                  EXERCISE FORM

                 [To be executed only upon exercise of Warrant]

To:   [            ]

                  The undersigned irrevocably exercises [this Warrant in its entirety/that portion of this Warrant representing the right] to purchase _____ shares of Common Stock, par value $0.01 per share ("Common Stock"), of ACMI Holdings, Inc. (the "Company") and herewith makes payment of $____ (such payment being (a) in cash or by check or bank draft in New York Clearing House funds payable to the order of the Company, (b) by the surrender to the Company of a portion of this Warrant (and without the payment of the Exercise Price in cash) which is exercisable for such number of Warrant Shares equal to the product of
(1) the number of Warrant Shares issuable in connection with such exercise assuming payment in cash of the Exercise Price as of the date of exercise and
(2) the Cashless Exercise Ratio or (c) by any combination of (a) and (b) above, in each case as described below, all in accordance with the terms and conditions specified in the within Warrant, surrenders the within Warrant and all right, title and interest therein to the extent being exercised or surrendered as described below to the Company and directs that the shares of Common Stock deliverable upon the exercise of such Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:
     -----------------              ----------------------------

Describe amount exercised and method of payment:

                                       Name:
                                            -----------------------------------

                                       Address:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                                                      Schedule 2


                               FORM OF ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto the Assignee(s) named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share, ("Common Stock") of ACMI Holdings, Inc. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


                                  Social Security or Other
    Names of                        Identifying Number of           Number of
    Assignees         Address             Assignee(s)                 Shares
    ---------         -------     ------------------------          -----------



and does hereby irrevocably constitute and appoint ___________ the undersigned's attorney to make such transfer on the books of ACMI Holdings, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated:
      ------------------------

                                                                      (1)
                                        ---------------------------------
                                        (Signature of Owner)

                                        ---------------------------------
                                        (Street Address)

                                        ---------------------------------
                                        (City)    (State)      (Zip Code)

----------
(1) The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT D


                         FORM OF SUBORDINATION AGREEMENT

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of this February 11, 2002, by and among AUDAX MEZZANINE FUND, L.P., a Delaware limited partnership ("Audax"), AUDAX TRUST CO-INVEST, L.P., a Delaware limited partnership ("Audax Trust"), AUDAX CO-INVEST, L.P., a Delaware limited partnership ("Audax Co-Invest"), THE ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH ("RBS"), UPPER COLOMBIA CAPITAL COMPANY, LLC, a Delaware limited liability company ("Upper Colombia"), STATE STREET BANK AND TRUST COMPANY, as Trustee for the DuPont Pension Trust, a Massachusetts Trust (DuPont"), and WILTON PRIVATE EQUITY FUND, LLC, a Delaware limited liability company ("Wilton") (collectively "Subordinated Creditors"), AMERICAN COIN MERCHANDISING, INC., a Delaware corporation (the "Company"), ACMI HOLDINGS, INC., formerly known as CRANE MERGERCO HOLDINGS, INC., a Delaware corporation ("Holdings") and MADISON CAPITAL FUNDING LLC, a Delaware limited liability company, as Agent (the "Agent") for all Senior Lenders party to the Senior Credit Agreement described below.

                                    RECITALS

         A. The Company, Agent and Senior Lenders (as hereinafter defined) have entered into a Credit Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Company. Pursuant to a certain Guarantee and Collateral Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Senior Guarantee"), Holdings has guaranteed payment and performance of the Company's obligations to Agent and Senior Lenders under the Senior Credit Agreement. All of the Company's obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Company and certain real and personal property of the other Credit Parties (as hereinafter defined) (collectively, the "Collateral").

         B. The Company and Subordinated Creditors have entered into a Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Purchase Agreement") pursuant to which the Company is issuing its 17% Senior Subordinated Notes due 2009 of even date herewith in the principal amount of $25,000,000 (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Notes"). In addition, from time to time pursuant to the terms of the Subordinated Notes, the Company may issue to Subordinated Creditors additional notes in respect of interest accrued and unpaid in respect of the Subordinated Notes, each in a form substantially similar to the form of the Subordinated Notes (collectively, the "Subordinated PIK Notes"). Holdings has executed and delivered to Subordinated Creditors a guarantee of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the "Subordinated Guarantee"), pursuant to which Holdings has guaranteed payment and performance of the Company's obligations to each Subordinated Creditor under the Purchase Agreement and the applicable Subordinated Note and the applicable Subordinated PIK Notes.

         C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Credi-ors, the Company and Holdings in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditors under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

         NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:


1. DEFINITIONS. The following terms shall have the following meanings in this Agreement:

                  "AGENT" shall mean Madison Capital Funding LLC, as Agent for the Senior Lenders, or any other Person appointed by the Senior Lenders as administrative agent for purposes of the Senior Debt Documents and this Agreement.

                  "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

                  "CREDIT PARTIES" means, collectively, the Company, Holdings and each other Person that executes and delivers any guaranty or similar agreement pursuant to the Madison Loan Documents or the Subordinated Debt Documents, or is otherwise liable for any of the Senior Debt or the Subordinated Debt or any of whose property is pledged as security for the Senior Debt or the Subordinated Debt, and their respective successors and assigns.

                  "DISTRIBUTION" means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, including without limitation, upon the exercise of any rights with respect of such indebtedness or obligation or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

                  "ENFORCEMENT ACTION" shall mean (a) to take from or for the account of the any Credit Party, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party.

                  "MADISON LOAN DOCUMENTS" shall mean the Senior Credit Agreement, the Senior Guarantee, and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "PERMITTED REFINANCING" shall mean any refinancing of the Senior Debt under the Madison Loan Documents provided that the financing documentation entered into by the Credit Parties in connection with such Permitted Refinancing constitute Permitted Refinancing Senior Debt Documents.

                  "PERMITTED REFINANCING SENIOR DEBT DOCUMENTS" shall mean any financing documentation which replaces the Madison Loan Documents and pursuant to which the Senior Debt under the Madison Loan Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (a) then exist in the Madison Loan Documents or (b) could be included in the Madison Loan Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

                  "PERMITTED SUBORDINATED DEBT PAYMENTS" means, collectively (i) payments of Subordinated Debt Costs and Expenses, (ii) payments of regularly scheduled payments of cash interest on the Subordinated Debt, due and payable on a non-accelerated basis on the 22nd day of each February, May, August and November commencing on May 22, 2002, at a rate equal to 13% per annum and (iii) in-kind interest on the Subordinated Debt to the extent the interest rate applicable to the Subordinated Debt exceeds 13% per annum (including without limitation interest charged at a default date of an additional 2% during the existence of a Subordinated Debt Default), payable solely by the issuance of Subordinated PIK Notes at the times and in the amounts specified in the Subordinated Notes as in effect on the date hereof, in each case in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

                  "PERSON" means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                  "PROCEEDING" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

                  "REORGANIZATION SUBORDINATED SECURITIES" shall mean any debt or equity securities of Holdings, the Company or any other Person that are distributed to any Subordinated Creditor in respect of the Subordinated Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

                  "SENIOR COVENANT DEFAULT" shall mean any "Event of Default" under the Senior Debt Documents (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

                  "SENIOR DEBT" shall mean all obligations, liabilities and indebtedness of every nature of the Credit Parties from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of (i) the principal amount of the loans and any unfunded loan commitments under the Senior Credit Agreement as in effect on the date hereof reduced by the amount of any repayments and commitment reductions under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus (ii) $6,500,000 reduced by the amounts of any repayments and commitment reductions of such amount under the Senior Credit Agreement to the extent that such payments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing). Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

                  "SENIOR DEBT DOCUMENTS" shall mean the Madison Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

                  "SENIOR DEFAULT" shall mean any Senior Payment Default or Senior Covenant Default.

                  "SENIOR DEFAULT NOTICE" shall mean a written notice from Agent to Subordinated Creditors pursuant to which Subordinated Creditors are notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

                  "SENIOR LENDERS" shall mean the holders of the Senior Debt.

                  "SENIOR PAYMENT DEFAULT" shall mean any "Event of Default" under the Senior Debt Documents resulting from the failure of the Credit Parties to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

                  "SPECIAL PERMITTED SUBORDINATED DEBT PAYMENTS" means, collectively, (i) a single payment of principal of the Subordinated Debt on February 22, 2007 in an aggregate amount of up to $1,900,000, by way of redemption of Subordinated Notes and/or Subordinated PIK Notes and (ii) quarterly payments of principal of the Subordinated Debt on the 22nd day of each February, May, August and November commencing on May 22, 2007, each in an amount equal to the sum of 4% per annum of the outstanding amount of the Subordinated Debt during the period since the last such principal payment was made (and in the case of the payment due May 22, 2007, during the period since February 22, 2007) (such resulting amount being referred to as the "Base Amount"), plus up to 40% of the Base Amount, by way of redemption of Subordinated Notes and/or Subordinated PIK Notes.

                  "STANDSTILL PERIOD" shall mean a period commencing on the date of delivery of a Subordinated Debt Default Notice to Agent and ending on the earliest to occur of (a) 180 days thereafter, if such Subordinated Debt Default Notice is delivered during the period commencing with the date hereof through and including the second anniversary hereof, (b) 120 days thereafter, if such Subordinated Debt Default Notice is delivered after the second anniversary hereof and (c) and date upon which the Subordinated Debt Default that was the subject of the Subordinated Debt Default Notice is cured or waived.

                  "SUBORDINATED DEBT" shall mean all of the obligations of the Credit Parties to each Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents.

                  "SUBORDINATED DEBT COSTS AND EXPENSES" means reasonable out-of-pocket costs and expenses payable by the Company to each Subordinated Creditor pursuant to the terms of the Subordinated Debt Documents as in effect on the date of this Agreement or as modified in accordance with the terms of this Agreement.

                  "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Notes, the Subordinated PIK Notes, the Purchase Agreement, the Subordinated Guarantee, any other guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of the Subordinated Debt.

                  "SUBORDINATED DEBT DEFAULT" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting any Subordinated Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Subordinated Debt or any Subordinated Debt Document.

                  "SUBORDINATED DEBT DEFAULT NOTICE" shall mean a written notice from any Subordinated Creditor or the Company to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

2.       SUBORDINATION.

                  2.1 SUBORDINATION OF SUBORDINATED DEBT TO SENIOR DEBT. Each of the Company and Holdings covenants and agrees, and each Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash (or another form acceptable to the Senior Lenders) of all Senior Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

                  2.2 LIQUIDATION, DISSOLUTION, BANKRUPTCY. In the event of any Proceeding involving any Credit Party:

                           (a) All Senior Debt shall first be paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of any Subordinated Debt (other than a distribution of Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to or modifications to this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein).

                           (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than a distribution of Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to or modifications to this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein) shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall have been terminated. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to hold in trust and pay or otherwise deliver all such Distributions to Agent (other than any Distribution constituting a Permitted Subordinated Debt Payment that was received by such Subordinated Creditor prior to the commencement of the applicable Proceeding). Each Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions (other than a distribution of Reorganization Subordinated Securities if Subordinated Creditors and Agent shall have entered into such supplements to or modifications to this Agreement as Agent may reasonably request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein).

                           (c) Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, the Senior Debt Documents or any liens and security interests in property securing the Senior Debt.

                           (d) Following the payment in full in cash (or another form acceptable to the Senior Lenders) of the Senior Debt and the termination of all commitments to lender under the Senior Debt Documents, any Distribution which may be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to any Subordinated Creditor for application in satisfaction of the Subordinated Debt until such time as all the Subordinated Debt shall have been paid in full in cash.

                           (e) Each Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 10 days before the expiration of the time to vote any such claim; provided Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, the applicable Subordinated Creditor shall not be entitled to change or withdraw such vote.

                           (f) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and each Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

                  2.3      SUBORDINATED DEBT PAYMENT RESTRICTIONS.

                           (a) Notwithstanding the terms of the Subordinated Debt Documents, each of the Company and Holdings hereby agrees that it may not make, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until the Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have terminated, other than Permitted Subordinated Debt Payments subject to the terms of subsection 2.2 of this Agreement and other than Special Permitted Subordinated Debt Payments to the extent described in subsections 2.3(d) and (e) of this Agreement; provided, however, that the Company, Holdings and each Subordinated Creditor further agree that no Permitted Subordinated Debt Payment may be made by the Company or Holdings or accepted by such Subordinated Creditor if, at the time of such payment:

                                    (i) a Senior Payment Default exists; unless
                           and until either (A) such Senior Payment Default has been cured or waived or (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated; or

                                    (ii) subject to paragraph (d) of this
                           subsection 2.3, the Company and such Subordinated Creditor shall have received a Senior Default Notice from Agent or all Senior Lenders stating that a Senior Covenant Default exists or would be created by the making of such payment; unless and until either
                           (A) each such Senior Covenant Default has been cured or waived, (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated or (C) 180 days have elapsed since the date such Senior Default Notice was received.

                           (b) The Company and Holdings may resume Permitted Subordinated Debt Payments (and may make any Permitted Subordinated Debt Payments missed due to the application of paragraph (a) of this subsection 2.3) in respect of the Subordinated Debt or any judgment with respect thereto:

                                    (i) in the case of a Senior Payment Default
                           referred to in clause (i) of paragraph (a) this subsection 2.3, upon (A) a cure or waiver thereof or
                           (B) the payment of the Senior Debt in full in cash (or another form acceptable to the Senior Lenders) and the termination of all commitments to lend under the Senior Debt Documents; or

                                    (ii) in the case of a Senior Covenant
                           Default referred to in clause (ii) of paragraph (a) of this subsection 2.3, upon the earliest to occur of
                           (A) the cure or waiver of all such Senior Covenant Defaults, (B) the payment of the Senior Debt in full in cash (or another form acceptable to the Senior Lenders) and the termination of all commitments to lend under the Senior Debt Documents or (C) the expiration of such period of 180 days.

                           (c) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.3 unless and until the Company and Holdings shall have received a written waiver from Agent or all Senior Lenders.

                           (d) The Company and Holdings may make, and each Subordinated Creditor may accept, Special Permitted Subordinated Debt Payments; provided, however, that the Company, Holdings and each Subordinated Creditor further agree that no Special Permitted Subordinated Debt Payment may be made by the Company or Holdings or accepted by such Subordinated Creditor if, at the time of such payment:

                                    (i) a Senior Payment Default exists; unless
                           and until either (A) such Senior Payment Default has been cured or waived or (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated;

                                    (ii) the Company and such Subordinated
                           Creditor shall have received a Senior Default Notice from Agent or all Senior Lenders stating that a Senior Covenant Default exists or would be created by the making of such payment; unless and until either
                           (A) each such Senior Covenant Default has been cured or waived or (B) the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents have been terminated; or

                                    (iii) immediately after giving effect to
                           such Special Permitted Subordinated Debt Payment, Borrowing Availability shall exceed Revolving Outstandings by at least $4,000,000.

         If a Special Permitted Subordinated Debt Payment is not permitted to be made by operation of this subsection 2.3(d), payment of such Special Permitted Subordinated Debt Payment shall be postponed until the maturity date of the Subordinated Debt.

                           (e) In the event that a Special Permitted
         Subordinated Debt Payment is not made when due for any reason, Holdings shall be permitted to issue to the Subordinated Creditor the "Initial AHYDO Warrants" or the "Subsequent AHYDO Warrants" (in each case as defined in the Purchase Agreement, as it exists on the date hereof), as applicable, pursuant to Section 7.14 of the Purchase Agreement, as it exists on the date hereof.

                           (f) Notwithstanding any provision of this subsection
         2.3 to the contrary:

                                    (i) neither the Company nor Holdings shall
                           be prohibited from making, and no Subordinated Creditor shall be prohibited from receiving, Permitted Subordinated Debt Payments under clause
                           (ii) of paragraph (a) of this subsection 2.3 for more than an aggregate of 180 days within any period of 360 consecutive days;

                                    (ii) no Senior Covenant Default existing on
                           the date any Senior Default Notice is given pursuant to clause (ii) of paragraph (a) or clause (ii) of paragraph (b) of this subsection 2.3 shall, unless the same shall have ceased to exist for a period of at least 90 consecutive days, be used as a basis for any subsequent Senior Default Notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults); and

                                    (iii) the failure of the Company or Holdings
                           to make any Distribution with respect to the Subordinated Debt by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents; provided, that the failure of the Company or Holdings to make a Special Permitted Subordinated Debt Payment for any reason shall not constitute a Subordinated Debt Default under the Subordinated Debt Documents; provided, further, however that the failure of Holdings to timely issue the Initial AHYDO Warrants or the Subordinated AHYDO Warrants, if applicable, pursuant to the terms of the Purchase Agreement (as it exists on the date hereof) shall constitute a Subordinated Debt Default under the Senior Debt Documents.

                  2.4      SUBORDINATED DEBT STANDSTILL PROVISIONS.

                           (a) Until the Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall be terminated, no Subordinated Creditor shall, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt, until the earliest to occur of the following and in any event no earlier than ten (10) days after Agent's receipt of written notice of such Subordinated Creditor's intention to take any such Enforcement
         Action:

                                    (i)   acceleration of the Senior Debt;

                                    (ii)  the expiration of the applicable
                                          Standstill Period; or

                                    (iii) the commencement of a Proceeding.

         Notwithstanding the foregoing, (A) each Subordinated Creditor may file proofs of claim against any Credit Party in any Proceeding involving such Credit Party and (B) each Subordinated Creditor may take such action as is available to such Subordinated Creditor to enforce issuance of the Initial AHYDO Warrants and/or the Subsequent AHYDO Warrants, if applicable, as required pursuant to the Purchase Agreement. Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all Senior Debt is paid in full in cash (or another form acceptable to the Senior Lenders) and all commitments to lend under the Senior Debt Documents shall have been terminated.

                           (b) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by any Subordinated Creditor shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of paragraph (a) of this subsection 2.4.

                           (c) Except as provided in clause (B) of this subsection 2.4 with respect to the Initial AHYDO Warrants and the Subsequent AHYDO Warrants, at no time may any Subor-dinated Creditor take any Enforcement Action with respect to any Special Permitted Subordinated Debt Payment that is not made when due pursuant to the Subordinated Debt Documents.

                  2.5 INCORRECT PAYMENTS. If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or Holdings or accepted by a Subordinated Creditor under this Agreement is made and received by such Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

                  2.6 SUBORDINATION OF LIENS AND SECURITY INTERESTS; AGREEMENT NOT TO CONTEST; AGREEMENT TO RELEASE LIENS. Until the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all lending commitments under the Senior Debt Documents have terminated, any liens and security interests of any Subordinated Creditor in the Collateral which may exist in breach of such Subordinated Creditor's agreement pursuant to subsection 3.2(f) or subsection 4.1 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests. In the event that any Subordinated Creditor obtains any liens or security interests in the Collateral, such Subordinated Creditor shall (or shall cause its agent) to promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of such Subordinated Creditor in such Collateral. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be reasonably required to deliver pursuant to this subsection 2.6.

                  2.7 SALE, TRANSFER OR OTHER DISPOSITION OF SUBORDINATED DEBT.

                           (a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt held by such Subordinated Creditor to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement.

                           (b) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, as provided in Section 9 hereof.

                  2.8 LEGENDS. Until the termination of this Agreement in accordance with Section 15 hereof, each Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the applicable Subordinated Note, the applicable Subordinated PIK Notes and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

                  "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the "Subordination Agreement") dated as of February 11, 2002 among Au-dax Mezzanine Fund, L.P., Audax Trust Co-Invest, L.P., Audax Co-Invest, L.P., The Royal Bank of Scotland plc, New York Branch, Upper Colombia Capital Company, LLC, State Street Bank and Trust Company, as Trustee for the DuPont Pension Trust, a Massachusetts Trust, Wilton Private Equity Funds, LLC, American Coin Merchandising, Inc. (the "Company"), ACMI Holdings, Inc., f/k/a Crane Mergerco Holdings, Inc. ("Holdings") and Madison Capital Funding LLC ("Agent"), to the indebtedness (including interest) owed by the Company pursuant to that certain Credit Agreement dated as of February 11, 2002 among the Company, Agent and the Lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement."

3.       MODIFICATIONS.

                  3.1 MODIFICATIONS TO SENIOR DEBT DOCUMENTS. Senior Lenders may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt; provided that Senior Lenders shall not (a) increase the Senior Debt, (b) increase the interest rate with respect to the Senior Debt by more than 200 basis points, except in connection with (i) the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents or (ii) the imposition of market interest rate in respect of any Permitted Refinancing Senior Debt, (c) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to, the Subordinated Debt, in a manner that is more restrictive then the prohibitions and restrictions currently contained in the Credit Agreement, (d) extend the final maturity date or any other scheduled payment date for principal, interest or any other amount in respect of the Senior Debt (as set forth in the Madison Loan Documents in effect on the date hereof) by more than 180 days, or (e) shorten the amortization of any portion of the Senior Debt (as set forth in the Madison Loan Documents in effect on the date hereof).

                  3.2 MODIFICATIONS TO SUBORDINATED DEBT DOCUMENTS. Until the Senior Debt has been paid in full in cash (or another form acceptable to the Senior Lenders) and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, no Subordinated Creditor shall, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due, (c) change or add any event of default or any covenant with respect to the Subordinated Debt, (d) change any redemption or prepayment provisions of the Subordinated Debt, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take any liens or security interests in any assets of any Credit Party to secure the Subordinated Debt or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, increase the obligations of any Credit Party in respect of the Subordinated Debt or confer additional material rights on any Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to any Credit Party or Senior Lenders.

4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITORS. Each Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof: (a) such Subordinated Creditor is, in the case of Audax, Audax Trust and Audax Co-Invest, a limited partnership duly formed and validly existing under the laws of the State of Delaware, in the case of RBS, duly formed and validly existing under the laws of its jurisdiction of formation, in the case of Upper Colombia, a Delaware limited liability company, duly formed and validly existing under the laws of the State of Delaware, in the case of DuPont, a Massachusetts trust duly formed and validly existing under the laws of the Commonwealth of Massachusetts and in the case of Wilton, a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; (e) such Subordinated Creditor is the sole owner, beneficially and of record, of the respective portion of the Subordinated Debt Documents and the Subordinated Debt indicated on Exhibit A hereto; and (f) the Subordinated Debt is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of each Credit Party.

                  4.2 REPRESENTATIONS AND WARRANTIES OF AGENT. Agent hereby represents and warrants to each Subordinated Creditor that as of the date hereof: (a) Agent is a limited liability company duly formed and validly existing under the laws of the State of Delaware; (b) Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Agent will not violate or conflict with the organizational documents of Agent, any material agreement binding upon Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of Agent, enforceable against Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

5. SUBROGATION. Subject to the payment in full in cash (or another form acceptable to the Senior Lenders) of all Senior Debt and the termination of all lending commitments under the Senior Debt Documents, each Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the Senior Lenders in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the Senior Lenders and such Subordinated Creditor shall forthwith deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is paid in full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to such Subordinated Creditor is not, as between the Credit Parties and such Subordinated Creditor, a payment by any Credit Party to or on account of the Senior Debt.

6. MODIFICATION. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent, each Subordinated Creditor, Company and Holdings and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. FURTHER ASSURANCES. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. NOTICES. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

        Notices shall be addressed as follows:

                 If to Subordinated Creditors:

                 Audax Mezzanine Fund, L.P.
                 280 Park Avenue
                 20th Floor, Tower East
                 New York, New York  10017
                 Attention: Mr. U. Peter C. Gummeson
                 Telecopy:  (212) 703-2799

                 Audax Trust Co-Invest, L.P.
                 c/o Audax Management Company, L.L.C.
                 280 Park Avenue
                 20th Floor, Tower East
                 New York, New York  10017
                 Attention: Mr. U. Peter C. Gummeson
                 Telecopy:  (212) 703-2799

                 Audax Co-Invest, L.P.
                 c/o Audax Management Company, L.L.C.
                 280 Park Avenue
                 20th Floor, Tower East
                 New York, New York  10017
                 Attention: Mr. U. Peter C. Gummeson
                 Telecopy:  (212) 703-2799

                 The Royal Bank of Scotland plc, New York Branch
                 65 East 55th Street, 24th Floor
                 New York, New York  10022
                 Attention: Juanita Baird/Lois Montanti
                 Telecopy:  (212) 401-1390

                 Upper Colombia Capital Company, LLC
                 c/o Guggenheim Partners
                 135 East 57th Street, 9th Floor
                 New York, New York  10022
                 Attention: Adrian G.W. Duffy, Managing Director
                 Telecopy:  (212) 644-8396

                 State Street Bank and Trust Company,
                   as Trustee for DuPont Pension Trust
                 c/o DuPont Capital Management
                 Delaware Corporate Center
                 One Righter Parkway, Suite 3200
                 Wilmington, Delaware  19803
                 Attention: John Wolak
                 Telecopy:  (302) 477-6381

                 Wilton Private Equity Fund, LLC
                 c/o Wilton Asset Management, LLC
                 c/o SSGA
                 Two International Place
                 Boston, Massachusetts  02110
                 Attention: Joe Lyons, Treasurer
                 Telecopy:  (617) 664-2939

                 In each case, with a copy to:

                 Cahill Gordon & Reindel
                 80 Pine Street
                 New York, New York  10005-1702

                 Attention: Roger Meltzer, Esq.
                 Telecopy:  (212) 269-5420

                 If to the Company or Holdings:

                 American Coin Merchandising, Inc.
                 5660 Central Avenue
                 Boulder, Colorado  80301
                 Attention: President
                 Telecopy:  (303) 444-2559

                 With a copy to:

                 Morrison Cohen Singer & Weinstein, LLP
                 750 Lexington Avenue
                 New York, New York  10022
                 Attention: David A. Scherl, Esq.
                 Telecopy:  (212) 735-8600

                 If to Agent or Senior Lenders:

                 Madison Capital Funding LLC
                 303 West Madison Street
                 Suite 1200
                 Chicago, Illinois 60606
                 Attention:
                 Telecopy:  (312) 596-6950

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, each Subordinated Creditor, the Company and Holdings. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.


10. RELATIVE RIGHTS. This Agreement shall define the relative rights of Agent, Senior Lenders and each Subordinated Creditor. Nothing in this Agreement shall
(a) impair, as among the Company, Holdings, Agent and Senior Lenders and as among the Company, Holdings and each Subordinated Creditor, the obligations of the Company and Holdings with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of

Agent, Senior Lenders or any Subordinated Creditor with respect to any other creditors of the Company or Holdings.

11. CONFLICT. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

12. HEADINGS. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. CONTINUATION OF SUBORDINATION; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until the payment in full in cash (or another form acceptable to the Senior Lenders) of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the parties hereto.

16. APPLICABLE LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

17. CONSENT TO JURISDICTION. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO IT AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

18. WAIVER OF JURY TRIAL. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF EACH SUBORDINATED CREDITOR, THE COMPANY, HOLDINGS AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         IN WITNESS WHEREOF, Subordinated Creditors, the Company and Agent have caused this Agreement to be executed as of the date first above written.

                               SUBORDINATED CREDITORS:

                               AUDAX MEZZANINE FUND, L.P.,
                                a Delaware limited partnership

                               By:  Audax Mezzanine Business, L.P.
                               Its: General Partner

                                   By:  Audax Mezzanine Business, L.L.C.
                                   Its: General Partner


                                   By:
                                      ---------------------------------------
                                         Kevin P. Magid
                                   Its:  Authorized Member

                               AUDAX CO-INVEST, L.P.

                               By:    101 Huntington Holdings, LLC
                               Title: General Partner


                                   By:
                                      -----------------------------------------
                                   Name:  Kevin P. Magid
                                   Its:  Authorized Member

                               AUDAX TRUST CO-INVEST, L.P.

                               By:    101 Huntington Holdings, LLC
                               Title: General Partner


                                   By:
                                      -----------------------------------------
                                   Name:  Kevin P. Magid
                                   Its:   Authorized Member

                               THE ROYAL BANK OF SCOTLAND PLC, NEW
                               YORK BRANCH


                               By:
                                 ----------------------------------------------
                               Its:
                                   --------------------------------------------

                               UPPER COLOMBIA CAPITAL
                                COMPANY, LLC


                               By:
                                  ---------------------------------------------

                               Its:
                                   --------------------------------------------

                               STATE STREET BANK AND TRUST
                                COMPANY, as Trustee for the DuPont
                                Pension Trust


                               By:
                                  ---------------------------------------------
                               Name:  Thomas C. Poppey
                               Its:   Vice President

                               WILTON PRIVATE EQUITY FUND, LLC

                               By:  Wilton Asset Management, L.L.C.
                               Its: Manager


                                   By:
                                      -----------------------------------------
                                   Its:
                                       ----------------------------------------

                               COMPANY:

                               AMERICAN COIN MERCHANDISING, INC.,
                                a Delaware corporation


                               By:
                                 ----------------------------------------------
                               Its:
                                   --------------------------------------------

                               HOLDINGS:

                               ACMI HOLDINGS, INC.,
                                formerly known as CRANE MERGERCO
                                HOLDINGS, INC., a Delaware corporation


                               By:
                                 ----------------------------------------------
                               Its:
                                   --------------------------------------------

                               AGENT:

                               MADISON CAPITAL FUNDING LLC,
                                a Delaware limited liability company, as Agent


                               By:
                                 ----------------------------------------------
                               Its:
                                   --------------------------------------------

                                    EXHIBIT A

                             Subordinated Creditors


                                             Amount of        Percentage of
  Subordinated Creditor                  Subordinated Debt  Subordinated Debt
  ---------------------                  -----------------  -----------------
Audax Mezzanine Fund, L.P.                  $12,929,000          51.716%

Audax Trust Co-Invest, L.P.                 $    52,000           0.208%

Audax Co-Invest, L.P.                       $    19,000           0.076%

The Royal Bank of Scotland plc,             $ 5,000,000            20.0%
New York Branch

Upper Colombia Capital Company, LLC         $ 2,000,000             8.0%

State Street Bank and Trust Company         $ 3,565,000          14.260%

Wilton Private Equity Fund, LLC             $ 1,435,000           5.740%

                                                                       EXHIBIT E


                         FORM OF STOCKHOLDERS AGREEMENT

                             STOCKHOLDERS' AGREEMENT

                  This Stockholders' Agreement (this "AGREEMENT"), dated as of February 11, 2002, by and among ACMI HOLDINGS, INC. (the "COMPANY"), a Delaware corporation, WELLSPRING CAPITAL PARTNERS II, L.P. ("WELLSPRING"), a Delaware limited partnership, KNIGHTSBRIDGE HOLDINGS, LLC D/B/A KRYSIAK NAVAB & COMPANY, a Delaware limited liability company ("KNIGHTSBRIDGE"), ANTARES CAPITAL CORPORATION, a Delaware corporation ("ANTARES"), AUDAX CO-INVEST, L.P., a Delaware limited partnership, AUDAX TRUST CO-INVEST, L.P., a Delaware limited partnership and AUDAX MEZZANINE FUND, L.P., a Delaware limited partnership (collectively, "AUDAX"), WILTON PRIVATE EQUITY FUND, LLC, a Delaware limited liability company ("Wilton"), STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE FOR DUPONT PENSION TRUST, a Massachusetts trust ("DuPont"), UPPER COLOMBIA CAPITAL COMPANY, LLC, a Delaware limited liability company ("UCCC") and THE ROYAL BANK OF SCOTLAND PLC, New York Branch ("RBS", and together with Audax, Wilton, DuPont and UCCC, the "MEZZANINE INVESTORS"). Wellspring, Knightsbridge, Antares and the Mezzanine Investors are sometimes hereinafter together referred to as the "Stockholders" and each individually as a "Stockholder."

                                   WITNESSETH:

                  WHEREAS, the Stockholders believe that it is in the best interest of the Company and the Stockholders that they provide for the continuity and stability of the business and policies of the Company, and, accordingly, desire to make certain arrangements among themselves with respect to the election of directors of the Company and with respect to certain other matters.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  (a) "AFFILIATE" shall mean (i) in the case of an entity, any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person or (ii) in the case of an individual, such individual's spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing.

                  (b) "BONA FIDE PURCHASER" shall mean any Person (other than a Selling Stockholder's Affiliates) who or which has delivered a good faith written offer to purchase all or any portion of such Stockholder's Shares.

                  (c) "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of the Company, as the same may be amended from time to time hereafter.

                  (d) "COMMON STOCK" shall mean, collectively, the shares of common stock, $.01 par value per share, of the Company and any class or series of common stock of the Company authorized after the date hereof, or any other class or series of stock resulting from successive changes or reclassifications of any class or series of common stock of the Company.

                  (e) "DISPOSE" or "DISPOSITION" (and any derivatives thereof) shall mean (i) a voluntary or involuntary sale, assignment, mortgage, grant, pledge, hypothecation, exchange, transfer, conveyance or other disposition of a Stockholder's Shares, and (ii) any agreement, contract or commitment to do any of the foregoing.

                  (f) "ENCUMBRANCE" or "ENCUMBER" shall mean or refer to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, preferential arrangement, restriction on voting or alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement.

                  (g) "EQUITY EQUIVALENTS" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing.

                  (h) "FULLY-DILUTED BASIS" shall be based on the assumption that all convertible, exchangeable and exercisable Equity Equivalents shall have been converted, exchanged or exercised in full.

                  (i) "INITIAL PUBLIC OFFERING" shall mean the underwritten public offering by the Company or any of its Subsidiaries of its common stock pursuant to a registration statement (other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securities Act (as defined below)) that has been filed under the Securities Act and declared effective by the Commission; provided, however, that for this purpose any offering under Rule 144A under the Securities Act or any similar rule or regulation promulgated under the Securities Act shall not be deemed to be an Initial Public Offering.

                  (j) "INSTITUTIONAL INVESTORS" shall mean Wellspring and its respective successors and assigns and their respective Permitted Transferees.

                  (k) "MEZZANINE INVESTORS" shall mean each Person so identified in the preamble hereto and shall include any other Person who acquires Equity Equivalents from an existing Mezzanine Investor as contemplated by clause (iii)(a) or (d) of the definition of Permitted Transferees.

                  (l) "NOTES" shall mean the 17% Senior Subordinated Notes due 2009 of American Coin Merchandising, Inc., a Delaware Corporation, in the original principal amount of $25,000,000 issued to the Mezzanine Investors.

                  (m) "OTHER STOCKHOLDERS" shall mean Knightsbridge, Antares and the Mezzanine Investors, together with any other Person (as defined below) who becomes a Stockholder (as defined below) after the date hereof, except for Wellspring or any of its Permitted Transferees.

                  (n) "PERMITTED TRANSFEREES" shall mean in the case of (i) Wellspring, the Affiliates, partners, managing directors and principals and retired partners, managing directors and principals of Wellspring, the estates and family members of any such Persons and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (ii) Knightsbridge, the Affiliates, managing directors and principals, partners and retired partners, managing directors and principals of Knightsbridge, the estates and family members of any such Persons and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (iii) a Mezzanine Investor (a) the Affiliates, managing directors and principals, limited and general partners and any retired partners, of such Mezzanine Investor, the estates and family members of any such Persons and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (b) a pledgee that is a commercial bank or other financial institution providing financing to such Mezzanine Investor, which such pledgee is taking a security interest in such Mezzanine Investor's Equity Equivalents in connection with such financing, (c) any transferee of Notes held by such Mezzanine Investor provided that the amount of Equity Equivalents transferred together with such Notes does not exceed the ratable amount of Equity Equivalents issued in respect of the principal amount of Notes so transferred, and (d) any other Mezzanine Investor, (iv) any Person described in clause (iii)(c) above, (a) any Person of the type described in clause (iii)(a) above with respect to such Person and (b) any Person that acquires any portion of the Notes and Equity Equivalents from such Person, (v) Antares (a) Affiliates of Antares, and (b) in connection with the sale of all or substantially all of the assets of Antares, the buyer of all such assets, (vi) the Other Stockholders who are individuals, the estates and family members of such Other Stockholder, and any trusts for the benefit of the foregoing Persons, and (vii) the Other Stockholders who are trusts, the trustees of such trust and the estates and family members of such trust's beneficiaries, and any other trusts for the benefit of such beneficiaries; provided, however, that in each of the foregoing cases such Person shall agree in writing in a form reasonably acceptable to the Company to be bound by and to comply with all applicable provisions of this Agreement (as amended from time to time) to the extent and in the manner their transferor was subject. Each such Permitted Transferee shall also be entitled to the benefits of this Agreement to the same extent as its transferor would have been entitled. All references to any Person in this Agreement shall include such Person's Permitted Transferee.

                  (o) "PERSON" shall mean any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

                  (p) "QUALIFIED PUBLIC OFFERING" shall mean an Initial Public Offering which either (i) represents at least 20% of the outstanding common stock of the Company on a fully-diluted basis or (ii) yields net proceeds of not less than $25,000,000.

                  (q) "REGISTRATION EXPENSES" shall mean the expenses so described in Section 8(c) hereof.

                  (r) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

                  (s) "SELLING EXPENSES" shall mean the expenses so described in
         Section 8(c) hereof.

                  (t) "SHARES" shall mean, with respect to any Stockholder, (i) the shares of capital stock of the Company, including, without limitation, Common Stock and preferred stock, held at any time by such Stockholder, (ii) any option, warrant, or other right held at any time by any Stockholder, exercisable for shares of capital stock of the Company, and (iii) any security, including, without limitation, preferred stock, held at any time by such Stockholder, convertible or exchangeable for capital stock of the Company.

                  (u) "STOCKHOLDER" shall mean each Person so identified in the preamble hereto and shall include any other Person who acquires Equity Equivalents and agrees in writing to be bound by and to comply with all applicable provisions of this Agreement and all Permitted Transferees thereof.

                  (v) "SUBSIDIARIES" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of such Person's voting equity securities or voting equity interests are owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company or to Subsidiaries thereof.

                  (w) "THRESHOLD AMOUNT" shall mean Institutional Investors who collectively own more than (a) if Cerberus exercises the Option (as such terms are defined in Section 9 hereof), 30% (rounded to the nearest one hundredth), and (b) if Cerberus shall not have exercised the Option, 45% (rounded to the nearest one hundredth) of the Company's Equity Equivalents.

                  SECTION 2. PREEMPTIVE RIGHTS. No Stockholder shall be entitled to preemptive rights with respect to any issuance of Equity Equivalents by the Company.

                  SECTION 3. ISSUANCE OF SECURITIES. Notwithstanding any provision in this Agreement to the contrary, unless Wellspring otherwise agrees, the Company shall not issue or sell any Equity Equivalents to any Person who at the time of such issuance or sale is not a party to this Agreement unless such Person either (i) agrees in writing to be bound by all of the provisions of this Agreement or (ii) has been issued such Equity Equivalents pursuant to a stock option plan approved by Wellspring and has agreed in writing to be bound to an agreement similar to this Agreement with respect to which the Company is a party and which is in form and substance satisfactory to the Company and Wellspring.

                  SECTION 4. SPOUSAL CONSENTS; TRANSFER OF SHARES.

                           (a) Subject to all additional restrictions on transfers contained herein, no Stockholder shall effect a Disposition of any of his, her or its Shares, whether to a Permitted Transferee or otherwise, to an individual unless in connection with such Disposition, the spouse of such proposed transferee executes and delivers to the Company a consent in the form attached hereto as Exhibit A. Any purported transfer in violation hereof shall be null and void ab initio and the Company shall not recognize any such Disposition or accord to such purported transferee any rights as a Stockholder.

                           (b) No Stockholder shall effect a Disposition of any of his, her or its Shares, except to a Permitted Transferee or as otherwise permitted pursuant to Sections 5, 6 or 7 of this Agreement. Any purported Disposition in violation of this Agreement shall be null and void ab initio, and the Company shall not recognize any such Disposition or accord to any such purported transferee any rights as a Stockholder.

                  SECTION 5. RIGHT OF FIRST REFUSAL; RIGHT OF FIRST OFFER.

                  5.1 Right of First Refusal

                           (a) Subject to Section 4(b) hereof, if any Other Stockholder shall desire at any time to effect a Disposition of any of his, her or its Shares (the "OFFERED SHARES") and shall receive a purchase offer therefor or the terms of a potential purchase offer therefor from a Bona Fide Purchaser (such offers being hereinafter referred to as a "PURCHASE OFFER"), then such selling Stockholder ("FIRST REFUSAL SELLING STOCKHOLDER") shall promptly notify the Company and each Institutional Investor of the terms and conditions of such Purchase Offer; provided, however, that this Section 5.1 shall not apply to any Disposition by any Other Stockholder to such Stockholder's Permitted Transferees or by any Institutional Investor to any Person or to a Disposition by an Eligible Co-Sale Stockholder pursuant to Section 6 hereof; and provided, further, that this Section 5.1 shall not apply to Knightsbridge from and after February 7, 2005 (the "THIRD ANNIVERSARY"), after which time Section 5.2 shall become applicable with respect to any such proposed Disposition by Knightsbridge.

                           (b) Upon receipt of such notice of the Purchase Offer, each Institutional Investor shall have the right to elect to purchase, at the price and on the terms stated in such notice, a number of the Offered Shares subject to the Purchase Offer equal to the product obtained by multiplying (i) the aggregate number of Offered Shares covered by the Purchase Offer by (ii) a fraction the numerator of which is the number of shares of Common Stock (calculated on a fully-diluted basis) at the time owned by such Institutional Investor and the denominator of which is the aggregate number of shares of Common Stock (calculated on a fully-diluted basis) owned by all Institutional Investors. Such election is to be made by written notice ("NOTICE OF ELECTION") to the First Refusal Selling Stockholder, to each other Institutional Investor and to the Company within 30 days after receipt by such Institutional Investor of the notice of a Purchase Offer (the "ACCEPTANCE PERIOD"). Each Institutional Investor who elects to exercise his, her or its rights under this Section 5.1 ("ELECTING STOCKHOLDER") shall also have the option, exercisable by so specifying in the Notice of Election, to purchase on a pro rata basis similar to that described above any remaining Offered Shares covered by the Purchase Offer not purchased by other Institutional Investors, in which case the Institutional Investors exercising such further option shall be deemed to have elected to purchase such remaining Offered Shares on such pro rata basis, up to the aggregate number of Shares which such Electing Stockholder shall have specified.

                           (c) If effective acceptances shall not have been received pursuant to paragraph 5.1(b) above in respect of all of the Offered Shares subject to the Purchase Offer, then the First Refusal Selling Stockholder may, at his, her or its election, either (i) subject to Section 6, sell to the Electing Stockholders, if any, pursuant to their elections and sell any remaining Offered Shares subject to the Purchase Offer to the Bona Fide Purchaser in accordance with this Section 5.1(c); provided, that if after compliance with the provisions of this Section 5.1 the Bona Fide Purchaser no longer desires to purchase all or any of the remaining Offered Shares, if any, the First Refusal Selling Stockholder may sell to the Electing Stockholders pursuant to their elections and sell to the Bona Fide Purchaser Offered Shares pursuant to the Purchase Offer and keep all of the Offered Shares, if any, remaining after such sales, or (ii) rescind the notice of the Purchase Offer, which rescission shall be effected by notice in writing delivered to each Institutional Investor that shall have elected to purchase and to the Company within 10 days after expiration of the Acceptance Period, and keep all, but not less than all, of the Offered Shares subject to the Purchase Offer. In the event that the First Refusal Selling Stockholder elects to sell any Offered Shares pursuant to the Purchase Offer pursuant to clause (i) of this
         Section 5.1(c), the Bona Fide Purchaser and the Electing Stockholders must purchase such Offered Shares no more than 90 days after the end of the Acceptance Period strictly in accordance with the terms and conditions of the Purchase Offer; provided, however, that, in the event the First Refusal Selling Stockholder shall so elect to sell Offered Shares to the Bona Fide Purchaser, the prospective Bona Fide Purchaser, as a condition precedent to the purchase of the Offered Shares, or any part thereof, shall subscribe to this Agreement and agree to be bound by all of the terms and conditions hereof in the same capacity as the First Refusal Selling Stockholder. In the event that a First Refusal Selling Stockholder shall not have Disposed of all of his, her or its Offered Shares subject to a Purchase Offer within 120 days after the date of the notice given pursuant to Section 5.1(a), such First Refusal Selling Stockholder shall not thereafter Dispose of any Shares pursuant to the Purchase Offer or otherwise without first reoffering such Shares to each Institutional Investor in the manner set forth in Section 5.1 hereof. No Disposition of such Shares shall be made on terms and conditions, including the form of consideration, more favorable to the purchaser thereof than those contained in the Purchase Offer unless the First Refusal Selling Stockholder re-offers the Offered Shares subject to the Purchase Offer to the Stockholders in accordance with this
         Section 5.1.

                           (d) Notwithstanding any provision in this Section 5.1 to the contrary or any notice given hereunder, the provisions of this
         Section 5.1 shall be suspended immediately upon the occurrence of any event within the scope of Section 7.

                  5.2 Right of First Offer. From and after the Third Anniversary, Section 5.1 shall not apply to a proposed Disposition by Knightsbridge and in lieu thereof this Section 5.2 shall become applicable with respect to any such proposed Disposition by Knightsbridge, as follows:

                           (a) If Knightsbridge, or any of its Permitted Transferees, desires at any time after the Third Anniversary to effect the Disposition of any of its Shares (the "FIRST OFFER SHARES") then Knightsbridge or such Permitted Transferee, as the case may be (the "FIRST OFFER SELLING STOCKHOLDER") shall promptly notify the Company and each Institutional Investor of the terms and conditions pursuant to which it proposes to sell such First Offer Shares (the "FIRST OFFER NOTICE"); provided, however, that this Section 5.2(a) shall not apply to any Disposition by Knightsbridge to its Permitted Transferees.

                           (b) Upon receipt of such First Offer Notice, each Institutional Investor shall have the right to elect to purchase, at the price and on the terms stated in the First Offer Notice, a number of the First Offer Shares, equal to the product obtained by multiplying
         (A) the aggregate number of First Offer Shares covered by the First Offer Notice by (B) a fraction the numerator of which is the number of Shares of Common Stock (calculated on a fully diluted basis) at the time then owned by such Institutional Investor and the denominator of which is the aggregate number of Shares (calculated on a fully diluted basis) then owned by all Institutional Investors. Such election is to be made by written notice ("FIRST OFFER NOTICE OF ELECTION") to the First Offer Selling Stockholder, to each other Institutional Investor and to the Company within 30 days after such Institutional Investor receives the First Offer Notice ("FIRST OFFER ACCEPTANCE PERIOD"). Each Institutional Investor who elects to exercise his, her or its rights under this Section 5.2(b) ("FIRST OFFER ELECTING STOCKHOLDER") shall also have the option, exercisable by so specifying in the First Offer Notice of Election, to purchase on a pro rata basis similar to that described above any remaining First Offer Shares covered by the First Offer Notice but which were not purchased by the other Institutional Investors, in which case the Institutional Investors exercising such further option shall be deemed to have elected to purchase such remaining First Offer Shares on such pro rata basis, up to the aggregate number of First Offer Shares which such First Offer Electing Stockholder shall have specified.

                           (c) If effective acceptances shall not have been received pursuant to Section 5.2(b) in respect of all of the First Offer Shares, then the First Offer Selling Stockholder may, at his, her or its election, either (i) subject to Section 6, sell such First Offer Shares to the First Offer Electing Stockholders, if any, pursuant to their respective elections and sell any remaining First Offer Shares to any unrelated third party (a "THIRD PARTY PURCHASER") at a price equal to or greater than the price set forth in the First Offer Notice and on terms (including the form of consideration) that are not materially more favorable to the Third Party Purchaser as the terms set forth in the First Offer Notice, or (ii) rescind the First Offer Notice which rescission shall be effected by notice in writing delivered to the Company and to each First Offer Electing Stockholder within 10 days after the First Offer Acceptance Period expires, and keep all, but not less than all, of the First Offer Shares subject to the First Offer Notice. If the First Offer Selling Stockholder elects to sell any First Offer Shares pursuant to the First Offer Notice, pursuant to clause (i) of this Section 5.2(c), the Third Party Purchaser and the

         First Offer Electing Stockholders must purchase such First Offer Shares no more than 90 days after the end of the First Offer Acceptance Period, (x) in the case of the First Offer Electing Stockholders, in accordance with the terms and conditions of the First Offer Notice and
         (y) in the case of the Third Party Purchaser, on the terms negotiated between the Third Party Purchaser and the First Offer Selling Stockholder complying with the requirements of clause (i) of this
         Section 5.2(c) (such terms, the "THIRD PARTY TERMS"); provided, however, that the Third Party Purchaser shall, as a condition precedent to the purchase of the First Offer Shares, or any part thereof, shall in writing subscribe to this Agreement and agree to be bound by, and shall be entitled to the benefit of, all of the terms and conditions hereof. If the First Offer Selling Stockholder shall not have Disposed of all of his, her or its First Offer Shares subject to a First Offer Notice within 120 days after the date thereof, such First Offer Selling Stockholder shall not thereafter Dispose of any Shares pursuant to the First Offer Notice or otherwise without first re-offering such Shares to each Institutional Investor in the manner set forth in this Section
         5.2. No Disposition of such Shares shall be made on terms and conditions, including the form of consideration, materially more favorable to the purchaser thereof than those contained in the First Offer Notice unless the First Offer Selling Stockholder re-offers the First Offer Shares to the Institutional Investors in accordance with this Section 5.2.

                           (d) Notwithstanding any provision in this Section 5.2 to the contrary or any notice given hereunder, the provisions of this
         Section 5.2 shall be suspended immediately upon the occurrence of any event within the scope of Section 7.

                  SECTION 6. RIGHT OF CO-SALE.

                           (a) In the event that (i) the First Refusal Selling Stockholder (other than Knightsbridge) shall so elect to sell the Offered Shares to the Bona Fide Purchaser and/or the Electing Stockholders, if any, pursuant to clause (i) of Section 5.1(c), (ii) the First Offer Selling Stockholder (other than Knightsbridge) shall so elect to sell the First Offer Shares to a Third Party Purchaser and/or the First Offer Electing Stockholders, if any, pursuant to clause (i) of Section 5.2(c) or (iii) an Institutional Investor has arranged to sell Shares (for purposes of this Section 6, "INSTITUTIONAL OFFERED SHARES") to a Bona Fide Purchaser (in which case, for purposes of this
         Section 6, such Institutional Investor shall be deemed to be a "SELLING STOCKHOLDER"; for purposes of this Section 6, First Refusal Selling Stockholders and First Offer Selling Stockholders shall also be referred to as "Selling Stockholders") pursuant to an offer therefor from a Bona Fide Purchaser (for purposes of this Section 6, the "INSTITUTIONAL PURCHASE OFFER"), then the Selling Stockholder shall deliver a written notice setting forth the terms and conditions of such offer (the "OUTSIDE SALE NOTICE") to the Other Stockholders who are not a Selling Stockholder ("APPLICABLE STOCKHOLDER") and each Institutional Investor who is neither a Selling Stockholder nor an Electing Stockholder, as the case may be ("APPLICABLE INSTITUTIONAL INVESTOR"), and no such sale shall be made unless and until each Applicable Stockholder and each such Applicable Institutional Investor (collectively, the "ELIGIBLE CO-SALE STOCKHOLDERS") shall have been afforded the right (the "CO-SALE RIGHT"), exercisable upon written notice to the Company and the Selling Stockholder within 30 days after receipt of the Outside Sale

         Notice, to participate in the sale of Shares at the same time and on the same terms and conditions under which the Selling Stockholder will sell the Selling Stockholder's Offered Shares, First Offer Shares or Institutional Offered Shares, as the case may be. Each of the Eligible Co-Sale Stockholders may sell all or any part of that number of Shares held by such Eligible Co-Sale Stockholder equal to the product obtained by multiplying (x) the aggregate number of Offered Shares, First Offer Shares or Institutional Offered Shares, as the case may be (calculated on a fully-diluted basis), covered by the Purchase Offer by (y) a fraction the numerator of which is the number of shares of Common Stock (calculated on a fully-diluted basis) at the time owned by such Eligible Co-Sale Stockholder and the denominator of which is the aggregate number of shares of Common Stock (calculated on a fully-diluted basis) owned by the Selling Stockholder and all Eligible Co-Sale Stockholders exercising their Co-Sale Right. To the extent that Eligible Co-Sale Stockholders participate in the subject sale of Offered Shares, First Offer Shares or Institutional Offered Shares hereunder, as the case may be, the Selling Stockholder shall be required to reduce the number of its Shares included in the Offered Shares, First Offer Shares or Institutional Offered Shares, as the case may be.

                           (b) If the Company so requests, each Eligible Co-Sale Stockholder receiving an Outside Sale Notice in accordance with Section 6(a) and exercising his, her or its Co-Sale Right shall deliver to the Company, as agent for such Eligible Co-Sale Stockholder, for transfer to the Bona Fide Purchaser one or more certificates, properly endorsed for transfer, which represent the number of Shares of which such Eligible Co-Sale Stockholder elects to Dispose pursuant to this Section 6.

                           (c) The certificate or certificates delivered by the Eligible Co-Sale Stockholders to the Company pursuant to Section 6(b) shall be transferred by the Company to the Bona Fide Purchaser in consummation of the Disposition of the Shares pursuant to the terms and conditions specified in the Purchase Offer, the First Offer Notice, the Third Party Terms or Institutional Purchase Offer, as the case may be, and the Company shall promptly thereafter remit to each Eligible Co-Sale Stockholder that portion of the Disposition proceeds to which such Eligible Co-Sale Stockholder is entitled by reason of his, her or its participation in such Disposition.

                           (d) Notwithstanding any provision in this Section 6 to the contrary or any notice given hereunder, the provisions of this
         Section 6 shall be suspended immediately upon the occurrence of any event within the scope of Section 7.

                           (e) Notwithstanding any provisions in Section 5.1 and
         5.2 to the contrary, no Eligible Co-Sale Stockholder need comply with the provisions of Section 5.1 and 5.2 in connection with the exercise by such Stockholder of its Co-Sale Rights hereunder.

                           (f) The Bona Fide Purchaser shall, as a condition precedent to the purchase of the Institutional Offered Shares, or any part thereof, shall in writing subscribe to this Agreement and agree to be bound by, and shall be entitled to the benefit of, all of the terms and conditions hereof.

                  SECTION 7. RIGHT OF BRING-ALONG.

                           (a) If Institutional Investors (the "SELLING
         INSTITUTIONAL INVESTORS") owning an aggregate of Shares equal to or in excess of the Threshold Amount propose to Dispose (whether by merger or otherwise) of all (but not less than all) of the Shares owned by them to a Bona Fide Purchaser, other than any transfers by such Institutional Investors to such Institutional Investors' respective Permitted Transferees, then, notwithstanding anything in this Agreement to the contrary, the Selling Institutional Investors may require all the Other Stockholders (the "NON-SELLING HOLDERS") to Dispose of all of their Shares (the "BRING-ALONG RIGHT") to such Bona Fide Purchaser for the same consideration per Share (subject to appropriate adjustments to reflect any differences in the rights, preferences and privileges of Shares of a different class, series or type) and otherwise on the same terms and conditions upon which the Selling Institutional Investors effect the Disposition of their Shares.

                           (b) In the event that the Selling Institutional Investors desire to exercise their Bring Along Rights, the Selling Institutional Investors shall deliver to the Company and the Non-Selling Holders written notice ("SALE NOTICE") setting forth the consideration per share to be paid by such Bona Fide Purchaser and the other terms and conditions of such Disposition. Within ten (10) days following the date of such notice, each of the Non-Selling Holders shall deliver to the Selling Institutional Investors (i) a certificate(s) or other document or instrument evidencing such Non-Selling Holder's Shares, as the case may be, together with an appropriate assignment separate from certificate duly executed in a proper form to effect the Disposition of such Shares from the Non-Selling Holders to the Bona Fide Purchaser on the books and records of the Company, and (ii) a limited power-of-attorney authorizing one of the Selling Institutional Investors to effect the Disposition of such Shares pursuant to the terms of such Bona Fide Purchaser's offer as such terms may be reasonably modified by the Selling Institutional Investors, provided, that all of the Non-Selling Holder's Shares are disposed of for the same consideration per Share (as adjusted for any difference in the rights, preferences and privileges of Shares of a different class, series or type) and otherwise on the same terms and conditions upon which the Selling Institutional Investors effect the Disposition of their Shares. In the event that any Non-Selling Holder shall fail to deliver such stock certificate(s) or other document or instrument, as the case may be, assignment separate from certificate and limited power-of-attorney to the Selling Institutional Investors, the Company shall cause a notation to be made on its books and records to reflect that the Shares of such Non-Selling Holder are bound by the provisions of this Section 7 and that the Disposition of such Shares may be effected without such Non-Selling Holder's consent or surrender of its Shares. For purposes of this Section 7: (i) all options, warrants and other rights to acquire capital stock of the Company that are "in the money" shall be treated as the number of Shares issuable upon the full exercise thereof, less such number of Shares the aggregate fair market value of which (based on the value attributed to such Disposition) would be required to pay the aggregate exercise price therefor, and (ii) all options, warrants and other rights to acquire Shares that are not "in the money" shall be cancelled effective on the closing of the Disposition of Shares contemplated hereunder.

                           In addition, in the event the Selling Institutional Investors exercise their Bring Along Rights, the Non-Selling Holders shall be required to make to a Bona Fide Purchaser such unqualified (except as provided in Section 7(e)) representations and warranties with respect to their Shares as are set forth in Section 7(e) hereof provided that the Non-Selling Holders will only be required to indemnify the Bona Fide Purchaser against breaches of such representations and warranties up to an aggregate dollar amount not to exceed their pro rata portion of such indemnification obligation up to their respective consideration received other than with respect to representations and warranties regarding ownership of stock and authority to consummate the transaction in question.

                           (c) Promptly (but in no event later than two (2) business days after the day of receipt) after the consummation of the Disposition of Shares pursuant to this Section 7, the Selling Institutional Investors shall (i) deliver notice thereof to the Non-Selling Holders, (ii) remit to the Non-Selling Holders the total sales price of their respective Shares Disposed of pursuant hereto, and
         (iii) furnish such other evidence of the completion and time of completion of such Disposition and the terms thereof as may be reasonably requested in writing by the Non-Selling Holders.

                           (d) If, within ninety (90) days after the date the Selling Institutional Investors delivered the Sale Notice required pursuant to Section 7(b), the Selling Institutional Investors have not completed the Disposition of their Shares and that of the Non-Selling Holders in accordance herewith, the Selling Institutional Investors shall return to the Non-Selling Holders (i) the stock certificates, documents or instruments, as the case may be, and assignments of certificates with respect to the Non-Selling Holders' Shares which the Non-Selling Holder delivered pursuant to this Section 7 and (ii) the related limited power-of-attorney delivered pursuant to this Section 7. Upon the Non-Selling Holder's receipt of such materials, all the restrictions on Disposition contained in this Agreement with respect to the Shares owned by the Stockholders shall again be in effect.

                           (e) All sales of Shares to be made pursuant to this
         Section 7 shall be subject to the following terms:

                                    (i) the Disposing Stockholder shall deliver
                  to the Bona Fide Purchaser the certificates, documents or instruments, as the case may be, evidencing the Shares being sold, free and clear of Encumbrances, together with duly executed stock transfer powers or similar instruments of transfer, as the case may be, in favor of the Bona Fide Purchaser or its nominees and such other documents, including evidence of ownership and authority, as the Bona Fide Purchaser may reasonably request;

                                    (ii) the Disposing Stockholder shall not be
                  required to make any representations or warranties to any Person in connection with such sale, except as to (A) its separate and individual good title to the Shares being sold,
                  (B) the absence of Encumbrances with respect to the Shares being sold, (C) its valid existence and good standing (if applicable), (D) the authority for, and validity and binding effect (subject only to the usual and customary qualifications) of (as against such Disposing Stockholder), any agreement entered into by such Disposing Stockholder in connection with such sale, (E) the fact that Disposing Stockholder's sale will not conflict with or result in a breach of or constitute a default under, or violation of, its governing documents or any indenture, lease, loan or other agreement or instrument by which it is bound or affected, (F) all required material consents to Disposing Stockholder's sale and material governmental approvals having been obtained (excluding any securities laws), and (G) the fact that no broker's commission is payable by the Disposing Stockholder as a result of Disposing Stockholder's conduct in connection with the sale; and

                                    (iii) the Disposing Stockholder shall not be
                  required to provide any indemnities in connection with such sale except for breach of the representations and warranties specifically required by the terms of this Agreement.

                  SECTION 8. INCIDENTAL REGISTRATION; FORM S-3 REGISTRATION.

                           (a) For purposes of this Section 8, the term
         "REGISTRABLE SHARES" shall mean only shares of Common Stock of the same class and series as shall have been offered and sold in the Initial Public Offering or in the registration giving rise to the rights under this Section 8. The Company hereby agrees that the Initial Public Offering shall be of the same class of Common Stock of the Company as the Common Stock issuable upon exercise of the Equity Equivalents issued with the Notes. If the Company at any time after the Initial Public Offering proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-8 or another form, which is not available for registering Registrable Shares for sale to the public), each such time it will give prompt written notice to each Other Stockholder and each Institutional Investor of its intention to do so. Upon the written request of any such Person, given within 20 days after the date of any such notice, to register any of its Registrable Shares (which request shall state the intended method of disposition thereof), the Company will cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Shares so registered. The Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the holders of any Registrable Shares. In the event that any registration pursuant to this Section 8 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 8 to register Registrable Shares shall specify that (i) such Registrable Shares are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Registrable Shares are to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Common Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders of Registrable Shares pursuant to this Section) if and to the extent that the managing underwriter shall be of the opinion (and shall so state in writing) that such inclusion would adversely affect the marketing of the securities to be sold by the Company, or in the case of an underwriting pursuant to a Stockholder's demand registration rights, if any, such demanding Stockholder, therein. If the Company elects to reduce pro rata the amount of Registrable Shares proposed to be offered in the underwriting for the accounts of all persons other than the Company or the demanding Stockholder, as the case may be, for purposes of making any such reduction, each holder of Registrable Shares which is a partnership, together with the affiliates, partners, employees, retired partners and retired employees of such holder, the estates and family members of any such partners, employees, retired partners and retired employees and of their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "person," and any pro rata reduction with respect to such "person" shall be based upon the aggregate number of Registrable Shares owned by all entities and individuals included as such "person", as defined in this sentence (and the aggregate number so allocated to such "person" shall be allocated among the entities and individuals included in such "person" in such manner as such holder of Registrable Shares may reasonably determine). Notwithstanding any contrary provision in this Section 8, in the event that there is an underwritten offering of securities of the Company pursuant to a registration statement covering Registrable Shares and a selling holder of Registrable Shares does not elect to sell his, her or its Registrable Shares to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Registrable Shares not registered pursuant to this Section 8 during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Registrable Shares commencing on the 120th day after the effective date of such registration statement.

                           (b) If, at a time when Form S-3 is available for such registration, the Company shall receive (x) from any Institutional Investor (the "INSTITUTIONAL INVESTOR DEMAND RIGHT HOLDERS") a written request or requests or (y) subject to Section 8(c) below, from Knightsbridge (the "KNIGHTSBRIDGE DEMAND RIGHT HOLDER") or from the holders of a majority of the Equity Equivalents originally issued to the Mezzanine Investors on the date of the issuance of the Notes (the "MEZZANINE INVESTOR DEMAND RIGHT HOLDERS", and together with the Institutional Investor Demand Right Holders and the Knightsbridge Demand Right Holder, the "DEMAND RIGHT HOLDERS"), a written request, that the Company effect a registration on Form S-3 of any of such holder's Registrable Shares, the Company will promptly give written notice of the proposed registration to the non-demanding Stockholders and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Shares as are specified in such request and any written requests of such other holders of Registrable Shares given within 20 days after receipt of such notice. The Company shall have no obligation to effect a registration under this Section 8(b) unless either (i) all the outstanding Registrable Shares then held by the demanding Demand Right Holders are requested to be sold pursuant to such registration or (ii) the aggregate offering price of the securities requested to be sold pursuant to such registration by the demanding Demand Right Holders is, in the good faith judgment of the Company, expected to be equal to or greater than $2,500,000. The number of shares of Common Stock proposed to be included in such registration by any demanding Demand Right Holder shall not be reduced unless there first shall have been eliminated from such registration all shares sought to be included in such registration by the Company or any other holder of stock of the Company (whether pursuant to the exercise of registration rights or otherwise). Any reduction among demanding Demand Right Holders shall be made on a pro rata basis in proportion to the number of shares sought to be included by each such Demand Right Holder in such registration.

                           (c) The Knightsbridge Demand Right Holder and the Mezzanine Investors Demand Right Holders shall each separately have the right to request a registration on Form S-3 pursuant to Section 8(b) above on not more than one (1) occasion; provided, that if following such a request, for any reason the Knightsbridge Demand Right Holder or the Mezzanine Investors Demand Right Holders, as the case may be, are unable to sell at least eighty percent (80%) of the Registrable Shares requested to be sold pursuant to their respective requested registration, such request shall not be counted for purposes of this
         Section 8(c), and the Knightsbridge Demand Right Holder or the Mezzanine Investors Demand Right Holders, as the case may be, shall again be entitled to make one (1) request pursuant to Section 8(b) above.

                           (d) All expenses incurred by the Company in complying with Section 8 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, fees and expenses in connection with any listing of the Common Stock on a securities exchange or inter-dealer quotation system, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, and the fees and disbursements of the underwriters, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance and fees and expenses of one counsel for the sellers of Registrable Shares, but excluding any Selling Expenses (as defined below), are herein called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Shares are herein called "Selling Expenses." The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 8 hereof. All Selling Expenses incurred in connection with any sale of Registrable Shares by any participating seller shall be borne by such participating seller, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.

                  SECTION 9. ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

                           (a) From and after the date hereof, at any annual or special stockholders' meeting called for such purpose, or by written consent in lieu of a meeting, the

         Stockholders agree to vote the Shares owned of record or beneficially by them to maintain a six-member Board of Directors and to elect (i) to the Board of Directors of the Company (A) four nominees designated by Wellspring, one of which may be the Chief Executive Officer of the Company, (B) Bruce Krysiak and (C) Pericles Navab, and (ii) one nominee of Wellspring, and, so long as he chooses to so serve, either Bruce Krysiak or Pericles Navab (as shall be determined by them), provided that such person continues to be a member of the Company's Board of Directors, to each of the Company's executive committee, audit committee, stock option committee, compensation committee and each other committee of the Board of Directors. Notwithstanding anything in this Section 9(a) to the contrary, if (and promptly after the date on which) Cerberus Capital Management, LP ("CERBERUS") exercises its option ("the "OPTION") pursuant to its letter agreement with Wellspring and Knightsbridge, dated August 17, 2001, at any annual or special stockholders' meeting called for such purpose, or by written consent in lieu of a meeting, the Stockholders agree to vote the Shares owned of record or beneficially by them to maintain a seven-member Board of Directors and to elect to the Board of Directors of the Company (A) four nominees designated by Wellspring, one of which may be the Chief Executive Officer of the Company, (B) one of either Bruce Krysiak or Pericles Navab as shall be determined by them, and (C) two nominees designated by Cerberus. All such directors shall hold office until their respective successors shall have been elected and shall have qualified. The Company shall provide to such directors the same information concerning the Company and its Subsidiaries, and access thereto, provided to other members of the Company's Board of Directors and such committees. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses. Within two months following the date hereof, the Company shall purchase directors' and officers' insurance upon terms and pricing customary for a company of its size and operating in its industry; provided, however, the Company shall not be obligated to purchase such insurance in the event that such terms and pricing are not commercially available.

                           (b) The Stockholders will cause the Company's Board of Directors to meet at least once every quarter on as regular a basis as possible, or more frequently to the extent that the directors designated by Wellspring reasonably wishes the Board of Directors to meet.

                           (c) At the request of Wellspring, the Company shall use its best efforts to cause the board of directors of the wholly owned Subsidiaries of the Company to be composed of the same nominees designated by such Persons pursuant to paragraph (a) of this Section 9, and, notwithstanding the foregoing, at the request of Pericles Navab, the Company shall use its best efforts to cause Mr. Navab to be on each such board of directors.

                           (d) If either of the individuals serving as the Chief Executive Officer or Chief Financial Officer of the wholly owned subsidiary of the Company as of the date hereof no longer serve in such capacity, then Knightsbridge shall be consulted with respect to the hiring of the individual to fill such vacancy and the consent of

         Knightsbridge, not to be unreasonably withheld or delayed, shall be required in connection with the hiring of any such individual and the subsequent removal and replacement of such individual.

                  SECTION 10. LEGENDS ON STOCK CERTIFICATES. Each certificate of the signatories hereto representing Shares shall bear the following legends until such time as the Shares represented thereby are no longer subject to the provisions hereof:

                  "THE SALE, TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE STOCKHOLDERS' AGREEMENT, DATED AS OF FEBRUARY 7, 2002 AMONG ACMI HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK, AS SUCH AGREEMENT MAY BE AMENDED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ACMI HOLDINGS, INC."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  SECTION 11. DURATION OF AGREEMENT. The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the Disposition of all Shares owned by such Stockholder in accordance with this Agreement. Upon the earlier to occur of (i) consummation of a Qualified Public Offering and (ii) the eighth anniversary of the date hereof, except with respect to (a) the registration rights provided in Section 8 hereof and, (b) Sections 12 through 20, inclusive, the rights and obligations of each Stockholder under this Agreement shall terminate. The rights of Knightsbridge, Bruce Krysiak and Pericles Navab pursuant to Section 9 hereof shall terminate upon the Disposition by Knightsbridge of all of its Shares.

                  SECTION 12. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to the other Stockholders as follows:

                           (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of his, her or its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or Encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder.

                           (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                           (c) The Shares of such Stockholder listed on Schedule I hereto constitute all the Shares of capital stock owned by such Stockholder and such Stockholder does not have any right or obligation to acquire any additional shares of capital stock of the Company.

                           (d) The representations and warranties contained in this Section 12 shall survive the execution and delivery of this Agreement.

                  SECTION 13. ERISA REGULATED STOCKHOLDERS. Notwithstanding the provisions of Sections 5.1, 6 or 7 of this Agreement (the "RELEVANT PROVISIONS"), no Stockholder that is, or is an entity using the assets of, an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and that is subject to Title I of ERISA (an "ERISA STOCKHOLDER"), shall be obligated to comply with any Relevant Provision if, and to the extent that, such ERISA Stockholder has delivered to the Company a written opinion of counsel reasonably acceptable to the Company that such compliance would require it to engage in a non-exempt prohibited transaction within the contemplation of Section 406 of ERISA; provided however, that if any obligation under a Relevant Provision is excused by reason of this paragraph, the ERISA Stockholder so excused hereby agrees to take all reasonable actions requested by the Company and/or the Institutional Investor, that would not require engaging in a non-exempt prohibited transaction, so as to give effect to the intent and economic results of the obligations so excused; provided however that if the Company and/or the Institutional Investor request that the ERISA Stockholder engage in a non-exempt transaction that would require a material expense (in relation to the amount of the investment by the ERISA Stockholder in the Company), then the ERISA Stockholder shall not be obligated to engage in such non-exempt transaction unless the Company and/or the Institutional Investor bear such material expense.

                  SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

                  SECTION 15. JURISDICTION.

                           (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT THE SHARES, OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 17 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

                           (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE SHARES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

                  SECTION 16. BENEFITS OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs. Any purported issuance of Equity Equivalents by the Company, or Disposition of the Shares, in violation of the provisions of this Agreement shall be null and void ab initio.

                  SECTION 17. NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

                           (a) If to Wellspring:


                                    Wellspring Capital Management LLC
                                    620 Fifth Avenue; Suite 216
                                    New York, NY 10020-1579
                                    Telecopier No.: (212) 332-7575
                                    Attention: William F. Dawson, Jr.
                                               Alexander E. Carles
                                    with a copy to:

                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York 10022
                                    Telecopier No.: (212) 735-8600
                                    Attention: Mr. David A. Scherl, Esq.

                           (b) if to Knightsbridge:

                                    Knightsbridge Holdings, LLC
                                    c/o Cadigan Investment Partners
                                    712 Fifth Avenue, 45th Floor
                                    New York, NY 10019
                                    Telecopier No.: (212) 405-5053
                                    Attention: Mr. Pericles Navab
                                               Mr. David Luttway

                                    with a copy to:

                                    Bryan Cave LLP
                                    3500 One Kansas Place
                                    1200 Main Street
                                    Suite 3500
                                    Kansas City, MO 64105-2100
                                    Telecopier No.: (816) 374-3300
                                    Attention: Mr. James P. Pryde, Esq.

                           (c) if to the Company:

                                    ACMI Holdings, Inc.
                                    5660 Central Avenue
                                    Boulder, CO 80301
                                    Telecopier No.: (303) 247-0480
                                    Attention: President

                                    with a copy to:

                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York 10022
                                    Telecopier No.: (212) 735-8600
                                    Attention: Mr. David A. Scherl, Esq.

                           (d) if to UCCC:

                                    c/o Guggenheim Partners
                                    135 East 57th Street, 9th Floor
                                    New York, New York 10022
                                    Telecopy: (212) 644-8396
                                    Attention: Adrian G. W. Duffy,
                                    Managing Director

                           (e) if to RBS

                                    The Royal Bank of Scotland plc
                                    65 East 55th Street, 24th Floor
                                    New York, New York 10022
                                    Telecopy: (212) 401-1390
                                    Attention: Juanita Baird
                                               Luis Montanti

                                    With a copy to:

                                    Mayer Brown Rowe & Maw
                                    1675 Broadway
                                    New York, New York 10019
                                    Telecopy: (212) 849-5633
                                    Attention: Brian D. Murphy, Esq.

                           (f) if to Audax:

                                    c/o Audax Management Company, LLC
                                    280 Park Avenue; 20th Floor, Tower East
                                    New York, NY 10017
                                    Telecopier No.: (212) 703-2799
                                    Attention: Mr. U. Peter C. Gummeson

                                    with a copy to:

                                    Cahill Gordon & Reindel
                                    80 Pine Street
                                    New York, NY 10005-1702
                                    Telecopier No.: (212) 269-5420
                                    Attention: Roger Meltzer, Esq.

                           (g) If to Wilton:

                                    Wilton Asset Management, LLC
                                    c/o SSGA
                                    Two International Place
                                    Boston, MA 02110
                                    Telecopier No.: (617) 664-2939
                                    Attention: Joe Lyons

                                    with copies to:

                                    State Street Bank and Trust Company
                                    One Enterprise Drive, W7B
                                    North Qunicy, MA 02171
                                    Telecopier No.: (617) 537-6966
                                    Attention: Tien Truong

                                    State Street Bank and Trust Company
                                    One Enterprise Drive, SWB5C
                                    North Qunicy, MA 02171
                                    Telecopier No.: (617) 537-5549
                                    Attention: Bill Deluca

                                    c/o DuPont Capital Management
                                    Delaware Corporate Center
                                    One Righter Parkway, Suite 3200
                                    Wilmington, DE 19803
                                    Telecopier No.: (302) 477-6381
                                    Attention: John Wolak

                           (h) if to DuPont:

                                    c/o DuPont Capital Management
                                    Delaware Corporate Center
                                    One Righter Parkway, Suite 3200
                                    Wilmington, DE 19803
                                    Telecopier No.: (302) 477-6381
                                    Attention: John Wolak

                                    with a copy to:

                                    c/o DuPont Capital Management
                                    Delaware Corporate Center
                                    One Righter Parkway, Suite 3200
                                    Wilmington, DE 19803
                                    Telecopier No.: (302) 477-6381
                                    Attention:  Dora Harris

                           (i) if to Antares:

                                    Antares Capital Corporation
                                    311 South Wacker Drive
                                    Suite 6400
                                    Chicago, Illinois 60606
                                    Telecopier No.: (312) 697-3927
                                    Attention:  Michael Loehrma

                                    with a copy to:

                                    Goldberg, Kohn, Bell, Black, Rosenbloom &
                                    Moritz, Ltd.
                                    55 East Monroe Street
                                    Suite 3700
                                    Chicago, Illinois 60603-5802
                                    Telecopier No.: (312) 332-2196
                                    Attention: David Dranoff, Esq.


         or to such other address or addresses as shall have been furnished in writing to the other parties hereto. Each Stockholder agrees, at all times, to provide the Company with an address for notices hereunder.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five business days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

                  SECTION 18. MODIFICATION. Except as otherwise provided herein, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party adversely affected by such modification, change, discharge or termination or against whom the enforcement of any modification, change, discharge or termination is sought or by the agreement of all of the Stockholders subject to this Agreement.

                  SECTION 19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the undersigned with respect to the subject matter contained herein and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such subject matter.

                  SECTION 20. SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 21. SEVERABILITY. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                  ACMI HOLDINGS, INC.


                                  By:
                                      ------------------------------------------
                                      Name: William F. Dawson, Jr.
                                      Title: President


                                  WELLSPRING CAPITAL PARTNERS II, L.P.

                                  By: Wellspring Capital Management, LLC
                                      its management company

                                      By:
                                          --------------------------------------
                                          Name: William F. Dawson, Jr.
                                          Title: Partner


                                  KNIGHTSBRIDGE HOLDINGS, LLC
                                  d/b/a KRYSIAK NAVAB & COMPANY

                                  By:
                                      ------------------------------------------
                                      Name: Pericles Navab
                                      Title:

                                  UPPER COLOMBIA CAPITAL COMPANY, LLC

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title


                                  THE ROYAL BANK OF SCOTLAND PLC, NEW
                                  YORK BRANCH

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:





            [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT-ACMI HOLDINGS]

                                  AUDAX MEZZANINE FUND, L.P.

                                  By: Audax Mezzanine Business, L.P.
                                      its general partner

                                      By: Audax Mezzanine Business L.L.C.
                                          its general partner


                                      By:
                                          --------------------------------------
                                          Name: Kevin P. Magid
                                          Title: Authorized Signatory


                                  AUDAX CO-INVEST, L.P.

                                  By: 101 Huntington Holdings, LLC
                                  Its: General Partner


                                  By:
                                      ------------------------------------------
                                      Name: Kevin P. Magid
                                      Title: Authorized Signatory


                                  AUDAX TRUST CO-INVEST, L.P.

                                  By: 101 Huntington Holdings, LLC
                                  Its: General Partner


                                  By:
                                      ------------------------------------------
                                      Name: Kevin P. Magid
                                      Title: Authorized Signatory


                                  ANTARES CAPITAL CORPORATION

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


            [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT-ACMI HOLDING]

                                  STATE STREET BANK AND TRUST
                                  COMPANY, AS TRUSTEE FOR THE
                                  DUPONT PENSION TRUST


                                  BY:
                                      ------------------------------------------
                                      NAME: THOMAS C. POPPEY
                                      TITLE: VICE PRESIDENT


                                  WILTON PRIVATE EQUITY FUND, LLC
                                   BY: WILTON ASSET MANAGEMENT, L.L.C.,
                                       ITS MANAGER


                                  BY:
                                      ------------------------------------------
                                      NAME:
                                      Title:

                                CONSENT OF SPOUSE


I acknowledge that I have read and understand the Stockholders' Agreement, dated as of February ___, 2002, as amended (the "Agreement"; capitalized terms used herein and not defined have the meanings ascribed thereto in the Agreement) by and among ACMI Holdings, Inc., a Delaware corporation (the "Corporation"), Wellspring Capital Partners II, L.P. ("Wellspring"), Knightsbridge Holdings, LLC d/b/a Krysiak Navab & Company ("Knightsbridge"), Audax Mezzanine Fund, L.P., Audax Co-Invest, L.P., Audax Trust Co-Invest, L.P. (collectively "Audax"), Wilton Private Equity Fund, LLC ("Wilton"), State Street Bank and Trust Company, as Trustee for DuPont Pension Trust ("DuPont"), Upper Colombia Capital Company, LLC ("UCCC"), The Royal Bank of Scotland, plc, New York Branch ("RBS") and together with Audax, Wilton, DuPont and UCCC, the "Mezzanine Investors"), and Antares Capital corporation ("Antares" and together with Wellspring, Knightsbridge and the Mezzanine Investors and each other Person that becomes a party to the Agreement, the "Stockholders"), who are the owners of all of the issued and outstanding Shares of the Corporation. I either have, or hereby waive my ability to, review this Consent and the Agreement with my attorney. I am aware that, pursuant to the terms of the Agreement, my spouse agrees to sell all of his interest in Shares upon the occurrence of certain events and agrees to limit his ability to sell or transfer Shares or any interest in them.

In consideration of the execution of the Agreement by the Corporation and the other Stockholders, and my spouse's continuing rights as a Stockholder, I hereby approve of and consent to any and all of such sales and limitations, approve of and consent to all other provisions of the Agreement and agree that all Shares are subject to the provisions of the Agreement. I will take no action at any time to hinder performance by anyone under the Agreement or to commit or omit any act that would have a material adverse effect upon the ability of any party to perform pursuant to the terms of the Agreement.


Dated:

                                   ----------

                                                                 EXHIBIT 3.03(a)

                              INTENTIONALLY OMITTED

                                                                 EXHIBIT 3.03(b)

                              INTENTIONALLY OMITTED

                                                                 EXHIBIt 3.04(i)

                              INTENTIONALLY OMITTED

                                                                EXHIBIT 3.04(ii)

                              INTENTIONALLY OMITTED